                            PLY GEM INDUSTRIES, INC.


                      ____________________________________

                                CREDIT AGREEMENT

                            Dated February 24, 1994

                     ______________________________________


                    NATIONAL WESTMINSTER BANK USA, as Agent,

                                      and

                             Continental Bank N.A.,
                            European American Bank,
                               LTCB Trust Company
                                      and
              NationsBank of North Carolina, National Association,
                                  as Co-Agents

                                      and


                           THE BANKS SIGNATORY HERETO

                               TABLE OF CONTENTS


SECTION 1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         1.2     Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         2.1     Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         2.2     Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         2.3     Procedure for Credit Loan Borrowings . . . . . . . . . . . . . . . . . . . . . . . . .    28
         2.4     Swing Line Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                 (a)      Swing Line Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                 (b)      Swing Line Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                 (c)      Procedure for Swing Line Borrowing  . . . . . . . . . . . . . . . . . . . . .    30
                 (d)      Refunding of Swing Line Loans . . . . . . . . . . . . . . . . . . . . . . . .    30
                 (e)      Participation in Swing Line Loans . . . . . . . . . . . . . . . . . . . . . .    31
                 (f)      Banks' Obligations Unconditional  . . . . . . . . . . . . . . . . . . . . . .    31
         2.5     Competitive Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 (a)      The Competitive Bid Option  . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 (b)      Competitive Bid Request . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 (c)      Invitation for Competitive Bids . . . . . . . . . . . . . . . . . . . . . . .    33
                 (d)      Submission and Contents of Competitive Bids . . . . . . . . . . . . . . . . .    33
                 (e)      Notice to the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
                 (f)      Acceptance and Notice by the Company  . . . . . . . . . . . . . . . . . . . .    34
                 (g)      Allocation by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                 (h)      Notification of Acceptance  . . . . . . . . . . . . . . . . . . . . . . . . .    35
                 (i)      Funding of the Competitive Bid Loans  . . . . . . . . . . . . . . . . . . . .    35
                 (j)      No Additional Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                 (k)      Reduction of Available Commitments  . . . . . . . . . . . . . . . . . . . . .    36
         2.6     Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . .    36
         2.7     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         2.8     Optional and Mandatory Prepayments and Commitment Reductions . . . . . . . . . . . . .    36
         2.9     Repayment of Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         2.10    Interest Rates and Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         2.11    Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
         2.12    Inability to Determine Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .    39
         2.13    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
         2.14    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         2.15    Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         2.16    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         2.17    Maximum Number of Tranches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         2.18    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         2.19    Pro Rata Treatment and Payments; L/C Participations  . . . . . . . . . . . . . . . . .    44
         2.20    Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         2.21    Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         2.22    Additional L/C Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         2.23    Several Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

SECTION 3. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         3.1     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52



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         3.2     No Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         3.3     Corporate Existence; Compliance with the Law . . . . . . . . . . . . . . . . . . . . .    52
         3.4     Corporate Power; Authorization; Enforceable Obligations  . . . . . . . . . . . . . . .    53
         3.5     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
         3.6     No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
         3.7     Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         3.8     Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         3.9     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         3.10    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         3.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         3.12    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         3.13    Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         3.14    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         3.15    Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         3.16    SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         3.17    Intangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         3.18    Name Changes, Mergers, Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . .    57
         3.19    Licenses and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
         3.20    Labor Disputes; Collective Bargaining Agreements; Employee Grievances  . . . . . . . .    58
         3.21    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
         3.22 Outstanding Indebtedness for Borrowed Money . . . . . . . . . . . . . . . . . . . . . . .    58

SECTION 4. CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
         4.1     Conditions to Initial Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 (a)      Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 (b)      Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 (c)      Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 (d)      Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 (e)      Borrowing Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 (f)      Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 (g)      Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 (h)      Corporate Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 (i)      Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
                 (j)      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
                 (k)      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
                 (l)      Good Standings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
         4.2     Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
                 (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . .    62
                 (b)      No Default or Event of Default  . . . . . . . . . . . . . . . . . . . . . . .    62
                 (c)      No Violations of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
                 (d)      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
         4.3     Conditions to Loans to New Designated Subsidiaries . . . . . . . . . . . . . . . . . .    63

SECTION 5. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
         5.1     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
         5.2     Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
         5.3     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65




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
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         5.4     Guaranty by Material Operating Subsidiaries  . . . . . . . . . . . . . . . . . . . . .    66
         5.5     Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . .    66
         5.6     Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .    66
         5.7     Inspection of Property; Books and Records; Discussions . . . . . . . . . . . . . . . .    66
         5.8     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
         5.9     Copies of Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
         5.10    Pledge of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
         5.11    Hazardous Material . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
         5.12    Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69

SECTION 6. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
         6.1     Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
         6.2     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
         6.3     Limitation on Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . .    73
         6.4     Limitation on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .    74
         6.5     Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
         6.6     Limitation on Dividend Restrictions regarding Subsidiaries . . . . . . . . . . . . . .    75
         6.7     Prohibition on Investments, Acquisitions, Loans and Advances . . . . . . . . . . . . .    75
         6.8     Prohibition on Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . .    76
         6.9     Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
         6.10    Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
         6.11    Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
         6.12    Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
         6.13    Working Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
         6.14    No Amendment Without Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
         6.15    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
         6.16    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
         6.17    Ownership of Designated Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .    78
         6.18    Limitation on Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . .    78

SECTION 7. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80

SECTION 8. THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
         8.1     Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
         8.2     Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
         8.3     Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
         8.4     Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85
         8.5     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85
         8.6     Non-Reliance on Agent and Other Banks  . . . . . . . . . . . . . . . . . . . . . . . .    85
         8.7     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
         8.8     Agent in Its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
         8.9     Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    87
         8.10    Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    87
         8.11    Co-Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    87

SECTION 9. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
         9.1     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88



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
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
         9.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
         9.3     No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90
         9.4     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . .    90
         9.5     Payment of Expenses, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90
         9.6     Binding Effect; No Assignment or Delegation by Company . . . . . . . . . . . . . . . .    91
         9.7     Assignments and Participations by Banks; Pledge to Federal Reserve Bank  . . . . . . .    91
         9.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95
         9.9     Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95
         9.10    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
         9.11    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
         9.12    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
         9.13    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY  . . . . . . . . . . .    97


SCHEDULES

            I      Existing Letters of Credit
           II      Liens and Contingent Obligations
          III      Indebtedness, etc.
           IV      Subsidiaries
            V      Secured Creditors


EXHIBITS

                 A-1      Form of Credit Note
                 A-2      Form of Designated Subsidiary Acquisition Note
                 B        Form of Swing Line Note
                 C-1      Form of Competitive Bid Note
                 C-2      Competitive Bid Request
                 C-3      Invitation for Competitive Bids
                 C-4      Competitive Bid
                 C-5      Competitive Bid Accept/Reject Letter
                 D-1      Borrowing Certificate
                 D-2      Borrowing Certificate for Designated Subsidiaries
                 E        Labor Disputes; Collective Bargaining Agreements;
                          Employee Grievances
                 F-1      Legal Opinion of Elihu H. Modlin
                 F-2      Legal Opinion of Winston & Strawn
                 G        Name Changes, Mergers, Acquisitions
                 H        Contingent Liability relating to Post-Retirement Benefit
                 I        Form of Assignment and Acceptance
                 J        Form of Solvency Certificate

             CREDIT AGREEMENT, dated February 24, 1994, among PLY GEM INDUSTRIES, INC., a Delaware corporation (the "COMPANY");

             The Financial Institutions that have executed the signature pages hereto (individually, a "BANK" and collectively, the "BANKS"); and

             NATIONAL WESTMINSTER BANK USA, a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").


                             W I T N E S S E T H :


             WHEREAS, the Company has requested that the Banks make revolving credit loans to the Company and the Designated Subsidiaries in an aggregate principal amount not to exceed $200,000,000 at any time outstanding, the proceeds of which shall be used for the purposes specified in subsection 2.18; and

             WHEREAS, the Banks have agreed to make the requested loans on the terms and conditions of this Agreement;

             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

             SECTION 1. DEFINITIONS

             1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

             "ACCOUNT PARTY" shall mean with respect to each L/C, the Company or any Designated Subsidiary, as the case may be, in its capacity as the Person for the account of which such L/C is issued.

             "AGENT" shall have the meaning ascribed thereto in the preamble hereto, including its successors in such capacity.

             "AFFILIATE" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

             "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

             "APPLICABLE MARGIN" shall mean, for any day for any Type of Loan, the relevant rate per annum set forth below under such Type:

                                                Prior to the third
                                          anniversary of the Closing Date                          Thereafter
                                          -------------------------------                          ----------
  If the Fixed Charge Coverage     On the portion of       On the portion of      On the portion of       On the portion of
  Ratio is:                        outstanding Loans       outstanding Loans      outstanding Loans       outstanding Loans
                                   and L/Cs less than      and L/Cs more than     and L/Cs less than      and L/Cs more than
                                   or equal to 1/3 of      1/3 of the             or equal to 1/3 of      1/3 of the
                                   the Commitments         Commitments            the Commitments         Commitments
  equal to or        LIBOR
  more than          Margin                .875%                  1.125%                 1.125%                  1.375%
  1.1:1.00 and
  less than          NWUSA
  1.35:1.00          Rate                   -0-                     -0-                    -0-                    -0-
                     Margin

  equal to or        LIBOR
  more than          Margin                .625%                   .875%                  .875%                  1.125%
  1.35:1.00 and      NWUSA
  less than          Rate                   -0-                     -0-                    -0-                    -0-
  1.75:1.00          Margin

  equal to or        LIBOR
  more than 1.75:    Margin
  1.00 and less                             .5%                    .75%                   .75%                   1.00%
  than 2.25:1.00
                     NWUSA
                     Rate                   -0-                     -0-                    -0-                    -0-
                     Margin

  equal to or        LIBOR                 .4375%                 .6875%                 .4375%                  .6875%
  more than          Margin
  2.25:1.00
                     NWUSA
                     Rate                   -0-                     -0-                    -0-                    -0-
                     Margin

             The determination of the Applicable Margin pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to and in compliance with subsection 5.1. Each change in the Applicable Margin shall be effective as of the first day of the calendar month following the date of the Company's financial statements reflecting any change in the Fixed Charge Coverage Ratio. In the event that financial statements for the four fiscal quarters most recently completed prior to such date of determination either: (i) have not been delivered to the Agent in compliance with subsection 5.1, or (ii) if delivered, do not comply in form or substance with subsection 5.1, then the Agent may determine, in its reasonable judgment, the Fixed Charge Coverage Ratio referred to above that would have been in effect as at such date, and, consequently, the Applicable Margin in effect for the period commencing on such date.

             "APPLICATION" shall have the meaning ascribed thereto in subsection 2.1(c)(iv).

             "ASSET SALE" shall mean any sale or other disposition by the Company or any of the Subsidiaries (whether in one sale or a series of related sales) of any business unit or units or any product line or group of product lines (whether pursuant to a sale of stock or sale of assets).

             "ASSIGNMENT AND ACCEPTANCE" shall mean an agreement in the form of
Exhibit I hereto.

             "AVAILABLE COMMITMENT" shall mean, as to each Bank, at a particular time, an amount equal to the difference between (a) the amount of such Bank's Commitment at such time and (b) the aggregate unpaid principal amount at such time of (i) all Credit Loans made by such Bank pursuant to subsection 2.1, (ii) such Bank's Commitment Percentage of Bank L/C Obligations,
(iii) such Bank's Commitment Percentage of Swing Line Loans then outstanding and (iv) such Bank's Commitment Percentage of the Competitive Bid Loans then outstanding pursuant to subsection 2.5 (regardless, in the case of clauses
(iii) and (iv) only, of whether such Indebtedness is owing to such Bank); collectively, as to all the Banks, the "AVAILABLE COMMITMENTS".

             "AVAILABLE L/C COMMITMENT" at any date shall mean the lesser of
(a) the difference between the L/C Sublimit and the Specified L/C Obligations at such date and (b) the Available Commitments.

             "BANK" or "BANKS" shall have the meaning ascribed thereto in the preamble hereto.

             "BANK L/C OBLIGATIONS" at any date shall mean the sum of (a) the aggregate undrawn amount at such date of all L/Cs issued by NWUSA pursuant to this Agreement, plus (b) the amount of all Unpaid Drawings relating to such L/Cs.

             "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

             "BUSINESS OF THE COMPANY" shall mean the businesses described in the Company's Form 10-K for the year ended December 31, 1992 and the Company's 1992 Annual Report to Stockholders, and other businesses related to, or growing out of, such businesses.

             "CAPITAL EXPENDITURES" of the Company during any period shall mean the amount of additions to property, plant and equipment for such period as shown on the consolidated financial statements of the Company for such period prepared in accordance with GAAP, net of Financing Leases.

             "CASH EQUIVALENTS" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) certificates of deposit, acceptances and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight or demand bank deposits of any Bank and certificates of deposit with maturities of one year or less from the date of acquisition and overnight or demand bank deposits of any other commercial bank having capital and surplus in excess of $500,000,000, the holding company of which has a commercial paper rating meeting the requirements specified in clause (d) below,
(c) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper of a domestic issuer rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc.

             "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.

             "CHANGE OF CONTROL" shall mean (i) any person or group of related persons, excluding Permitted Shareholders, gains beneficial ownership of a majority in voting interest of the outstanding voting stock of the Company or has caused to be elected a majority of the Board of Directors of the Company against the wishes of a majority of the voting interest held by Permitted Shareholders; or (ii) all or substantially all of the assets of the Company are sold or liquidated. As used herein,

"Permitted Shareholders" means (a) Jeffrey S. Silverman, (b) any of his descendants or legatees, (c) any executor, personal representative or spouse of Jeffrey S. Silverman, or any of his descendants, (d) any person who was a director or employee of the Company or any Subsidiary on the date hereof, (e) any corporation, trust or other entity holding voting stock of the Company as to which one or more of the persons identified in the foregoing clauses (a) through (d) have sole voting or investment power, (f) any trust as to which persons so identified hold at least 85% of the beneficial interest in the income and principal of the trust disregarding the interests of contingent remainderman, and (g) any employee stock ownership plan for the benefit of employees of the Company or its Subsidiaries.

             "CLOSING DATE" shall mean the date of this Agreement.

             "CO-AGENT" shall mean each of the following Banks: Continental Bank N.A., European American Bank, LTCB Trust Company, and NationsBank of North Carolina, National Association.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             "COMMITMENT" shall mean, as to any Bank, its obligation to make Credit Loans pursuant to subsection 2.1 and participate in L/Cs and Swing Line Loans in an aggregate amount not to exceed at any one time outstanding the amount set forth on such Bank's signature page hereto under the heading "Commitment", as such amount may be reduced from time to time pursuant to subsections 2.6 and 2.8; collectively, as to all Banks, the "COMMITMENTS".

             "COMMITMENT PERCENTAGE" as to any Bank, shall mean the percentage set forth on such Bank's signature page under the heading "Commitment Percentage"; provided, however, that for purposes of determining the amount of a Bank's Loans, Swing Line Loans shall be deemed to be held not by NWUSA but rather each Bank shall be deemed to hold the amount of Swing Line Loans equal to its Commitment Percentage of the Swing Line Loans then outstanding.

             "COMMITMENT PERIOD" shall mean the period commencing on the date of this Agreement and extending to, but not including, the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

             "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or Code Section 414(m) or 414(o).

             "COMPANY" shall have the meaning ascribed thereto in the preamble hereto.

             "COMPANY PLEDGE AGREEMENT" shall have the meaning ascribed thereto in subsection 2.21(b).

             "COMPETITIVE BID" shall mean an offer by a Bank to make a Competitive Bid Loan pursuant to subsection 2.5 in the form of Exhibit C-4.

             "COMPETITIVE BID ACCEPT/REJECT LETTER" shall mean a notification made by the Company pursuant to subsection 2.5 in the form of Exhibit C-5.

             "COMPETITIVE BID BORROWING" shall mean a borrowing consisting of a Competitive Bid Loan or concurrent Competitive Bid Loans from the Bank or Banks whose Competitive Bids for such borrowing have been accepted by the Company or a Designated Subsidiary under the bidding procedure described in subsection 2.5.

             "COMPETITIVE BID LOANS" shall mean any Loan made by a Bank pursuant to the bidding procedure described in subsection 2.5 and bearing interest at a rate determined by a reference to the Eurodollar Rate specified by the Bank making such Loan in its Competitive Bid and maturing on a date specified by the Company in its Invitation for Competitive Bids not less than 30 not more than 180 days from the date such Loan is made, or such longer maturity as the Bank making such Loan, following reasonable consultation between the Company and the Agent with respect to the Competitive Bid Request relating thereto, and the Company, shall agree.

             "COMPETITIVE BID NOTE" shall have the meaning ascribed thereto in subsection 2.5(a).

             "COMPETITIVE BID RATE" shall mean as to any Competitive Bid made by a Bank pursuant to subsection 2.5(d), the rate offered by the Bank making such Competitive Bid.

             "COMPETITIVE BID REQUEST" shall mean a request made pursuant to subsection 2.5(b) in the form of Exhibit C-2.

             "CONSOLIDATED CURRENT ASSETS" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its consolidated Subsidiaries as at such date.

             "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its consolidated Subsidiaries as at such date; provided, however, that the Loans shall at all times be excluded from the definition of Consolidated Current Liabilities.

             "CONSOLIDATED EBIT" shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus all taxes based upon income deducted in determining such Consolidated Net Income, but excluding all extraordinary items and the following unusual items: (i) gain or loss arising from the sale, abandonment or other disposition of any property or asset outside of the ordinary course of business or realized on the disposition of a segment of a business; (ii) gain or loss resulting from any extinguishments of debt; (iii) gain or loss resulting from a casualty, including but not limited to fire, earthquake or hurricane; (iv) loss resulting from write-off of intangible assets; (v) gain arising from the write-up in the book value of any asset; (vi) provisions for plant closings and realignment of operations or restructuring costs; (vii) cumulative effects of changes in accounting principles; (viii) losses from expropriation or condemnation; and (ix) gain or loss arising from a change from FIFO to LIFO inventory accounting, plus (b), to the extent deducted in the computation of Consolidated Net Income, Consolidated Interest Expense and consolidated amortization of Debt Discount and of expenses incurred in connection with the incurrence of Indebtedness for such period.

             "CONSOLIDATED INTANGIBLES" shall mean, at a particular date, all assets of the Company and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP.

             "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the aggregate amount of all interest charges paid or accrued during such period (including imputed interest on obligations consisting of Financing Leases but excluding amortization of Debt Discount and of expenses incurred in connection with the incurrence of Indebtedness) on Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis, net of interest income.

             "CONSOLIDATED NET INCOME" shall mean, for any period, the amount which, in conformity with GAAP, would be set opposite the caption "net income" (or any like caption) on a consolidated statement of income and retained earnings of the Company and its consolidated Subsidiaries for such period.

             "CONSOLIDATED NET WORTH" shall mean, at a particular date, all amounts which would, in conformity with GAAP, be included under stockholders' equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries at such date, excluding, however, any write-up in assets to the extent resulting in an increase in stockholders' equity after September 30, 1993; provided, however, that in connection with the conversion of the Subordinated Indebtedness created pursuant to the Indenture, there shall be added to Consolidated Net Worth an amount not in excess of $2,500,000 equal to amounts expended by the Company in connection therewith (including, without limitation, amounts paid to redeem such Indebtedness or to cause others to purchase such Indebtedness, and fees and expenses incurred in connection with such conversion).

             "CONSOLIDATED TANGIBLE NET WORTH" shall mean, at a particular date, the excess, if any, of Consolidated Net Worth over Consolidated Intangibles as at such date.

             "CONSOLIDATED WORKING CAPITAL" shall mean, at a particular date, the excess, if any, of Consolidated Current Assets over Consolidated Current Liabilities at such date.

             "CONTINGENT OBLIGATION" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other contractual obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

             "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

             "CREDIT LOANS" shall have the meaning ascribed to such term in subsection 2.1(a).

             "CREDIT NOTES" shall have the meaning ascribed to such term in subsection 2.2; individually, a "Credit Note".

             "DEBT DISCOUNT" shall mean debt discount with respect to Subordinated Indebtedness permitted by the provisions hereof.

             "DEFAULT" shall mean any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

             "DESIGNATED SUBSIDIARY" shall mean, initially, each of the following Subsidiaries: Sagebrush Sales, Inc., a New Mexico corporation; SNE Enterprises, Inc., a Delaware corporation; Variform, Inc., a Missouri corporation; Great Lakes Window, Inc., an Ohio corporation; Studley Products, Inc., a New York corporation; and Goldenberg Group, Inc., a California corporation. Subject to the reasonable approval of the Agent and all of the Banks with respect to the financial condition and maximum borrowing limit of a Subsidiary, the Company may at any time designate as a Designated Subsidiary any wholly-owned Subsidiary not then a Designated Subsidiary by notice to the Agent, provided that the Company contemporaneously delivers to the Agent a Solvency Certificate with respect to that Subsidiary and a pledge of its outstanding capital stock pursuant to the Stock Security Agreement or Company Pledge Agreement, whichever is in effect. Each Designated Subsidiary shall be a wholly-owned Subsidiary of the Company so long as it is a Designated Subsidiary. The Company may at any time remove any Subsidiary from the list of Designated Subsidiaries by notice to the Agent, effective, however, only upon payment in full of any Obligations owed to the Agent and the Banks hereunder by such Designated Subsidiary and the expiration or other termination of any L/C with respect to which the Designated Subsidiary is the Account Party. Any representation, warranty or covenant in this Agreement applicable at any time to the Designated Subsidiaries shall be deemed applicable to those Subsidiaries which, at such time, are Designated Subsidiaries as defined herein.

             "DESIGNATED SUBSIDIARY ACQUISITION NOTE(S)" shall have the meaning ascribed thereto in subsection 2.2.

             "DESIGNATED SUBSIDIARY BORROWING LIMIT" shall mean the following amounts for the indicated Subsidiaries:


             Designated Subsidiaries               Borrowing Limit
             -----------------------               ---------------
             Sagebrush Sales, Inc.                 $ 6,000,000
             SNE Enterprises, Inc.                 $45,000,000
             Variform, Inc.                        $25,000,000
             Great Lakes Window, Inc.              $30,000,000
             Studley Products, Inc.                $ 9,500,000
             Goldenberg Group, Inc.                $14,500,000

             "DISPOSAL" shall mean the discharge, deposit, injection, dumping, spilling, leaking, or placing of any hazardous materials into or on any land or water so that such hazardous materials or constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

             "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

             "DOMESTIC LENDING OFFICE" shall mean, initially, the office of each Bank designated as such on its signature page hereto; thereafter, such other office of such Bank, if any, which shall be making or maintaining Loans.

             "DRAWING FEE" shall have the meaning ascribed thereto in subsection 2.1(c)(v).

             "ELIGIBLE ASSIGNEE" shall mean (i) any Bank and any entity controlled by or under common control with such Bank and (ii) a commercial bank having a combined capital and surplus of at least $500,000,000, in either case which does not, either directly or indirectly, engage in business competitive with the business of the Company or any of its Subsidiaries and to which the Company and the Agent shall have consented, such consent not to be unreasonably withheld.

             "ELIGIBLE PARTICIPANT" shall mean (i) any entity controlled by or under common control with any Bank and (ii) a commercial bank having a combined capital and surplus of at least $200,000,000, in either case, which does not, either directly or indirectly, engage in business competitive with the business of the Company or any of its Subsidiaries.

             "ENVIRONMENTAL LAWS AND REGULATIONS" shall mean all federal, state and local, environmental, health and safety laws, regulations, ordinances, orders, judgments and decrees applicable to the Company or any Subsidiary, or any of their respective assets or properties.

             "ENVIRONMENTAL LIABILITY" shall mean any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a hazardous substance, pollutant or contaminant as those terms are defined under CERCLA and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any Person or any environmental regulatory body having jurisdiction over the Company or any other Subsidiary, and/or any liability arising under any Environmental Laws and Regulations for the Company's or any other Subsidiary's failure to comply with such laws and regulations including, without limitation, the failure to comply with or obtain any applicable environmental permit.

             "ENVIRONMENTAL PROCEEDING" shall mean any judgment, action or proceeding pending before any court or governmental authority, with respect to the Company or any Subsidiary and arising under or relating to any Environmental Laws and Regulations.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

             "EUROCURRENCY RESERVE REQUIREMENTS" for any day after the Closing Date as applied to a Eurodollar Loan, shall mean the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System. The Banks confirm to the Company and the Designated Subsidiaries that no Eurocurrency Reserve Requirements currently exist.

             "EURODOLLAR BASE RATE" for any day during the Interest Period for a Eurodollar Loan, shall mean the rate per annum equal to the arithmetic average (rounded upward, if necessary to the nearest 1/100th of one percent) of the respective rates notified to the Agent by each of the Reference Banks as the rate at which its Eurodollar Lending Office is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the London interbank eurodollar market where the foreign currency and exchange operations or eurodollar funding operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 A.M. (New York City time), for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount approximately equal to the amount of the Eurodollar Loan of such Reference Bank outstanding during such Interest Period.

             "EURODOLLAR LENDING OFFICE" shall mean, with respect to each Bank, initially, the office of such Bank designated as such on its signature page hereto; thereafter, such other office of such Bank, if any, which shall be making or maintaining Eurodollar Loans.

             "EURODOLLAR LOANS" shall mean Loans hereunder at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate; provided, however, that Competitive Bid Loans shall not constitute Eurodollar Loans.

             "EURODOLLAR RATE" shall mean, for any day during the Interest Period for a Eurodollar Loan, the rate per annum (rounded upward to the nearest 1/100th of one percent) equal to the following:

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

             "EVENT OF DEFAULT" shall mean any of the events specified in
Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

             "EXISTING LETTERS OF CREDIT" shall mean those letters of credit listed on Schedule I other than the Fifth Third Letters of Credit as to which Great Lakes Window, Inc. is the account party.

             "EXISTING PLEDGED SUBSIDIARIES" shall mean Goldenberg Group, Inc. (formerly known as Goldenberg Plywood & Lumber Co., Inc.), Allied Plywood Corporation, Great Lakes Window, Inc. and SNE Enterprises, Inc.

             "FACILITY FEE" shall mean at any time of determination a fee equal to the annual fee percentage indicated below multiplied by the Commitments:


         If the Fixed Charge                                        Annual Fee
         Coverage Ratio is:                                         Percentage
         --------------------                                       ----------
         equal to or more than 1.1:1.0
         and less than 1.35:1.0                                     .4375%

         equal to or more than 1.35:1.0
         and less than 1.75:1.0                                     .375%

         equal to or more than 1.75:1
         and less than 2.25:1.0                                     .375%

         equal to or more than 2.25:1.0                             .3125%

             The determination of the applicable fee pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to and in compliance with subsection 5.1. Each change in the Facility Fee shall be effective as of the first day of the calendar month following the date of the Company's financial statements reflecting any change in the Fixed Charge Coverage Ratio. In the event that financial statements for the four fiscal quarters most recently completed prior to such date of determination either: (i) have not been delivered to the Agent in compliance with subsection 5.1, or (ii) if delivered, do not comply in form or substance with subsection 5.1, then the Agent may determine, in its reasonable judgment, the Fixed Charge Coverage Ratio referred to above that would have been in effect as at such date, and, consequently, the Facility Fee in effect for the period commencing on such date.

             "FACING FEE" shall mean a fee payable to NWUSA as the issuer of each stand-by L/C pursuant hereto at the rate of one- eighth of one (1/8%) percent per annum of the stated amount of such letter of credit, payable quarterly in advance.

             "FEE LETTER" shall mean the letter agreement between the Agent and the Company dated December 23, 1993.

             "FIFTH THIRD LETTERS OF CREDIT" shall mean the existing letters of credit issued by Fifth Third Bank as to which the Company or Great Lakes Window, Inc. is the account party.

             "FINANCING LEASE(S)" shall mean (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of the Company and its Subsidiaries.

             "FIXED CHARGE COVERAGE RATIO" shall mean the ratio calculated as of the last day of any fiscal quarter of (a) the aggregate of Consolidated EBIT for each of the immediately preceding four fiscal quarters (including the fiscal quarter then ended) plus rental obligations payable pursuant to any Financing Lease (except to the extent that such rental expense is included in Consolidated Interest Expense) and any other lease of real or personal property for each of such quarters to (b) the aggregate of Consolidated Interest Expense for each of the immediately preceding four fiscal quarters (including the fiscal quarter then ended) plus rental obligations payable pursuant to any Financing Lease (except to the extent that such rental expense is included in Consolidated Interest Expense) and any other lease of real or personal property for each of such quarters.

             "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect and applied in the Company's certified financial statements as at December 31, 1993.

             "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "GUARANTOR(S)" shall have the meaning ascribed thereto in subsection 2.20 hereof.

             "GUARANTY(IES)" shall have the meaning ascribed thereto in subsection 2.20 hereof.

             "HAZARDOUS MATERIALS" shall mean any toxic chemical, hazardous substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes.

             "HAZARDOUS SUBSTANCE" shall have the same meaning as set forth in
Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14) or state or local law.

             "HAZARDOUS WASTE" shall have the same meaning as set forth by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903(5), and the Environmental Protection Agency's implementing regulations, or state or local law.

             "INDEBTEDNESS" of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) indebtedness of such Person for borrowed money or evidenced by notes, bonds, debentures or like instruments,
(b) indebtedness of such Person for the deferred purchase price of property or services, except (i) accounts payable and accrued expenses arising in the ordinary course of business, (ii) obligations incurred in connection with additions to property, plant or equipment which are deferred for no more than 100 days after the later of the acquisition or completion of installation of such additions, (iii) other obligations (not including taxes) which are deferred for no more than 100 days after the date on which they would first be reflected as liabilities on a balance sheet of such Person and (iv) obligations to pay for services of officers, directors or employees of the Company or any Subsidiary, (c) obligations of such Person under any Financing Lease and (d) indebtedness of such Person arising under acceptance facilities. Without limitation, Indebtedness shall not include undrawn letters of credit, but shall include unreimbursed draws on letters of credit.

             "INDENTURE" shall mean the indenture, dated as of October 1, 1988, between the Company and Bank of Montreal Trust Company, as trustee, as the same shall be amended, supplemented or otherwise modified from time to time.

             "INSOLVENCY" or "INSOLVENT", as to any Multiemployer Plan, shall have the respective meanings assigned to such terms in Section 4245 of ERISA.

             "INTEREST PAYMENT DATE" shall mean (a) as to any NWUSA Rate Loan, the earlier of (i) the date on which such Loan is paid, refinanced or converted, and (ii) the date which is thirty (30) days from the date such NWUSA Rate Loan is made, (b) as to any Eurodollar Loan and any Competitive Bid Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (c) as to any Eurodollar Loan and any Competitive Bid Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b) above, each date which is three months from the first day of such Interest Period.

             "INTEREST PERIOD" shall mean (a) with respect to any Eurodollar Loan, the period commencing on the date of the making of such Eurodollar Loan and ending one, two, three or six months thereafter as selected by the Company or the Designated Subsidiary, as applicable, in its notice of borrowing as provided in subsection 2.3;

             (b) with respect to Competitive Bid Loans, the period commencing on the date of the making of such Competitive Bid Loan and ending on the date designated by the Company in its notice of borrowing as provided in subsection 2.5; and

             (c) with respect to any NWUSA Rate Loan, the period commencing on the date of the making of such Loan and ending one day thereafter;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

             (A) if the Interest Period in respect of any Eurodollar Loan or any Competitive Bid Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

             (B) if the Interest Period pertaining to a NWUSA Rate Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

             (C) any Interest Period pertaining to a Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

             (D) any Interest Period in respect of a Eurodollar Loan or any Competitive Bid Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

             (E) with respect to Eurodollar Loans, the number of Tranches in effect at the same time shall not be in excess of the Tranche Limit.

         In the event that the Company or the Designated Subsidiary, as applicable, fails to select the duration of an Interest Period for any Loan within the time period and otherwise as provided in subsection 2.3, such Loan will be automatically converted into a NWUSA Rate Loan on the last day of the preceding Interest Period for such Loan.

             "INVITATION FOR COMPETITIVE BIDS" shall mean an invitation by the Company or a Designated Subsidiary, as applicable, pursuant to subsection 2.5(c) in the form of Exhibit C-3.

             "ISSUANCE FEE" shall mean at any time of determination a fee at an annual rate equal to the percentage of the undrawn amount of each stand-by L/C issued by NWUSA hereunder set forth below opposite the ratios set forth below:

                                                    ANNUAL FEE PRIOR                  ANNUAL
                                                    TO THE THIRD                      FEE
IF THE FIXED CHARGE                                 ANNIVERSARY OF                    THERE
COVERAGE RATIO IS:                                  THE CLOSING                       AFTER
- --------------------                                ----------------                  ------
equal to or more than 1.1:1.0
and less than 1.35:1.0                                 .875%                            1.125%

equal to or more than 1.35:1.0
and less than 1.75:1.0                                 .625%                             .875%

equal to or more than 1.75:1.0
and less than 2.25:1.0                                 .5%                               .75%

equal to or more than 2.25:1.0                         .4375%                            .4375%

             The determination of the applicable fee pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to and in compliance with subsection 5.1. Each change in the Issuance Fee shall be effective as of the first day of the calendar month following the date of the Company's financial statements reflecting any change in the Fixed Charge Coverage Ratio. In the event that financial statements for the four fiscal quarters most recently completed prior to such date of determination either: (i) have not been delivered to the Agent in compliance with subsection 5.1, or (ii) if delivered, do not comply in form or substance with subsection 5.1, then the Agent may determine, in its reasonable judgment, the Fixed Charge Coverage Ratio referred to above that would have been in effect as at such date, and, consequently, the Issuance Fee in effect for the period commencing on such date.

             "L/CS" shall have the meaning ascribed thereto in subsection 2.1(c)(i).

             "L/C PARTICIPANT" shall have the meaning ascribed thereto in subsection 2.19(c).

             "L/C SUBLIMIT" shall mean $50,000,000.

             "LEVERAGE RATIO" shall have the meaning ascribed thereto in subsection 6.10.

             "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment or deposit by way of security, encumbrance, lien (statutory or other), or preference, priority or other security interest or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

             "LOANS" shall be a collective reference to the Credit Loans, the Swing Line Loans and the Competitive Bid Loans.

             "MATERIAL OPERATING SUBSIDIARY" shall mean each Designated Subsidiary and any Subsidiary of the Company which conducts business operations and, in the judgment of the Required Banks, is material to the operations of the business of the Company and its Subsidiaries, taken as a whole. Except for Subsidiaries explicitly deemed in this Agreement to be Material Operating Subsidiaries, a Subsidiary will become a Material Operating Subsidiary upon receipt by the Company of notice from the Agent to the effect that the Required Banks have made the aforesaid judgment. In addition, the Company may at any time designate a Subsidiary to be a Material Operating Subsidiary by delivering to the Agent a Guaranty from such Subsidiary and a pledge of the stock of such Subsidiary owned by the Company or any wholly-owned Subsidiary.

             "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

             "NET PROCEEDS" shall mean the aggregate cash proceeds received by the Company, or any Subsidiary of the Company in respect of any Asset Sale whether at the time of any Asset Sale or at any time thereafter (and if any deferred payment obligation is evidenced by any note or other obligation of the purchaser or any third party, then any document(s) evidencing such obligation shall be pledged by the Company or the Subsidiary involved to the Agent for the benefit of the Banks pursuant to a pledge agreement similar to the Company Pledge Agreement but only as collateral for the obligation to prepay pursuant to subsection 2.8(d) with respect to the Asset Sale to which such document(s) relate (but subject to release if any such document is sold by the Company or the Subsidiary involved so long as the proceeds are applied in accordance with such subsection 2.8(d); and provided that the Company will be entitled, except after the occurrence and during the continuance of an Event of Default, to receive all payments with respect to such instruments, subject to the prepayment obligations in subsection 2.8(d))) in each case net of the reasonable expenses (including legal fees and brokers' and underwriters' commissions paid to third parties) incurred in effecting such sale and net of any taxes reasonably attributable to such sale; provided, however, that the amount of any liabilities existing at the time of an Asset Sale which relate to the assets sold, which are not assumed by the purchaser and which the seller remains obligated to pay, shall be deducted from the aggregate cash proceeds of the Asset Sale.

             "NEWLY PLEDGED SUBSIDIARIES" shall mean Variform, Inc., Hoover Treated Wood Products, Inc., Studley Products, Inc., PGI Investments, Inc., Sagebrush Sales, Inc. and Richwood Building Products, Inc.

             "NOTE(S)" shall mean respectively (i) individually, each Credit Note, Swing Line Note, Competitive Bid Note or Designated Subsidiary Acquisition Note and (ii) collectively, all such promissory notes.

             "NWUSA" shall mean National Westminster Bank USA, a national banking association, in its individual capacity.

             "NWUSA RATE" shall mean, at any particular date, the higher of (a) the rate of interest publicly announced by NWUSA in New York, New York from time to time as its prime rate and (b) 1/2% above the rate set forth for such date opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System. The reference rate is not intended to be the lowest rate of interest charged by NWUSA in connection with extensions of credit to debtors. Each change in any interest rate provided for herein based upon the NWUSA Rate shall take effect at the time of such change in the NWUSA Rate.

             "NWUSA RATE LOANS" shall mean Loans hereunder at such time as they are being made and/or are being maintained at a rate of interest based upon the NWUSA Rate.

             "OBLIGATIONS" shall mean the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company and the Designated Subsidiaries to the Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the L/Cs and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation: (i) any interest accruing thereon after the date of filing any petition by or against the Company or any Subsidiary in connection with any bankruptcy or other proceeding, whether or not a claim by the Agent or any of the Banks is enforceable in such proceeding; and (ii) all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Company pursuant to the terms of the Credit Agreement) or otherwise.

             "PARTICIPANT" shall have the meaning ascribed thereto in subsection 9.7(d).

             "PARTICIPATING INTEREST" shall have the meaning ascribed thereto in subsection 9.7(d).

             "PATENT RIGHTS" shall have the meaning ascribed thereto in subsection 3.17.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

             "PERMITTED SUBSIDIARY ACQUISITION" shall have the meaning ascribed thereto in subsection 2.1(a)(ii).

             "PERSON" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

             "PLAN" shall mean at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such Plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

             "POST-DEFAULT RATE" shall have the meaning ascribed thereto in subsection 2.10(d).

             "REFERENCE BANKS" shall mean NWUSA and NationsBank of North Carolina, National Association.

             "REFUNDED SWING LINE LOANS" shall have the meaning ascribed thereto in subsection 2.4(d).

             "REFUNDING BORROWING" shall mean a borrowing hereunder which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Loans.

             "REGULATION U" and "REGULATION X" shall mean, respectively, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as from time to time in effect.

             "REGULATORY CHANGE" shall mean the introduction of, or any change in, United States federal, state or local laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) or treaties or foreign laws or regulations after the date of this Agreement or the adoption or making after such date of any interpretations, directives, guidelines or requests applying generally to a class of banks of or under any United States federal, state or local laws or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

             "RELEASE" shall have the same meaning as set forth in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(22), or state or local law.

             "REORGANIZATION", as to any Multiemployer Plan, shall have the meaning assigned to such term in Section 4241 of ERISA.

             "REPORTABLE EVENT" shall mean any of the events set forth in
Section 4043(b) of ERISA other than those events as to which the thirty-day notice period is waived.

             "REQUIRED BANKS" shall mean, at any date, Banks having at least 66-2/3% of the aggregate amount of the Commitments, and, if the Commitments are terminated and Loans and/or Bank L/C Obligations are outstanding, Banks holding at least 66 2/3% of the aggregate principal amount of outstanding Loans and/or Commitment Percentages relating to Bank L/C Obligations, as the case may be.

             "REQUIREMENT OF LAW" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or guideline, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

             "RESPONSIBLE OFFICER" shall mean the chief executive officer, president, chief financial officer or treasurer, or any executive vice president of the Company.

             "SEC REPORTS" shall mean the Company's annual report on Form 10-K for the fiscal year ended December 31, 1992 and other documents filed by the Company with the Securities and Exchange Commission during 1993.

             "SECURITY INDENTURE AND TRUST AGREEMENT" shall mean the security indenture and trust agreement, dated as of October 1, 1988, between the Company and Chemical Bank, as security trustee.

             "SECURITY DOCUMENTS" shall mean, collectively, the Security Indenture and Trust Agreement, the Stock Security Agreement and the Company Pledge Agreement.

             "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

             "SOLVENCY CERTIFICATE" shall mean a certificate substantially in the form of Exhibit J hereto.

             "SOLVENT" shall mean with respect to any Person at the time of determination:

             (a) the then fair market value of its assets is greater than its probable liability on its existing debts (including contingent debts) as such debts become absolute and matured; and

             (b) it is then able and expects to be able to pay its debts
                 (including, without limitation, contingent debts and other commitments) as they mature; and

             (c) it has capital sufficient to carry on its business as
                 conducted and as proposed to be conducted.

             "SPECIAL SUBSIDIARY LOANS" shall have the meaning ascribed thereto in subsection 6.7(d).

             "SPECIFIED L/C OBLIGATIONS" at any date shall mean the sum of (a) the aggregate undrawn amount of all letters of credit as to which the Company or any Subsidiary is an account party at such date, exclusive of (i) the Fifth Third Letters of Credit, and (ii) any renewals, extensions and replacements of any of the Fifth Third Letters of Credit, plus (b) the amount of all Unpaid Drawings.

             "STOCK SECURITY AGREEMENT" shall have the meaning ascribed thereto in subsection 2.21(a)(ii).

             "SUBORDINATED INDEBTEDNESS" shall mean (a) the Indebtedness created pursuant to the Indenture and (b) the Indebtedness permitted pursuant to subsection 6.1(f).

             "SUBSIDIARY" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a

"Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

             "SWING LINE COMMITMENT" shall mean, at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 2.4 in the amount referred to therein.

             "SWING LINE LENDER" shall mean NWUSA, initially; the Company may designate any other Bank as Swing Line Lender from time to time, but only with the consent of such designated Bank.

             "SWING LINE LOANS" shall have the meaning ascribed thereto in subsection 2.4(a).

             "SWING LINE NOTE(S)" shall have the meaning ascribed thereto in subsection 2.4(b).

             "TAXES" shall have the meaning ascribed thereto in subsection
2.13.

             "TERMINATION DATE" shall mean February 23, 1999 or, if such day is not a Business Day, the Business Day next preceding such day.

             "TOXIC CHEMICAL" shall mean any substance on the list described in
Section 313(c) of the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11023(c).

             "TRANCHE" shall mean all Eurodollar Loans of the same borrower with the same Interest Period.

             "TRANCHE LIMIT" at any time shall mean a number equal to the sum of the number of Designated Subsidiaries at such time plus 4; provided, that the Tranche Limit shall not be less than 10.

             "TYPE" shall mean, as to any Loan, its nature as a NWUSA Rate Loan or Eurodollar Loan, as the case may be.

             "UNPAID DRAWINGS" shall have the meaning ascribed thereto in subsection 2.1(c)(i) hereof.

             "WORKING DAY" shall mean any Business Day on which dealings in foreign currency and exchange between banks may be carried on in London, England and New York, New York.

             1.2 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have such defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

             (b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

             (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

         SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS

             2.1 COMMITMENTS. (a) (i) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving credit loans (individually, a "CREDIT LOAN", collectively, the "CREDIT LOANS") to the Company and the Designated Subsidiaries from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Bank's Commitment Percentage of the sum of the Swing Line Loans and Bank L/C Obligations which are to be outstanding immediately after giving effect to the borrowing and application of such Credit Loans, will not exceed the amount of its Commitment set forth on such Bank's signature page hereto, as such amount may be reduced from time to time as provided herein. During the Commitment Period, the Company and the Designated Subsidiaries may use the Commitments by borrowing, prepaying the Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                 (ii) Subject to the Commitments, each Designated Subsidiary may borrow and have L/Cs issued pursuant hereto in an aggregate principal amount of Loans and undrawn amount of L/Cs outstanding at any one time up to (x) the Designated Subsidiary Borrowing Limit for such Designated Subsidiary plus (y) $7,500,000, provided that such additional $7,500,000 shall only be borrowed as Loans and be used to fund one or more acquisitions by such Designated Subsidiary otherwise permitted by this Agreement ("PERMITTED SUBSIDIARY ACQUISITIONS").

             (b) The Credit Loans may be (i) Eurodollar Loans, (ii) NWUSA Rate Loans, or (iii) subject to the other provisions hereof, any combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.3, provided that Credit Loans made on the Closing Date shall be NWUSA Rate Loans.

             (c) (i) Subject to the terms and conditions hereof and in each case in reliance on the agreements of the other Banks set forth in subsection 2.19(c), NWUSA shall, upon the request of the Company or any Designated Subsidiary, issue stand-by letters of credit and trade letters of credit (individually, an "L/C" and collectively, the "L/Cs") for the account of the Company or any Designated Subsidiary in an aggregate face amount up to the Available L/C Commitment as then in effect with a term selected by the Company or any Designated Subsidiary, as the case may be, which shall not exceed one year plus renewals as provided therein in the case of stand-by L/Cs and 180 days in the case of trade L/Cs and which expire in either case no later than 30 days prior to the Termination Date. The Agent shall notify each Bank of the issuance of an L/C hereunder. NWUSA shall notify the Company of any payment or disbursement made by NWUSA under any L/C in accordance with its customary practice. The Company or any Designated Subsidiary, as the case may be, shall reimburse NWUSA in immediately available funds at its office indicated on its signature page hereto on the same day as any draw is paid by NWUSA under the L/Cs (all such amounts so paid or disbursed until paid, are hereinafter referred to as "UNPAID DRAWINGS").

                 (ii) Upon the presentation and payment of a draft pursuant to any L/C and reimbursement of the issuer of the L/C in accordance with the terms and conditions thereof, the face amount of such L/C shall be added to the Available L/C Commitment against which L/Cs can be issued hereunder.

                (iii) If, notwithstanding the other provisions of this subsection 2.1(c), on the Termination Date there are outstanding any L/Cs which have not expired or been terminated with the consent of the Company and the respective beneficiaries thereof, then this Agreement (including, without limitation, this subsection 2.1(c) and subsection 2.22 hereof) and the respective rights, obligations and covenants of the Company and the Designated Subsidiaries and NWUSA under this Agreement shall remain in full force and effect until the date on which the last of the L/Cs expire or is terminated (with the consent of the Company and the respective beneficiaries thereof) and all payments made by NWUSA under the L/Cs are reimbursed in full by the Company or one or more of the Designated Subsidiaries except that the Commitment (including the obligation to issue L/Cs) shall terminate on the Termination Date and NWUSA and the Banks shall have no obligation after the Termination Date to make Credit Loans or issue L/Cs hereunder.

                 (iv) Upon the execution and delivery by the Company or a Designated Subsidiary, as the case may be, to NWUSA of its standard form of application for trade or stand-by letters of credit (individually, an "APPLICATION", and collectively, the "APPLICATIONS") and upon payment by the Company to NWUSA in the case of each stand-by and trade L/C of the standard charges and fees then customarily imposed by NWUSA in connection with such applications (which have been supplied to the Company) in each case for the sole account of NWUSA, and in the case of each stand-by L/C, a Facing Fee for the sole account of NWUSA, and as provided in clause (vi) below an Issuance Fee, NWUSA shall, subject to the terms and conditions of this Agreement, in a timely manner in accordance with its standard operating procedures, issue a trade L/C or a stand-by L/C for the account of the Company or such Designated Subsidiary, as the case may be.

                  (v) Upon the presentation for payment of any draft drawn under a trade L/C, the Company shall pay to NWUSA for the ratable benefit of the Banks a payment commission or fee (each a "DRAWING FEE") equal to one quarter of one percent (1/4%) of the face amount of the draft.

                 (vi) The Company shall pay to the Agent for the ratable benefit of the Banks an Issuance Fee for each stand-by L/C, in an amount at an annual rate equal to the percentage of the undrawn amount of such L/C set forth in the definition of Issuance Fee, and payable on the date of issuance and thereafter in advance on the first day of each January, April, July and October so long as such L/C is outstanding (pro rated for the portion of any quarter during which the undrawn amount of such L/C is reduced or the L/C is terminated).

                (vii) In the event that at any time when a draft is drawn under an L/C, there are not sufficient funds in any account of the Account Party with NWUSA or sufficient Available Commitments to permit creation of a Swing Line Loan or a Credit Loan sufficient to fund payment of such draft, any funds advanced by NWUSA, in payment thereof shall be due and payable immediately and shall bear interest until paid in full at the Post-Default Rate. In the event of any conflict, discrepancy or any omission of terms provided herein between the terms established by NWUSA in its Application or otherwise and this Agreement, the terms provided herein shall prevail.

               (viii) The obligations of the Company or any Designated Subsidiary, as the case may be, under this subsection 2.1(c) to reimburse NWUSA with respect to Unpaid Drawings (including interest thereon) shall, subject to the other provisions of this Agreement, including without limitation subsection 2.22, be absolute and unconditional under any and all circumstances and (but as so subject) irrespective of any setoff, counterclaim or defense to payment which the Company or any Designated Subsidiary may have or have had against NWUSA, including (without limitation, but as so subject) any defense based on the failure of any drawing under the L/C to conform to the terms of such L/C or any non-application or misapplication by the beneficiary of the L/C of the proceeds of such drawing.

             2.2 NOTES. The Credit Loans made by each Bank shall be evidenced by promissory notes, substantially in the form of Exhibit A-1 with appropriate insertions as to date, name of Bank and principal amount (individually, a "CREDIT NOTE" and collectively, the "CREDIT NOTES"), payable to the order of such Bank and evidencing the obligation of the Company or each of the Designated Subsidiaries, as the case may be, to pay the outstanding principal amount thereof with interest on the unpaid principal amount from time to time outstanding of such Note as prescribed in subsection 2.10; provided, however, that the Notes evidencing the Credit Loans made pursuant to subsection 2.1(a)(ii) for Permitted Subsidiary Acquisitions shall be substantially in the form of Exhibit A-2 with appropriate insertions as to date, name of Bank and principal amount (individually, a "DESIGNATED SUBSIDIARY ACQUISITION NOTE" and collectively, the "DESIGNATED SUBSIDIARY ACQUISITION NOTES"), payable to the order of such Bank and representing the obligation of each of the Designated Subsidiaries to pay a principal amount up to such Bank's Commitment Percentage of $7,500,000 or, if less, the aggregate unpaid amount of all Loans for Permitted Subsidiary Acquisitions made pursuant to subsection 2.1(a)(ii) by such Bank, with interest on the unpaid principal amount from time to time outstanding of such Note as prescribed in subsection 2.10. Each Bank is hereby authorized to record the date, Type and amount of each Credit Loan, the maturity date therefor and the date and amount of each repayment of principal thereof, and, in the case of Eurodollar Loans, the interest rate with respect thereto, either on its own books and records or on the schedule (or any continuations thereof) annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the Company's and the Designated Subsidiaries' obligation to repay the Credit Loans. Each Credit Note shall (a) be dated the date hereof, (b) mature, with respect to each Credit Loan evidenced thereby, on the last day of the Interest Period relating thereto and, with respect to all Credit Loans, on the Termination Date and (c) bear interest on the unpaid principal amount thereof from time to time outstanding until payment in full of the principal amount thereof at the applicable interest rate per annum determined as provided in subsection 2.10. Interest on the Notes shall be payable on the dates specified in subsection 2.10.

             2.3 PROCEDURE FOR CREDIT LOAN BORROWINGS. (a) The Company may request for itself or any Designated Subsidiary a borrowing under the Commitments during the Commitment Period on any Business Day, by giving irrevocable notice to the Agent (which notice must be received by the Agent prior to 2:00 P.M., New York City time), three Working Days prior to the requested borrowing date, in the case of Eurodollar Loans and one Business Day prior to the requested borrowing date, in the case of NWUSA Rate Loans, specifying (i) the borrower and the amount to be borrowed, (ii) the requested borrowing date, (iii) whether the borrowing is to be a Eurodollar Loan, NWUSA Rate Loan or a combination thereof and, if a combination, the respective amount of each Type of borrowing and (iv) in the case of Eurodollar Loans, the length of the Interest Period with respect thereto. Each borrowing under the Commitments shall be in an aggregate principal amount of the lesser of: (x) the then Available Commitments, and (y) (i) in the case of NWUSA Rate Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, and (ii) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. Except as provided in paragraph (c) below, each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent set forth on its signature page hereto by 11:00 A.M., New York City time, on the borrowing date requested by the Company in funds immediately available to the Agent. The proceeds of all such Credit Loans will then be made available to the Company or the applicable Designated Subsidiary, as the case may be, by the Agent at such office of the Agent by crediting the account of the Company or such Designated Subsidiary on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

             (b) The provisions of subsection 2.3(a) notwithstanding, if the Company shall not have given a timely notice of a borrowing to be made on the last day of any Interest Period for an outstanding Credit Loan, then unless the Agent shall have received notice that the Company elects not to make a borrowing on the last day of such Interest Period (such notice to have been received at least one Business Day prior to the last day of such Interest Period) the Company shall be deemed irrevocably to have requested that NWUSA Rate Loans be made by the Banks on the last day of such Interest Period in the same aggregate amount as the Credit Loans maturing on such day (subject, however, to the requirement that the aggregate amount of the Credit Loans outstanding at any time pursuant to subsection 2.1 may not exceed the amounts of the Available Commitments then in effect).

             (c) If any Bank makes a new Credit Loan on a day on which the Company or any Designated Subsidiary is to repay all or any part of any outstanding Credit Loan from such Bank, such Bank shall apply the proceeds of its new Credit Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in paragraph (a) above or, as the case may be, remitted by the Company to the Agent.

             (d) The proceeds of the initial Loans hereunder shall be applied to the payment in full of the principal, interest and any other amounts payable with respect to the Indebtedness listed in Part A of Schedule III.

             2.4 SWING LINE BORROWINGS.

             (A) SWING LINE COMMITMENT. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make SWING LINE LOANS ("SWING LINE LOANS") to the Company or any Designated Subsidiary on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $7,500,000 and in the case of each Swing Line Loan for a term not to exceed sixty (60) days (for this purpose, repayments by the Company or any Designated Subsidiary shall be applied to Swing Line Loans in the order that such Loans were borrowed (i.e., "first-in-first-out"); and, without limitation, a Swing Line Loan will be deemed repaid upon the refinancing thereof with a Credit Loan); provided, however, that in no event may the amount of any borrowing of Swing Line Loans
(i) exceed the aggregate Available Commitments of all Banks immediately prior to such borrowing (after giving effect to such borrowing) or
(ii) cause the outstanding Credit Loans of any Bank, when added to such Bank's Commitment Percentage of the then outstanding Swing Line Loans and Commitment Percentage of Bank L/C Obligations (after giving effect to such borrowing) to exceed such Bank's Commitment.

             (B) SWING LINE NOTE. The Swing Line Loans shall be evidenced by a promissory note of the Company and each Designated Subsidiary substantially in the form of Exhibit B, with appropriate insertions (the "SWING LINE NOTE"), payable to the order of the Swing Line Lender and representing the obligation of the Company and each Designated Subsidiary to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 2.10. The Swing Line Lender is hereby authorized to record the borrowing date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note (or otherwise on the records of the Swing Line Lender) and any such recordation shall constitute prime facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Company and each Designated Subsidiary to repay the Swing Line Loans. The Swing Line Note shall (a) be dated the date hereof, (b) mature on the Termination Date and (c) bear interest for the period from the Closing Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 2.10.

             (C) PROCEDURE FOR SWING LINE BORROWING. The Swing Line Loans shall be made and maintained as NWUSA Rate Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 1:00 P.M., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the borrower and the amount of each requested Swing Line Loan, which shall be in a minimum amount of $100,000 or a multiple thereof. The proceeds of each Swing Line Loan will then be made available to the Company or a Designated Subsidiary, as applicable, by the Swing Line Lender by crediting the account of the Company or such Designated Subsidiary on the books of the office of the Swing Line Lender specified on the signature page hereto with such proceeds.

             (D) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Company or a Designated Subsidiary, as applicable (which hereby irrevocably directs the Swing Line Lender to so act on its behalf), request each Bank to make a Credit Loan in an amount equal to such Bank's Commitment Percentage of the prin-cipal amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. Unless any of the events described in subsection 7(f) shall have occurred (in which event the procedures of paragraph (E) of this subsection 2.4 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Credit Loan are then satisfied, each Bank shall make the proceeds of its Credit Loan available to the Swing Line Lender at its office set forth on its signature page hereto prior to 11:00 A.M., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

             (E) PARTICIPATION IN SWING LINE LOANS. If, prior to the making of a Credit Loan pursuant to paragraph (D) of this subsection 2.4, one of the events described in subsection 7(f) shall have occurred, then, subject to the provisions of subparagraph 2.4(F) below, each Bank will, on the date such Credit Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in an amount equal to the Commitment Percentage of such Bank in the Refunded Swing Line Loans. Upon request, each Bank will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

             (F) BANKS' OBLIGATIONS UNCONDITIONAL. Each Bank's obligation to make Credit Loans in accordance with clause (d) and to purchase participating interests in accordance with clause (E) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender, the Company, any Designated Subsidiary or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company, any Designated Subsidiary or any other Person; (iv) any breach of this Agreement by the Company, any Designated Subsidiary or any other Person; (v) any inability of the Company or any Designated Subsidiary to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Swing Line Lender the amount required pursuant to clause (d) or (e) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal funds rate as described in subsection 2.19(b).

             2.5 COMPETITIVE BORROWINGS. (A) THE COMPETITIVE BID OPTION. In addition to the Loans which may be made available pursuant to subsection 2.1, the Company may, as set forth in this subsection 2.5, request the Banks to make offers to make Competitive Bid Loans to the Company or any Designated Subsidiary during the Commitment Period; provided, however, that at no time shall the aggregate amount of Credit Loans, Swing Line Loans, Competitive Bid Loans and Bank L/C Obligations exceed the aggregate Commitments then in effect of all the Banks; and provided further, that at no time shall the outstanding principal amount of Competitive Bid Loans exceed $50,000,000. The Banks may, but shall have no obligation to, make such offers, and the Company and the Designated Subsidiaries may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.5. Upon the request of any Bank making a Competitive Bid Loan, the Company or a Designated Subsidiary, as applicable, shall execute and deliver a promissory note with respect to Competitive Bid Loans to be made by such Bank, substantially in the form of Exhibit C-1 with appropriate insertions as to payee and date (each, a "COMPETITIVE BID NOTE"), payable to the order of such Bank and in a principal amount equal to the aggregate unpaid principal amount of all Competitive Bid Loans, if any, made by such Bank.

             (B) COMPETITIVE BID REQUEST. When the Company wishes to request offers to make Competitive Bid Loans under this subsection 2.5, it shall transmit to the Agent a Competitive Bid Request to be received no later than 12:00 Noon (New York City time) on the fourth Working Day prior to the requested date of borrowing, specifying:

              (i)         the name of the proposed borrower,

             (ii) the proposed date of borrowing, which shall be a Business Day,

            (iii) the aggregate principal amount of such borrowing, which shall be $5,000,000 or a multiple of $1,000,000 in excess thereof, and

             (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period contained in subsection 1.1.

A Competitive Bid Request that does not conform substantially to the format of Exhibit C-2 may be rejected by the Agent in its sole discretion, and the Agent shall promptly notify the Company of such rejection. The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Request. No Competitive Bid Request shall be given within three Business Days of any other Competitive Bid Request.

             (C) INVITATION FOR COMPETITIVE BIDS. Promptly after its receipt of a Competitive Bid Request (but, in any event, no later than 3:00 P.M. (New York City time) on the date of the Agent's receipt of such Competitive Bid Request conforming to the requirements of paragraph (b) above) the Agent shall send to each of the Banks an Invitation for Competitive Bids which shall constitute an invitation by the Company to each such Bank to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to the Competitive Bid Request.

             (D) SUBMISSION AND CONTENTS OF COMPETITIVE BIDS.

             (i) Each Bank to which an Invitation for Competitive Bids is sent may, but shall have no obligation to, submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this paragraph (D) and must be submitted to the Agent at its offices specified on its signature page hereto not later than 9:30 A.M. (New York City time) provided, however, that any Competitive Bid submitted by the Agent must be submitted by no later than 9:15 A.M. (New York City time) in each case, on the third Business Day prior to the requested date of borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (d) shall be irrevocable.

             (ii) Each Competitive Bid shall be in substantially the form of Exhibit C-4 and shall specify:

                 (A) the identity of the borrower and the date of the proposed borrowing,

                 (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, the principal amount (w) may be greater than, equal to or less than, the Available Commitment of the quoting Bank, (x) must be in a minimum principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) if more than one offer is quoted by such Bank, may be subject to a limitation as to the maximum aggregate principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

                 (C)      the rate offered for each Competitive Bid Loan, and

                 (D)      the identity of the quoting Bank.

A Competitive Bid may set forth up to two separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids. Any Competitive Bid shall be disregarded by the Agent if the Agent determines that it: (A) is not substantially in the form of Exhibit C-4 or does not specify all of the information required by subsection 2.5(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted); (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids or (D) arrives after the time set forth in subsection 2.5(d)(i).

             (E) NOTICE TO THE COMPANY. The Agent shall promptly (and, in any event, by 10:30 A.M. (New York City time) on the date of receipt of Competitive
Bids) notify the Company, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this subsection 2.5.

             (F) ACCEPTANCE AND NOTICE BY THE COMPANY. The Company may in its sole discretion, subject only to the provisions of this paragraph (F), accept or reject any Competitive Bid referred to in paragraph (E) above. The Company shall notify the Agent by telephone, confirmed immediately thereafter by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it wishes to accept any or all of the bids referred to in paragraph
(E) above not later than 10:00 A.M. (New York City time), on the second Working Day prior to the requested date of borrowing; provided, however, that:

             (i) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (E) above;

            (ii) the aggregate principal amount of the Competitive Bids accepted by the Company may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Commitments of all Banks then in effect over the aggregate principal amount of all Loans and Bank L/C Obligations outstanding immediately prior to the making of such Competitive Bid Loans (after giving effect to the use of proceeds thereof);

           (iii) the principal amount of each Competitive Bid borrowing must be $5,000,000 or a multiple of $1,000,000 in excess thereof;

            (iv) unless there are any limitations contained in a quoting Bank's Competitive Bid, the Company may not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject any portion of a bid made at a lower Competitive Bid Rate for the same Interest Period, and

             (v) the Company may not accept any Competitive Bid that is disregarded by the Agent pursuant to subsection 2.5(D)(ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Company pursuant to this paragraph (F) shall be irrevocable.

             (G) ALLOCATION BY THE AGENT. If offers are made by two or more Banks with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in integral multiples of $1,000,000), as the Agent may deem appropriate in proportion to the aggregate principal amounts of such offers.

             (H) NOTIFICATION OF ACCEPTANCE. The Agent shall promptly (and, in any event, by 11:00 A.M. (New York City time)) on the date of receipt of the Competitive Bid Accept/Reject Letter notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

             (I) FUNDING OF THE COMPETITIVE BID LOANS. Each Bank which has received notice pursuant to subsection 2.5(h) that its Competitive Bid has been accepted, shall make the amounts of such Loans available to the Agent for the account of the Company at the Agent's payment office by 12:00 Noon (New York City time) on such date of borrowing, by payment in funds immediately available to and freely transferable to the Agent. Unless any applicable condition specified in Section 4 has not been satisfied, the proceeds of all such Loans will then be made available to the Company or the applicable Designated Subsidiary by the Agent at such office by crediting the account of the Company or the applicable Designated Subsidiary with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

             (J) NO ADDITIONAL RIGHTS. Nothing in this subsection 2.5 shall be construed as a right of first offer in favor of the Banks or otherwise to limit the ability of the Company or any Subsidiary to request and accept any other credit facilities from any Person (including any of the Banks); provided, however, that no Event of Default or Default would otherwise arise or exist as a result of the Company or any Subsidiary executing, delivering, or performing under any such other credit facility.

             (K) REDUCTION OF AVAILABLE COMMITMENTS. Each outstanding Competitive Bid Loan shall reduce by such amount the aggregate Available Commitments of all the Banks (and, accordingly, the Available Commitment of each Bank proportionate to its Commitment Percentage), but shall not otherwise reduce or affect the Available Commitment or Commitment of any Bank which makes a Competitive Bid Loan.

             2.6 TERMINATION OR REDUCTION OF COMMITMENTS. (a) The Company shall have the right, upon not less than three Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such reduction or termination shall be permitted if, after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans and Bank L/C Obligations would exceed the amount of the Commitments then in effect. Any such reduction shall be in an amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the amount of the Commitments then in effect.

             (b) The Commitments once terminated or reduced may not be reinstated.

             2.7 FEES. (a) The Company agrees to pay to the Agent for the account of each Bank the Facility Fee for the period commencing on the date hereof extending to but not including the earlier of (i) the date the Commitments are terminated or (ii) the Termination Date. The accrued Facility Fee shall be payable quarterly in arrears on the first day of each January, April, July and October and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

             (b) The Company agrees to pay to the Agent the additional fees in the amounts and upon the terms set forth in the Fee Letter.

             2.8 OPTIONAL AND MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS.
(a) The Company and each Designated Subsidiary may at any time and from time to time prepay the Credit Loans then outstanding, in whole or in part, without premium or penalty, provided, however, that Eurodollar Loans may only be prepaid on the last day of the then current Interest Period with respect thereto, provided, that the Company and each Designated Subsidiary may, subject to the requirement that it pay any amounts due under subsection 2.16 in connection therewith, prepay Eurodollar Loans at any time. Optional prepayments pursuant to this subsection 2.8(a) shall be made upon at least three Working Days' prior irrevocable notice to the Agent in the case of Eurodollar Loans, and one Business Day's prior irrevocable notice to the Agent in the case of NWUSA Rate Loans, specifying (i) the date and amount of such prepayment, (ii) whether the prepayment is of Eurodollar

Loans, NWUSA Rate Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each Type and (iii) in the case of Eurodollar Loans, the Interest Periods affected. If any such notice is given, the Company or the Designated Subsidiary involved will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Each prepayment of the Credit Loans pursuant to this paragraph
(a) shall be in an amount equal to (A) in the case of NWUSA Rate Loans $500,000 or any whole multiple of $100,000 thereof or, if less, the amount of all Credit Loans, then outstanding as NWUSA Rate Loans and (B) in the case of Eurodollar Loans, $5,000,000 or any whole multiple of $1,000,000 in excess thereof or the amount of all Credit Loans then outstanding as Eurodollar Loans provided that prepayments of Eurodollar Loans pursuant to this paragraph (a) shall be made in such a manner that, after giving effect to such prepayments, no Eurodollar Loans having the same Interest Period shall be maintained in an amount less than $1,000,000.

             (b) Notwithstanding anything to the contrary contained herein, neither the Company nor any Designated Subsidiary shall prepay the Competitive Bid Loans except pursuant to Section 7.

             (c) Upon notice to the Agent on any Business Day, the Company and each Designated Subsidiary may prepay, without premium or penalty, any Swing Line Loans on such Business Day not later than 3:00 p.m. (New York time). Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof, or the entire principal balance thereof.

             (d) The Company shall prepay the Credit Loans then outstanding and reduce the Commitments forthwith upon the receipt by the Company of Net Proceeds of an Asset Sale:

             (i) of a business unit or units or any product line or group of product lines which had annual sales in excess of $50,000,000; or

            (ii) which, together with the Net Proceeds received from other Asset Sales (other than Asset Sales described in clause (i)) during the term of this Agreement exceeds in the aggregate the following amounts:

         Calendar Year in which         Aggregate Net Proceeds
         Asset Sale consummated             of Asset Sales
         -----------------------       ------------------------
             1994                             $40,000,000
             1995                              45,000,000
             1996                              50,000,000
             1997                              55,000,000
             1998                              60,000,000
             1999                              65,000,000

each such prepayment and Commitment reduction, if pursuant to clause (i), to be in amount equal to 80% of the amount of the Net Proceeds received, and if pursuant to clause (ii), to be in an amount equal to 80% of the amount of the aggregate Net Proceeds received from all such Asset Sales (other than Asset Sales described in clause (i)) in excess of the amount set forth on the chart above relating to the year in which the Asset Sale was consummated.

             (e) Notwithstanding the provisions of subsection (d) above, the full amount of the Net Proceeds received by the Company or any Subsidiary from the sale of accounts receivable other than the sale of an amount at any time outstanding up to $20,000,000 shall be applied by the Company or any Subsidiary to the prepayment of Credit Loans and Commitment reduction forthwith upon receipt thereof by the Company or any such Subsidiary.

             2.9 REPAYMENT OF CREDIT LOANS. The Company or the applicable Designated Subsidiary will pay the unpaid principal amount of each Credit Loan on the last day of the Interest Period therefor.

             2.10 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar
Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

             (b) The NWUSA Rate Loans (including the Swing Line Loans) shall bear interest on the aggregate unpaid principal amount thereof for the Interest Period with respect thereto at a rate per annum equal to the NWUSA Rate plus the Applicable Margin.

             (c) Competitive Bid Loans shall bear interest as set forth in subsection 2.5.

             (d) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting the rights of the Banks under Section 7, bear interest at a rate per annum which is two percent (2%) above the NWUSA Rate (the "POST-DEFAULT RATE"), from the date of such non-payment until paid in full (before, as well as after, judgment); provided, that if such overdue principal amount is of Eurodollar Loans, such Loans may, at the end of the Interest Period relating thereto, be reborrowed only as NWUSA Rate Loans and shall bear interest at a rate per annum which is two (2%) above the NWUSA Rate until paid in full (before as well as after judgment).

             (e) Interest on each Credit Loan shall be payable in arrears on each Interest Payment Date applicable thereto.

             (f) Anything herein to the contrary notwithstanding, the obligation of the Company and each Designated Subsidiary to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank. Any such payments of interest which are not made to any Bank as a result of the limitation referred to in the preceding sentence shall be made by the Company and each Designated Subsidiary to such Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest which may be charged or collected by the Agent.

             2.11 COMPUTATION OF INTEREST AND FEES. (a) The Facility Fee and interest in respect of NWUSA Rate Loans shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.
Interest on all Eurodollar Loans and Competitive Bid Loans and Issuance Fees and the fees payable pursuant to subsection 2.7(b) shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable, but not later than the close of business on the date of determination, notify the Company and the Designated Subsidiaries and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on the Credit Loans resulting from a change in the NWUSA Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the NWUSA Rate is announced, or such change in the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Agent shall as soon as practicable, but not later than three Business Days before the close of business on the effective date, notify the Company and the Designated Subsidiaries and the Banks of the effective date and the amount of each such change.

             (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be prima facie evidence of the accuracy of the facts so determined.

             2.12 INABILITY TO DETERMINE INTEREST RATE. Notwithstanding any other provision of this Agreement, in the event that the Required Banks shall reasonably have determined (which determination shall be prima facie evidence of the facts so determined) that the rates quoted by NWUSA for the purpose of computing the Eurodollar Base Rate do not adequately and fairly reflect the cost to the Banks of funding any Credit Loans that the Company or any Designated Subsidiary has requested be made as Eurodollar Loans, such Banks shall notify the Agent thereof and the Agent shall promptly give telecopier or telephonic notice of such determination, confirmed in writing to the Company or such Designated Subsidiary and the Banks at least one Business Day prior to the requested borrowing date for such Eurodollar Loans. Unless the Company or such Designated Subsidiary shall have notified the Agent promptly after receipt of such telecopier or telephonic notice that it wishes to rescind or modify its request regarding such Eurodollar Loans, any requested Eurodollar Loans shall be made as NWUSA Rate Loans. Until any such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made. The Agent shall withdraw such notice promptly after it determines that the circumstances giving rise to the delivery of such notice no longer exist.

             2.13 TAXES. (a) All payments made by the Company and each Designated Subsidiary under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent and such Bank by the jurisdiction under the laws of which such Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to any Bank hereunder or under the Notes, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes, including Taxes on such increased amount) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company or any Designated Subsidiary, as promptly as possible thereafter, the Company or such Designated Subsidiary shall send to the Agent for the account of such Bank a certified copy of an original official receipt received by the Company showing payment thereof. If the Company or any Designated Subsidiary fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company or such Designated Subsidiary shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. Each Bank confirms to the Company and the Designated Subsidiaries that tax withholding requirements do not currently apply to payments to be made to it hereunder.

             (b) If the Company or any Designated Subsidiary shall at any time be required to withhold any Taxes in respect of any amount payable to any Bank hereunder or under the Notes, the Company or such Designated Subsidiary shall be entitled to prepay the Credit Loans allocable to such Bank, and the Company or such Designated Subsidiary shall be entitled to terminate the Commitment of such Bank (such prepayment to be made together with all other amounts due to such Bank hereunder and under the Notes, including, without limitation, interest, fees and any amounts payable pursuant to subsection 2.16).

             (c) Each Bank agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be) to avoid the imposition of any Taxes on payments hereunder or to minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burden deemed by such Bank to be material.

             (d) If the Company or any Designated Subsidiary makes any additional payment to the Agent or any Bank pursuant to this subsection 2.13 in respect of any Taxes, and the Agent or such Bank determines that it has received (i) a refund of such Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes with respect to which it has received payments under this subsection 2.13, the Agent and such Bank shall, to the extent that they can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Company or such Designated Subsidiary such amount as the Agent and such Bank shall have determined to be attributable to the deduction or withholding of such Taxes. If the Agent or such Bank later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this subsection 2.13(d), the Company or such Designated Subsidiary shall upon demand of the Agent or such Bank promptly repay the amount of such overpayment. Any determination made by the Agent or such Bank pursuant to this subsection 2.13(d) shall constitute prima facie evidence of the accuracy thereof, and nothing in this subsection 2.13(d) shall be construed as requiring the Agent or any Bank to conduct its respective business or to arrange or alter in any respect its respective tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns, of the Agent or any Bank.

             2.14 ILLEGALITY. Notwithstanding any other provision herein, if any Regulatory Change shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurodollar Loans, (a) the agreements of such Bank hereunder to make Eurodollar Loans shall forthwith be suspended for the duration of such illegality and (b) each Eurodollar Loan then outstanding, if any, shall be repaid on the last day of the Interest Period therefor or within such earlier period as required by law and shall be reborrowed on such day and thereafter as requested by the Company or any Designated Subsidiary only as a NWUSA Rate Loan or Competitive Bid Loan for the duration of such illegality. If any such prepayment of a Eurodollar Loan is made on a day which is not the last day of the Interest Period therefor, the Company and each Designated Subsidiary hereby agrees to pay promptly to any Bank, upon its demand, any amounts required to be paid by the Company and each Designated Subsidiary pursuant to subsection 2.16 (such Bank's reasonable notice of such costs and the manner in which they were calculated, as certified to the Company, shall constitute prima facie evidence of the accuracy of the amounts set forth therein). This agreement shall survive termination of this Agreement and the payment of the outstanding Notes. Each Bank shall use its reasonable efforts to promptly notify the Company as soon as practicable as to any Regulatory Change described in this subsection 2.14.

             2.15  INCREASED COSTS.  (a) In the event that any Regulatory
Change:

             (i) subjects any Bank to any tax of any kind whatsoever with respect to this Agreement, its Notes or any Loans made by it, or changes the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in Taxes and except for taxes measured by the net income of such Bank);

            (ii) imposes, modifies or holds applicable to any Bank any reserve, Federal Deposit Insurance Corporation premium or assessment special deposit, compulsory loan or similar requirement against any Eurodollar Loans made, or assets held by, or credit extended by, or deposits or other liabilities in or for the account of, or acquisition of funds by or for the account of, any office of such Bank (or any corporation controlling any Bank), (but only to the extent not otherwise included in the determination of the Eurodollar Rate); or

           (iii) imposes on such Bank any other condition affecting this Agreement or any Loans made hereunder;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining Loans or Commitments or to reduce any amount receivable by it in respect of Loans or Commitments, then, in any such case, the Company or the applicable Designated Subsidiary shall promptly pay the Bank, upon its demand pursuant to subsection 2.15(c), any additional amounts necessary to compensate such Bank (or any corporation controlling such Bank) for such additional cost or reduced amount receivable plus interest thereon at the NWUSA Rate, for five (5) Business Days from the date demanded and thereafter, at the Post-Default Rate, in each case until payment in full thereof.

             (b) In the event that any Bank (or any corporation controlling such Bank) shall have reasonably determined that any Regulatory Change does or shall have the effect of reducing the rate of return on such Bank's (or such corporation's) capital as a consequence of its obligations hereunder to a level below that which such Bank (or such corporation) could have achieved on the date hereof but for such Regulatory Change (taking into consideration such Bank's policies with respect to capital adequacy) by any amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank pursuant to subsection 2.15(c) hereof, the Company or the applicable Designated Subsidiary shall promptly pay the Bank such additional amount or amounts as will compensate such Bank (or such corporation) for such reduction.

             (c) If any Bank (or any corporation controlling any Bank) becomes entitled to claim any additional amounts pursuant to this subsection 2.15, it shall promptly after becoming aware thereof notify the Company of the event by reason of which it has become so entitled. Any such claim for additional amounts by such Bank shall be accompanied by a certificate setting forth in reasonable detail the calculation thereof (provided, however, that such Bank shall not be required to disclose proprietary or confidential information in such certificate), submitted by such Bank to the Company, and such certificate shall constitute prima facie evidence of the accuracy of the amount of such claim. This agreement shall survive termination of the Commitments and the payment in full of the outstanding Notes for 180 days (but not longer).

             (d) If the Company or any Designated Subsidiary shall at any time be required to pay amounts pursuant to this subsection 2.15 to a company controlling any Bank, the Company or such Designated Subsidiary shall be entitled to prepay the Loans allocable to such Bank, and thereupon the Company or such Designated Subsidiary shall be entitled to terminate the Commitment of such Bank (such prepayment to be made together with all other amounts due to such Bank hereunder and under the Notes, including, without limitation, interest, fees and any amounts payable pursuant to subsection 2.16).

             2.16 INDEMNITY. The Company and each Designated Subsidiary agrees to indemnify each Bank for, and to hold such Bank harmless from, any loss or expense (but not including loss of Applicable Margin) which such Bank may sustain or incur as a consequence of (a) any default by the Company or any Designated Subsidiary in borrowing or failure to borrow for any reason such Eurodollar Loans or Competitive Bid Loan after the Company or such Designated Subsidiary has given a notice in respect thereof in accordance with subsections
2.3 or 2.5, (b) receipt by such Bank of any prepayment (whether optional or mandatory) of any Eurodollar Loan or Competitive Bid Loan on a day which is not the last day of an Interest Period applicable to such Eurodollar Loan or Competitive Bid Loan, (c) default by the Company or any Designated Subsidiary in making any prepayment of a Eurodollar Loan or Competitive Bid Loan after it has given a notice in accordance with subsection 2.8(a), or (d) acceleration of any Eurodollar Loans, and each Bank shall use reasonable efforts to minimize any amounts due to such Bank pursuant to this subsection 2.16. The Company and each Designated Subsidiary shall promptly pay to each Bank, upon its demand (accompanied by the certificate described below), any amounts necessary to compensate such Bank for such losses or expenses incurred by such Bank in making or maintaining any Loans in accordance with this subsection 2.16, including, without limitation, any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans. Any claim for additional amounts pursuant to the foregoing sentence by such Bank shall be accompanied by a certificate setting forth in reasonable detail the calculation thereof (provided, however, that such Bank shall not be required to disclose proprietary or confidential information in such certificate), submitted by such Bank to the Company or such Designated Subsidiary, and such certificate shall constitute prima facie evidence of the accuracy of the amount of such claim, provided that the determination of such amount is made on a reasonable basis. This subsection 2.16 shall survive termination of the Commitments and the payment in full of the outstanding Notes for 180 days (but not longer).

             2.17 MAXIMUM NUMBER OF TRANCHES. Notwithstanding any other provision hereof, there shall not at any time be outstanding hereunder Tranches in excess of the Tranche Limit.

             2.18  USE OF PROCEEDS.  The proceeds of the Loans may only be used
(i) to refinance existing Indebtedness of the Company and/or its Subsidiaries and (ii) for general corporate purposes, including the financing of acquisitions.

             2.19 PRO RATA TREATMENT AND PAYMENTS; L/C PARTICIPATIONS. (a) Each borrowing of Credit Loans by the Company or any Designated Subsidiary from the Banks, each payment by the Company on account of any fees hereunder (including, without limitation, any Issuance Fees and Drawing Fees in respect of L/Cs (but excluding fees payable pursuant to subsection 2.7(b)), and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by the Company or any Designated Subsidiary on account of principal of and interest on the Credit Loans and other amounts due hereunder (other than payments made pursuant to subsection 2.13, 2.14, 2.15 or 2.16 and payments made on account of principal of and interest on Competitive Bid Loans) shall be made pro rata according to the respective outstanding principal amounts of the Credit Loans held by each Bank. Each payment (including each prepayment) by the Company or any Designated Subsidiary on account of principal of and interest on any borrowing of Competitive Bid Loans shall be made pro rata among the Banks participating in such borrowing according to the respective principal amounts of their outstanding Competitive Bid Loans comprising such borrowing. Each payment by the Company or any Designated Subsidiary on account of principal of or interest on the Swing Line Loans shall be made to the Swing Line Lender (except that, to the extent that any Bank has paid to NWUSA its pro rata share thereof, such Bank shall be entitled to receive its pro rata share of any payment (other than any payments made pursuant to subsection 2.15) made to NWUSA in the same manner as is provided with respect to payments made by L/C Participants in subsection 2.19(c)(ii) and (iii)). All payments (including prepayments) to be made by the Company or any Designated Subsidiary on account of principal and interest on the Notes or on account of any fees or other amounts due hereunder shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, at the Agent's office set forth on its signature page hereto, in lawful money of the United States of America and in immediately available funds not later than 11:00 a.m. New York City time, on the date on which such payment shall become due. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day and with respect to payments of principal interest thereon shall be payable at the then applicable rate during such extension.

             (b) Unless the Agent shall have been notified in writing by any Bank prior to a borrowing date that such Bank will not make the amount which would constitute its Commitment Percentage of the Credit Loans on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such borrowing date, and the Agent may, in reliance upon such assumption, make available to the Company or a Designated Subsidiary, as applicable, a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily Federal funds rate during such period set forth for such date opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15 (519)", or any successor publication published by the Board of Governors of the Federal Reserve System, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 365. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 2.19(b) shall be conclusive, absent manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Credit Loans hereunder, on demand, from the Company or a Designated Subsidiary, as applicable. Except as set forth in the immediately preceding sentence, neither the Company nor the Subsidiaries shall have any liability to any Person under this subsection 2.19(b).

             (c) (i)      NWUSA, as the issuing bank with respect to each L/C,
irrevocably agrees to grant and hereby grants to each Bank (each Bank, in such capacity, an "L/C PARTICIPANT") and, to induce NWUSA to maintain or issue L/Cs hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from NWUSA, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in NWUSA's obligations and rights under each L/C issued by it hereunder and the amount of Unpaid Drawings with respect to any draft paid by NWUSA thereunder, effective, in the case of each L/C, on the date of issuance thereof and, in the case of Existing Letters of Credit issued by NWUSA, on the Closing Date. Each L/C Participant unconditionally and irrevocably agrees with NWUSA with respect to any L/C that, if a draft is paid under such L/C for which NWUSA is not reimbursed in full by the relevant Account Party on the date required by subsection 2.1(c)(vii), such L/C Participant shall pay to NWUSA upon notification or demand at NWUSA's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (ii) If any amount required to be paid by any L/C Participant to NWUSA with respect to any L/C pursuant to subsection 2.19(c)(i) in respect of any unreimbursed portion of any payment made by NWUSA under such L/C is paid to NWUSA within three Business Days after the date such payment is due by such L/C Participant, such L/C Participant shall pay to NWUSA on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate (determined as provided in subsection 2.13(b)) during the period from and including the date such payment is required to the date on which such payment is immediately available to NWUSA, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365. If any such amount required to be paid by any L/C Participant pursuant to subsection 2.19(c)(i) is not in fact made available to NWUSA by such L/C Participant within three Business Days after the date such payment is due by such L/C Participant, NWUSA shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to NWUSA Rate Loans hereunder. A certificate of NWUSA submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

        (iii) Whenever, at any time after NWUSA has made payment under any L/C and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.19(c)(i), NWUSA receives any payment related to such L/C (whether directly from the Company, a Designated Subsidiary or otherwise, including by means of set-off or the proceeds of collateral applied thereto by NWUSA), or any payment of interest on account thereof, NWUSA will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by NWUSA shall be required to be returned by it, such L/C Participant shall return to NWUSA the portion thereof previously distributed by NWUSA to it. Neither the Company nor any Subsidiary shall have any liability or obligation to any person under this subsection 2.19(c).

          2.20 GUARANTIES. The due payment and performance of the Obligations shall be guaranteed to the Banks and the Agent by the Company and each of the Material Operating Subsidiaries listed on Schedule IV hereto and each Subsidiary which becomes a Material Operating Subsidiary after the date hereof (hereinafter referred to individually as a "GUARANTOR" and collectively as the "GUARANTORS"), by the execution and delivery to the Agent, simultaneously with the execution and delivery of this Agreement, by each Guarantor of a Guaranty in form and substance satisfactory to the Agent (hereinafter referred to as a "GUARANTY" and, collectively, as to all the Guarantors, the "GUARANTIES"), subject to subsection 5.4.

          2.21 SECURITY. In order to secure the due payment and performance by the Company of its Obligations, simultaneously with the execution and delivery of this Agreement, the Company shall grant to the Agent for the ratable benefit of the Banks:

          (a) a first lien on, and pledge with the Agent for the ratable benefit of the Banks:

                     (i) all of the issued and outstanding shares of capital stock of the Existing Pledged Subsidiaries pursuant to the Security Indenture and Trust Agreement and simultaneously appoint the Agent as successor Security Trustee under the Security Indenture and Trust Agreement; and

                     (ii) all of the issued and outstanding shares of capital stock of the Newly Pledged Subsidiaries, by the execution and delivery of a Stock Security Agreement in form and substance satisfactory to the Agent (the "STOCK SECURITY AGREEMENT"); and

          (b)   a second lien (subject only to the liens provided for in clause
(a) above) on, and pledge with the Agent for the ratable benefit of the Banks, all of the issued and outstanding shares of capital stock of the Existing Pledged Subsidiaries and the Newly Pledged Subsidiaries, by the execution and delivery to the Agent of a Pledge Agreement in form and substance satisfactory to the Agent (the "COMPANY PLEDGE AGREEMENT"), which shall be executed and delivered on the Closing Date;

          (c) Upon any Subsidiary becoming a Material Operating Subsidiary, the Company shall pledge, or cause the pledge of, all of the capital stock owned, directly or indirectly, by the Company in that Subsidiary as collateral pursuant to the Stock Security Agreement (if still in effect) and/or the Company Pledge Agreement; and

          (d) In addition, the Company shall execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Security Indenture and Trust Agreement, the Stock Security Agreement, the Company Pledge Agreement, this Section 2.21 and this Agreement.

          2.22 ADDITIONAL L/C PROVISIONS. (a) Without limiting the generality of subsection 2.15 hereof, if:

          (i) any Regulatory Change shall (1) impose, modify or deem applicable any reserve, special deposit, capital maintenance, deposit insurance premium or assessment, or similar requirement against letters of credit issued by or assets held by, or deposits made with or for the account of, NWUSA, (2) impose on NWUSA any other condition regarding the L/Cs, or (3) subject NWUSA to any tax, charge, fee, deduction or withholding of any kind whatsoever (except for changes in Taxes and except for taxes measured by the net income of NWUSA); and

          (ii) the result of any such event shall be to increase the cost to NWUSA of the issuance or maintenance of the L/Cs, or reduce the amount of principal, interest, or any fee or compensation receivable by NWUSA in respect of the L/Cs; then, upon demand of NWUSA, the Company or a Designated Subsidiary, as applicable, shall pay to NWUSA, from time to time as specified by NWUSA, all additional amounts which are necessary to compensate NWUSA for such increased cost or reduction incurred by NWUSA, accruing from and after the date initially demanded by NWUSA. All payments of compensation for such increased cost or reduction shall be accompanied by interest thereon, at the NWUSA Rate from the date demanded for five (5) Business Days, and thereafter, at the Post-Default Rate, in each case until payment in full thereof. A certificate as to such increased cost incurred by NWUSA showing in reasonable detail the calculation thereof shall be submitted by NWUSA to the Company and shall constitute prima facie evidence of the accuracy of the amounts set forth therein. For purposes of this subsection 2.22, all references to L/Cs shall refer to participations in L/Cs, and all references to "NWUSA" shall be deemed to include any L/C Participant, except that amounts payable by the Company and the Designated Subsidiaries shall only be paid to the issuer of the letter of credit and then delivered to any L/C Participant having such cost. In the event of any inconsistency between the terms of this subsection 2.22 and subsection 2.15, the provisions of subsection 2.15 shall govern. This Agreement shall survive termination of the Commitment and payment of the outstanding Notes for 180 days (but not longer).

          (b) The obligations of the Company and each Designated Subsidiary under this Agreement with respect to the L/Cs shall, absent gross negligence or willful misconduct by NWUSA, (x) be absolute, unconditional and irrevocable, and (y) shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

           (i) the L/Cs, the Notes, this Agreement or any other agreements, instruments or documents relating thereto proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect;

         (ii) any amendment or waiver of or any consent to the departure from all or any of the Security Documents and any subsequent such agreements;

        (iii) the existence of any claim, setoff, defense or other rights which the Company or any Designated Subsidiary may have at any time against any beneficiary or any transferee of any beneficiary (or any Persons or entities for whom any beneficiary or any such transferee may be acting);

         (iv) any demand presented under the L/Cs (or any endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever;

          (v) the failure of any document to bear reference or to bear adequate reference to such L/C;

         (vi) the use to which the L/Cs may be put or any acts or omissions of the Company or any Designated Subsidiary or beneficiaries in connection therewith; or

        (vii) any other similar circumstances provided that such circumstances or happening shall not have constituted gross negligence or willful misconduct of NWUSA.

          (c) NWUSA shall not be responsible: (i) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign the L/Cs or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (ii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable telegraph, telex or otherwise, whether or not they be in cipher; (iii) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a draw under the L/Cs or of proceeds thereof; and (iv) for any consequence arising from causes beyond the control of NWUSA, provided that this paragraph
(c) shall not apply to the gross negligence or willful misconduct of NWUSA. None of the above shall affect, impair, or prevent the vesting of any of NWUSA's rights or powers hereunder.

          (d) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by NWUSA, under or in connection with the L/Cs or the related drafts or documents, unless constituting gross negligence or willful misconduct, shall be binding up on the Company and the Designated Subsidiaries and shall not put NWUSA under any resulting liability to the Company and the Designated Subsidiaries.

          (e) The Company and each Designated Subsidiary shall at all times protect, indemnify and save harmless NWUSA and each Bank from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all loss, claims, demands, and from and against any and all loss, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which NWUSA or any Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the L/Cs; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify NWUSA and each Bank against any and all risk involved in the issuance of the L/Cs, all of which risks are hereby assumed by the Company and each Designated Subsidiary, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts and omissions, herein called the "GOVERNMENTAL ACTS"); provided, however, that the Company and each Designated Subsidiary shall not be required to indemnify NWUSA or any Bank for
(x) any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of NWUSA (with respect to which, however, NWUSA shall be liable to the other Banks) or (y) any breach of obligations of NWUSA to other Banks. Notwithstanding any other provision contained in this Agreement, the obligations of the Company and each Designated Subsidiary under this Section
2.22 shall survive the termination of this Agreement.

          (f) In the event that the credit rating of NWUSA is down-graded to less than "AA" by Standard & Poor's Corporation or any successor to the rating agency business thereof and such down-grading will cause the Company or any Designated Subsidiary to incur any additional expense or otherwise be adversely affected, the Company or any Designated Subsidiary may replace any L/Cs issued by NWUSA with L/Cs issued by National Westminster Bank PLC, any Bank or any other bank, in each case with a credit rating of "AA" or better, provided that any such letter of credit facility, shall not be entitled to the benefits of this Agreement, and shall constitute Specified L/C Obligations (to the extent provided in the definition thereof) with the effect of reducing the Available L/C Commitment (in accordance with the definition thereof).

          2.23 SEVERAL OBLIGATIONS. The failure of any Bank to make any Loan or fund the L/C participation to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date or fund the L/C participations, but no Bank shall be responsible for the failure of the other Banks to make Loans or fund the L/C participations to be made by such other Banks.

     SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce each Bank to enter into this Agreement and to make the Loans and NWUSA to issue L/Cs hereunder, the Company and each Designated Subsidiary, as applicable, hereby represents and warrants to such Bank that, except as disclosed in the SEC Reports:

          3.1 FINANCIAL CONDITION. The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1992 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended on such date, certified by Grant Thornton, copies of which have heretofore been furnished to each Bank, and the unaudited consolidated balance sheet and related consolidated statements of income, stockholders equity and cash flow of the Company and its consolidated Subsidiaries for the ending quarter September 30, 1993 present fairly, in conformity with GAAP, the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the period then ended (subject to normal year-end adjustments as to such September 30, 1993 financial statements). All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, required to be reflected under GAAP which is not reflected in the foregoing statements or in the notes thereto and which was material to the Company and its consolidated Subsidiaries taken as a whole (including, without limitation, any Environmental Liability).

          3.2 NO CHANGE. Since December 31, 1992 there has been no material adverse change in the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

          3.3 CORPORATE EXISTENCE; COMPLIANCE WITH THE LAW. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where qualification is required by the nature of its business or the character and location of its property or business and in which the failure to so qualify could have a material adverse effect on the business, operations, property or financial condition or results of operations of the Com-pany and its Subsidiaries taken as a whole and (d) is in compliance with all Requirements of Law, including, without limitation, all applicable Environmental Laws and Regulations, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole or to materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Notes.

          3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company and each Designated Subsidiary has the corporate power and authority to make, deliver and perform this Agreement, the Notes and the other documents contemplated hereby. The Company and each Designated Subsidiary has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Notes and the other documents contemplated hereby. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other documents contemplated hereby. This Agreement has been duly executed and delivered on behalf of the Company and each Designated Subsidiary, and this Agreement constitutes, and the Notes and the other documents contemplated hereby when executed and delivered, will constitute, legal, valid and binding obligations of the Company and each Designated Subsidiary, enforceable against the Company and each Designated Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the Notes and the other documents contemplated hereby, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien on any of its or their respective properties pursuant to any Requirement of Law or any Contractual Obligation.

          3.6  NO LITIGATION.

          No litigation, investigation or proceeding, including, without limitation, any Environmental Proceeding, of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened, by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues, (a) with respect to this Agreement, the Notes, the Security Documents, the Guaranties or any other agreements or documents executed in connection therewith or any of the transactions contemplated thereby or (b) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

          3.7 FEDERAL REGULATIONS. No part of the proceeds of any Loans hereunder will be used in violation of the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including without limitation Regulations G, U and X.

          3.8 INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.9 DISCLOSURE. The financial statements, certificates, opinions, and other statements furnished in writing to the Agent or the Banks by or on behalf of the Company or any Subsidiary in connection with this Agreement or the transactions contemplated hereby do not, taken as a whole, contain any untrue statement of a fact, or omit to state any fact necessary in order to make the statements contained therein or herein not misleading, except for matters which are not materially adverse to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

          3.10 NO DEFAULT. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which would be materially adverse to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole, or which would materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Notes or the ability of any Guarantor to perform its obligations under any Guaranty. No Default or Event of Default has occurred and is continuing.

          3.11 TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed all material tax returns which to its knowledge are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges which to its knowledge have been imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves in conformity with GAAP have been provided in its books); no material tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges, except for claims not material to the Company and its Subsidiaries taken as a whole.





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
          3.12 SUBSIDIARIES. At the date of this Agreement, the Company has no Subsidiaries except those listed on Schedule IV, and the Company owns directly or indirectly 100% of the outstanding voting shares of each such Subsidiary except as disclosed therein.

          3.13 OWNERSHIP OF PROPERTY; LIENS. Except as permitted in subsection 6.2, each of the Company and its Subsidiaries has good title in fee simple to or valid leasehold interest in all its real property, and good title to all its other property, and none of such owned property is subject to any Lien, except for the security interest granted pursuant to the Security Indenture and Trust Agreement, the Stock Security Agreement and the Company Pledge Agreement.

          3.14 ERISA. Except as described on Exhibit H, as it may be updated from time to time by the Company pursuant to subsection 5.8(c), neither the Company, nor any Commonly Controlled Entity, is a participating employer in any Plan in which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, which, together with all other liabilities described in this subsection, could give rise to a liability which is material. For purposes of this subsection, a liability is material if it, together with all other such liabilities described in this subsection, could subject the Company or any of its Subsidiaries to any tax, penalty, or other liabilities material in relation to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole. Except as described on Exhibit H, as it may be updated from time to time, neither the Company nor any Commonly Controlled Entity has any contingent liability with respect to any post-retirement benefit under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) other than (i) liability for health plan continuation coverage as described in part 6 of Title 1 of ERISA, (ii) liability under any severance plan, (iii) liability under plans or programs required by law, and (iv) disability benefits under any tax-qualified pension plans in an amount which together with all other liabilities described in this subsection, could give rise to a liability which is material. Neither the Company nor any Commonly Controlled Entity has received any notice from the PBGC that any of the Single Employer Plans is being involuntary terminated and no event shall have occurred, and there exists as of the date hereof no condition or set of circumstances, which present a material risk of the involuntary termination of any of the Single Employer Plans. Neither the Company nor any Commonly Controlled Entity has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premiums which have become due which are unpaid. Each Single Employer Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust related to such plan has been determined to be exempt under Section 501(a) of the

Code, or the period for obtaining such a determination letter has not expired; and no event has occurred and no condition currently exists which might reasonably be expected to give rise to a liability that is material as a result of the failure of any plan that is intended to be qualified under Section 401(a) of the Code to be so qualified. No Plan is being audited or investigated by any government agency or subject to any pending or threatened claim or suit, which audit, investigation, pending claim or suit could reasonably be expected to give rise to a liability, which together with all other liabilities described in this subsection would be material. Each Single Employer Plan currently meets and during the preceding six years has met the minimum funding standard of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver). With respect to each Multiemployer Plan, the Company and each Commonly Controlled Entity have paid or accrued to the extent required by GAAP all contributions pursuant to the terms of each applicable collective bargaining agreement. No Reportable Event has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan which Reportable Event, together with all other liabilities described in this subsection, could give rise to a liability which is material, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all benefit liabilities (within the meaning of Title IV of ERISA) under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the respective Single Employer Plans) did not, as of the last annual valuation date, exceed the value of the assets of such Single Employer Plan allocable to such benefit liabilities by more than $2,500,000. Neither the Company nor any Commonly Controlled Entity has any unsatisfied liability with respect to a complete or partial withdrawal from any Multiemployer Plan, which together with all other liabilities described in this subsection would be material, and, to the best of the Company's knowledge, the liability to which the Company or any Commonly Controlled Entity would become subject under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof would not, together with all other liabilities described in this subsection, be material. No such Multiemployer Plan is in Reorganization or Insolvent, where the liability which could reasonably be expected to result is in an amount in excess of an amount which, taken together with all the liabilities described in this subsection, is material. Neither the Company nor any Commonly Controlled Entity is required to provide security to a Single Employer Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. Neither the Company nor any Commonly Controlled Entity has engaged in a transaction which could reasonably be expected to subject it to liability under
Section 4069 or 4212(c) of ERISA which liability together with all other liabilities described in this subsection is material. Except as





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
disclosed in Exhibit H, as it may be updated from time to time there are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be parachute payments under Section 280G of the Code that are nondeductible to the Company or any Subsidiary and which will be subject to the tax under Section 4999 of the Code for which the Company or any Subsidiary would have a material withholding liability.

          3.15 INDENTURES. (a) There have been delivered to the Agent and each Bank a true and correct copy of each of the Indenture and the Security Indenture and Trust Agreement, including all amendments, changes, supplements and other side letters or agreements with respect thereto executed and delivered by the Company thereunder, and all officer's certificates relating to the collateral delivered by the Company to the Trustee during the term of the Security Indenture and Trust Agreement and a list of any and all changes in the collateral pledged thereunder. To the best of the knowledge of the Company, the Indenture, the Security Indenture and Trust Agreement and all such other documents have been duly executed and delivered by the parties thereto and are in full force and effect at the date hereof. The Security Indenture and Trust Agreement creates a legal, valid and enforceable and perfected first lien on and security interest in all of the collateral pledged by the Company thereunder for the benefit of the creditors of the Company listed on Schedule V hereto in addition to the Agent and the Banks.

          (b) The Obligations under this Agreement in respect of principal and interest on the Notes constitute "Senior Indebtedness" as defined in the Indenture and the Security Indenture and Trust Agreement.

          3.16 SEC REPORTS. The Company has furnished the Agent with true copies of the SEC Reports.

          3.17 INTANGIBLE ASSETS. Each of the Company and the Subsidiaries possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing (collectively, "PATENT RIGHTS"), necessary to conduct its business as now conducted and as proposed to be conducted, except for technology not material to the operations of the Company and its Subsidiaries taken as a whole. To the best knowledge of the Company, the Patent Rights do not conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person except for conflicts which are not material to the operations of the Company and its Subsidiaries taken as a whole.

          3.18 NAME CHANGES, MERGERS, ACQUISITIONS. Except as set forth on Exhibit G, neither the Company nor any of the Material Operating Subsidiaries has within the six-year period immediately preceding the date of this Agreement changed its





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
name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

          3.19 LICENSES AND APPROVALS. The Company and each of the Subsidiaries has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations required to comply with all Environmental Laws and Regulations to own and operate its properties and to carry on its business as now conducted, except for licenses, permits and authorizations, which the failure to have does not materially adversely affect the operations of the Company and its Subsidiaries taken as a whole.

          3.20 LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENTS; EMPLOYEE GRIEVANCES. Except as set forth on Exhibit E, there is no pending strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Company or any Subsidiary or their representative employees.

          3.21 SOLVENCY. To the best of the knowledge of the Company, the Company and each Designated Subsidiary is Solvent and, after giving effect to the receipt and application of the Loans and the issuance of L/Cs in accordance with the terms of this Agreement, the Company and each Designated Subsidiary shall continue to be Solvent.

          3.22 OUTSTANDING INDEBTEDNESS FOR BORROWED MONEY. Schedule III contains among other items a complete and accurate list of all Indebtedness of the Company and its Subsidiaries for borrowed money, and all available committed credit lines, outstanding on the date hereof.

          3.23 NO ACTIONABLE EVENT. No Actionable Event (as defined in the Security Indenture and Trust Agreement) has occurred.

     SECTION 4. CONDITIONS PRECEDENT

          4.1 CONDITIONS TO INITIAL LOAN. The agreement of each Bank to make its initial Loan hereunder and NWUSA to issue L/Cs shall be subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance of any L/C, of each of the following conditions precedent:

          (a) AGREEMENT. The Agent and each Bank shall have received this Agreement, duly executed and delivered by the Company and each Designated Subsidiary;

          (b) NOTES. The Agent shall have received, for the account of each Bank, a Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company and each Designated Subsidiary;

          (c) GUARANTY. The Agent and each Bank shall have received a Guaranty, executed and delivered by a duly authorized officer of the Company and each Material Operating Subsidiary;

          (d)  COLLATERAL.

               (i) (A) The Company shall have given notice to the Security Trustee under the Security Indenture and Trust Agreement terminating that Security Trustee's position and shall have appointed the Agent as successor Security Trustee thereunder; and (B) certificates evidencing all of the issued and outstanding capital stock of the Existing Pledged Subsidiaries shall have been delivered to the Agent or Security Trustee;

              (ii) The Agent and each Bank shall have received the Stock Security Agreement, duly executed and delivered by the Company and the Agent shall have received all securities pledged to it thereunder accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto;

             (iii) The Agent and each Bank shall have received the Company Pledge Agreement, duly executed and delivered by the Company; and

              (iv) The Agent and the Company shall have given written notice to:

                     (A) The Agent in its capacity as successor Security Trustee under the Security Indenture and Trust Agreement of the subordinate security interest granted to the Agent for the benefit of the Banks pursuant to the Company Pledge Agreement and shall have directed the Trustee thereunder to deliver all securities pledged thereunder to the Agent upon termination of that agreement; and

                     (B) The Agent in its capacity as pledgee under the Stock Security Agreement of the subordinate security interest granted to the Agent for the benefit of the Banks pursuant to the Company Pledge Agreement and shall have directed the Agent (under the Stock Security Agreement) to deliver all securities pledged thereunder to the Agent (under the Company Pledge Agreement) upon termination of the Stock Security Agreement.

          (e) BORROWING CERTIFICATES. The Agent and each Bank shall have received a certificate of the Company in substantially the form of Exhibit D-1 dated the Closing Date and executed and delivered by a duly authorized officer of the Company and a certificate of each Designated Subsidiary and each Subsidiary in substantially the form of Exhibit D-2 dated the Closing Date and executed and delivered by a duly authorized officer of each Designated Subsidiary or such Subsidiary;

          (f) LEGAL OPINION. (i) The Agent and each Bank shall have received the executed legal opinion of Elihu H. Modlin, Esq., counsel to the Company and each Designated Subsidiary, dated the Closing Date, in substantially the form of Exhibit F-1, together with copies of the legal opinions, if any, upon which such counsel relies, with such changes thereto as may be approved by, and otherwise in form and substance satisfactory to the Agent and its counsel and covering such matters incident to the transactions contemplated by this Agreement and the Notes as the Agent may reasonably require; (ii) Each Bank shall have received the executed legal opinion of Winston & Strawn, counsel to the Agent, dated the Closing Date in substantially the form of Exhibit F-2, with such changes thereto as may be approved by, and otherwise in form and substance satisfactory to the Banks and their counsel;

          (g) RELATED AGREEMENTS. The Agent and each Bank shall have received true and correct copies, certified as to authenticity by the Company and each Material Operating Subsidiary, of the Certificate of Incorporation and By-laws of the Company and each such Subsidiary and such other documents or instruments to which the Company and its Subsidiaries are parties as may be reasonably requested by the Agent;

          (h) CORPORATE PROCEEDINGS. The Agent and each Bank shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of (i) the Board of Directors of the Company and each Designated Subsidiary authorizing the execution, delivery and performance of this Agreement, the Notes and all documents and instruments to be delivered in connection herewith, certified by the Secretary or an Assistant Secretary of the Company, as of the Closing Date and (ii) the Board of Directors of each Material Operating Subsidiary authorizing the execution, delivery and performance of its Guaranty and all documents and instruments to be delivered in connection therewith, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date; and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (i) INDENTURES. The Agent shall have received, with a copy for each Bank, a conformed copy of each of the Indenture and the Security Indenture and Trust Agreement, together with all amendments, waivers or supplements thereto and any other documents reasonably required in connection therewith relating to the security interest granted in the Security Indenture and Trust Agreement, including, without limitation, the documents referred to in subsection 3.15;

          (j) CONSENTS. The Agent, with a copy for each Bank, shall have received true copies (in each case certified as to authenticity on such date by a duly authorized officer of the Company or by such other Person as may be appropriate or may be required by the Agent) of all documents and instruments, including all consents, authorizations, filings and orders, required under any Requirement of Law or by Contractual Obligations of the Company or any Subsidiary, in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Notes, the Security Documents and the Guaranties and such consents, authorizations, filings and orders shall be satisfactory in form and substance to the Agent and shall be in full force and effect;

          (k) FEES. The Agent shall have received for itself or for the account of each Bank, as appropriate, the fees payable on the Closing Date pursuant to subsection 2.7;

          (l) GOOD STANDINGS. The Agent and each Bank shall have received Good Standing certificates and telegrams (if obtainable) as of dates not more than forty-five (45) and two (2) days, respectively, prior to the date of the initial Loans or L/C, with respect to each of the Company and the Material Operating Subsidiaries, from the Secretary of State of their respective states of incorporation and each state in which each of them is qualified to do business.

          (m) INCUMBENCY CERTIFICATES. The Agent and each Bank shall have received an incumbency certificate (with specimen signatures) with respect to the Company and each of the Material Operating Subsidiaries.

          (n) SOLVENCY CERTIFICATE. The Agent and each Bank shall have received from the chief financial officer or treasurer of the Company a Solvency Certificate with respect to the Company and each Designated Subsidiary, respectively.





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
          4.2 CONDITIONS TO ALL LOANS. The agreement of each Bank to make any Loan (including the initial Loans) and of NWUSA to issue any L/Cs requested to be made or issued hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such L/C, of the following additional conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. In the case of any Loan other than a Refunding Borrowing, (x) each of the representations and warranties made by the Company and its Material Operating Subsidiaries in or pursuant to this Agreement (other than Sections 3.21 and 3.22) and the Guaranties and Security Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; and (y) the representation contained in
Section 3.21 shall be true and correct in all material respects as to the Company and the Designated Subsidiary (if any) which is then proposing to borrow such Loan, on and as of such date as if made on and as of such date;

          (b) NO DEFAULT OR EVENT OF DEFAULT. In the case of any Loan other than a Refunding Borrowing (except with respect to a Competitive Bid Loan, in which case the provisions of this subsection (b) shall be applicable), no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date and, in the case of any Refunding Borrowing, no Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date; provided, however, that after the occurrence and during the continuance of a Default any borrowing shall be a NWUSA Rate Loan or a Eurodollar Loan with an Interest Period not exceeding one (1) month.

          (c) NO VIOLATIONS OF LAW. In the case of any Loan, such Loan and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Bank in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other Governmental Authority (including, without limitation, Regulation U); and

          (d) OTHER. All corporate or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Notes, the Guaranties and the Security Documents shall be reasonably satisfactory in form and substance to the Agent and its counsel provided that this paragraph (d) shall not be a condition to any Refunding Borrowing. Each borrowing by the Company and each Designated Subsidiary hereunder shall constitute a representation and warranty by the Company and each such borrowing Designated Subsidiary as of the date of such borrowing that the conditions to such borrowing contained in subsections 4.2(a), (b) and (c) have been satisfied.





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
          4.3 CONDITIONS TO LOANS TO NEW DESIGNATED SUBSIDIARIES. The agreement of each Bank to make any Loan and of NWUSA to issue any L/C to any new Designated Subsidiary shall be subject to the receipt by each Bank, as appropriate, of (i) a Credit Note and a Designated Subsidiary Acquisition Note,
(ii) corporate documents of such new Designated Subsidiary, (iii) a copy of an opinion of counsel to the Company in substantially the form provided with respect to Designated Subsidiaries on the Closing Date and (iv) any other documents delivered in connection therewith.





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
     SECTION 5. AFFIRMATIVE COVENANTS

          The Company hereby covenants and agrees with the Agent and the Banks that, from and after the date of this Agreement until the Obligations are paid in full and the Commitments are terminated and all L/Cs have expired or been duly terminated, the Company shall, and, in the case of the agreements set forth in subsections 5.3, 5.4, 5.5, 5.6, 5.7 and 5.11 shall cause each of its Subsidiaries, to:

          5.1  FINANCIAL STATEMENTS.  Furnish to the Agent and each Bank:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of (i) the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous year, certified, without qualification, by independent certified public accountants of recognized standing reasonably acceptable to the Banks, and (ii) the consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidating statement of income for such fiscal year, in each case showing intercompany eliminations, certified by the chief financial officer of the Company as being, to the best of such officer's knowledge, fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries.

          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company, copies of
(i) the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows for such fiscal quarter and for the portion of the fiscal year through such fiscal quarter, certified by the chief financial officer of the Company as presenting fairly, to the best of such officer's knowledge, the financial condition and results of operations of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments) and (ii) the unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidating statement of income for the portion of the fiscal year through such fiscal quarter, in each case showing inter-company eliminations, certified by the chief financial officer of the Company as being, to the best of such officer's knowledge, fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries;





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
all such financial statements to be prepared in reasonable detail and (in the case of such consolidated financial statements) in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by the Company's accountants or such financial officer, as the case may be, and disclosed therein).

          5.2  CERTIFICATES; OTHER INFORMATION.  Furnish to the Agent and each
Bank:

          (a) concurrently with the delivery of each set of the financial statements referred to in clause (i) of paragraph (a) of subsection 5.1, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of each set of the financial statements referred to in paragraphs (a) and (b) of subsection 5.1, a certificate of the chief financial officer of each Company (i) stating that, to the best of such officer's knowledge, during such fiscal quarter the Company has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in reasonable detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 6.11, 6.12, 6.13 and 6.18;

          (c) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) not later than 90 days after the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow of the Company and its Subsidiaries for the next succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on a basis consistent with the Company's past practice (or otherwise stating the basis on which such projections have been prepared); and

          (e) promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

          5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become





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
delinquent, as the case may be, all (i) lawful taxes, assessments and governmental charges or levies upon it or its property or assets, and (ii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid would by law give rise to a Lien upon any of its property or assets, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          5.4 GUARANTY BY MATERIAL OPERATING SUBSIDIARIES. Cause each new wholly-owned Material Operating Subsidiary to guaranty the Obligations by the execution and delivery of a Guaranty substantially in the form delivered by the Guarantors at the Closing and each new Material Operating Subsidiary which is not wholly-owned shall be obligated to guaranty the Obligations, but subject to a maximum amount equal to a percentage of such Subsidiary's net worth equal to the Company's percentage interests in such Subsidiary, by the execution and delivery of a Guaranty appropriately modified to provide for the aforementioned limit on the amount of such Guaranty.

          5.5 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Except as permitted by subsection 6.4, continue to engage in the Business of the Company, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law including, without limitation, all Environmental Laws and Regulations except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

          5.6 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and reasonably necessary in its business in good working order and condition except to the extent that breach of this clause would not materially adversely affect the operations of the Company and its Subsidiaries taken as a whole; maintain with reputable insurance companies believed by the Company to be financially sound insurance on all its property in at least such amounts and with only such deductibles and self insurance as are usually maintained by, and against at least such risks (but including in any event product liability) as are usually insured against in the same general area by, companies engaged in the same or a similar business; and, furnish to the Agent and each Bank, upon written request, full information as to the insurance carried.

          5.7 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent or any Bank as the representative of the Agent to visit and inspect any of its properties and examine and make abstracts from such of its books and records as the Agent or such Bank may reasonably request at any reasonable time and as often as may reasonably be desired, and to discuss the aspects of the business, operations, properties and financial and other condition of the Company and its Subsidiaries as the Agent and such Bank may reasonably request with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants, provided that mutually satisfactory advance arrangements for any such visit or inspection shall be made with appropriate representatives of the Company.

          5.8 NOTICES. Give notice to the Agent (which upon receipt shall give a copy thereof to each of the Banks) promptly after a Responsible Officer has actual knowledge thereof, but in any event within five (or 30, in the case of any event described in clause (c)(i) below) Business Days after such officer shall have obtained such actual knowledge:

          (a)  of the occurrence of any Default or Event of Default;

          (b) of any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which, in either case, if not cured or if adversely determined, would have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole;

          (c) of the following events (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, which Reportable Event, together with all other such Reportable Events, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole, or any withdrawal from, or the receipt by the Company from any Multiemployer Plan of any notice regarding the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the receipt by the Company from any Multiemployer Plan of any notice regarding the institution of proceedings or the taking of any other action by PBGC, the Company or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan subject to Title IV of ERISA, or
(iii) that a prohibited transaction has occurred (as defined in Section 406 of ERISA or Section

4975 of the Code), which could subject the Company or its Subsidiaries to tax or penalty which would be material in relation to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole. The Company shall update the exhibits referred to in Section 3.14 hereof as of the date any representations set forth therein is deemed to be made;

          (d) of any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought;

          (e) of a material adverse change in the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole from that reflected in the financial statements most recently delivered to the Banks pursuant to subsection 5.1; and

          (f) (i) any notice of any violation or administrative or judicial complaint or order having been filed against the Company or such other Subsidiary alleging violations of any Environmental Laws and Regulations, or
(ii) any notice from any governmental body alleging that the Company or such other Subsidiary is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice. Upon the request of the Agent or any Bank, the Company will reasonably consult with the Agent as to the subject matter of notices pursuant to this subsection 5.8.

          5.9 COPIES OF CORPORATE DOCUMENTS. Promptly deliver to the Agent copies of any amendments or modifications to its and any Subsidiary's certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

          5.10 PLEDGE OF SECURITIES. In the event of the receipt by the Company of any securities pledged pursuant to the Security Indenture and Trust Agreement and/or the Stock Security Agreement upon the termination of either such agreement, the Company shall hold all such securities in trust for the Agent and shall deliver them, in the identical form received, to the Agent forthwith and, in addition, with respect to all of the pledged securities, shall execute and deliver any stock power and/or other document or instrument necessary or appropriate to evidence the pledge of such securities to the Agent, and, with respect to the securities of the Existing Pledged Subsidiaries, shall execute and deliver proxies as provided for in the Company Pledge Agreement.

          5.11 HAZARDOUS MATERIAL.   Operate all property owned, operated or
leased by it in such a manner that (i) no Hazardous





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
Material shall be placed, held, located or disposed of, on, under or at the real property owned, operated or leased by the Company or any Subsidiary or any part thereof, except for such Hazardous Materials which are necessary for the Company's operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (ii) such real property owned, operated or leased by the Company or any Subsidiary or any part thereof shall not be used as a collection, storage, treatment or disposal site for any Hazardous Material, except, (x) in the case of clause (ii) above, in compliance with all Environmental Laws or Regulations and (y) in each case to the extent failure to comply with this subsection 5.11, in the aggregate, would not have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

          5.12 SENIOR INDEBTEDNESS. Execute and deliver all such documents and instruments and take all such other actions as may be required from time to time to insure that the Obligations at all times constitute "Senior Indebtedness", as such term is defined in the Indenture and the Security Indenture and Trust Agreement, while such agreements are in effect.

     SECTION 6. NEGATIVE COVENANTS

          The Company hereby covenants and agrees with the Agent and the Banks that, from and after the date of this Agreement until the Obligations are paid in full and the Commitments are terminated and all L/Cs have expired or been duly terminated, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  the Loans;

          (b) Indebtedness of the Company to any Subsidiary, and of any Subsidiary to the Company or any other Subsidiary;

          (c) Indebtedness of the Company and any of its Subsidiaries under Financing Leases, or Indebtedness incurred upon refinancing or replacement of such Financing Leases, or Indebtedness incurred in connection with (and not later than 180 days following, in the case of the acquisition of land or improvements; or 45 days following, in the case of the acquisition of other property) the acquisition of property, or Indebtedness incurred to renew, extend, refund, refinance or replace the foregoing, in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $25,000,000 at any one time outstanding;

          (d) certain Indebtedness outstanding on the date hereof and listed on Schedule III, and extensions, renewals, refundings, refinancings and replacements thereof (provided that Indebtedness indicated on Part A of Schedule III may not be outstanding after February 25, 1994); and Indebtedness incurred to finance property currently subject to existing operating leases identified on Schedule III, to the extent that (i) the corresponding operating lease is terminated, and (ii) the aggregate debt service under such Indebtedness does not exceed the aggregate rental payments saved as a consequence of the termination of such lease;

          (e) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof (such Subsidiary shall be deemed a Material Operating Subsidiary);

          (f) additional unsecured subordinated Indebtedness of the Company, provided that such Indebtedness is on such terms and pursuant to such documentation as the Required Banks shall approve, which approval shall not be unreasonably withheld;

          (g) Indebtedness of the Company and its Subsidiaries evidenced by promissory notes or other contractual obligations of the Company given to the sellers as part of the consideration for acquisitions permitted by subsection 6.7;

          (h) other Indebtedness of the Company and its Subsidiaries not to exceed $10,000,000 in the aggregate at any one time outstanding; provided, further, however, that the aggregate Indebtedness of the Company under this clause (h), when added to the Indebtedness under clauses (e) and (g) of this subsection 6.1, shall not exceed, in the years indicated, the amounts set forth below:

          Year                       Amount
          ----                       ------

          1994                       $20,000,000
          1995                        25,000,000
          1996                        30,000,000
          1997                        35,000,000
          1998 - 1999                 40,000,000; and

          (i) the Company and its Subsidiaries may sell or finance accounts receivable and interests therein in an aggregate principal amount outstanding at any time not in excess of $50,000,000; subject, however, to the provisions of subsection 2.8(e) with respect to prepayment of the Loans and reduction of the Commitment.

          6.2 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

          (a) Liens for taxes, assessments, fees or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings or other appropriate actions, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) statutory liens of landlords, carriers', warehouseman's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or other appropriate actions;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or deposits incurred in connection with other obligations to the extent such other obligations are covered by insurance;

          (e) easements, (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting real or personal property, which individually or in the aggregate do not or are not reasonably likely to have a material adverse effect on the conduct by the Company and its Subsidiaries of their businesses taken as a whole;

          (f) Liens in existence on the date hereof listed on Schedule II securing Indebtedness permitted by subsection 6.1, provided that no such Lien is spread to cover any additional property (other than the proceeds thereof) after the date hereof and that the principal amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 6.1(c) in respect of the deferred acquisition price of property, provided that (i) such Liens shall be created not later than (x) 180 days after the acquisition of such property in the case of land or improvements, and (y) 45 days after the acquisition of other property, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds of such property so financed, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original acquisition price of such property;

          (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 6.1(e), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
(ii) no such Lien is spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than proceeds of the property or assets which were the original subjects of such Lien), and
(iii) the principal amount of Indebtedness secured thereby is not increased after such time;

          (i) Liens existing on property or assets prior to the acquisition thereof by the Company or any Subsidiary, provided that (i) such Liens were not created in anticipation thereof, (ii) no such Lien is spread to cover any additional property (other than the proceeds of the property or assets which were the original subject of such Lien) and (iii) the principal amount of Indebtedness secured thereby is not increased;

          (j) Liens arising out of the refinancing, extension, renewal, refunding or replacement of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this subsection, provided that (i) no such Lien is spread to cover any additional property (other than the proceeds of the property which was the original subject of such Lien) and (ii) the principal amount of Indebtedness secured thereby is not increased;

          (k) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings or other appropriate action;

          (l) Liens securing reimbursement obligations in connection with trade letters of credit issued on behalf of the Company or any Subsidiary in the ordinary course of its business, provided that such Lien attaches solely to the goods the acquisition of which is financed by such letter of credit and to the proceeds thereof;

          (m) Liens arising under the Security Indenture and Trust Agreement, which secure only the obligations listed on Schedule V hereto;

          (n) Liens arising under the Security Documents (other than the Security Indenture);

          (o) Liens arising from the sale of accounts receivable and interests therein by the Company and its Subsidiaries in an aggregate principal amount outstanding at any one time not in excess of $50,000,000;

          (p)  Financing Leases permitted under subsection 6.1; and

          (q) Other Liens securing obligations which do not constitute Indebtedness, the aggregate amount of which obligations does not exceed $2,500,000 at any time outstanding.

          6.3 LIMITATION ON CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligation, except (a) Contingent Obligations in existence on the date hereof listed on Schedule III, (b) Contingent Obligations of the Company in respect of obligations of any Material Operating Subsidiary or of any Subsidiary in respect of Obligations of the Company or any Material Operating Subsidiary and (c) Contingent Obligations of the Company and its Subsidiaries supporting primary obligations of other Persons the aggregate amount of which does not exceed $4,000,000 in the aggregate at any time.

          6.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, provided that the Company and its Subsidiaries may sell or otherwise dispose of assets pursuant to Asset Sales, subject, however, to the following provisions:

          (a) the Net Proceeds from all of such Asset Sales shall not exceed $150,000,000 in the aggregate during the term of this Agreement;

          (b) the Net Proceeds from such Asset Sales in each case shall be applied in accordance with subsections 2.8(d) and (e), as applicable; and

          (c) any evidence of indebtedness referred to in the definition of Net Proceeds shall be pledged in accordance with the provisions of such definition.

          Notwithstanding the foregoing:

          (x) any Subsidiaries of the Company may be merged or consolidated with or into the Company (provided that the continuing or surviving corporation shall be the Company), or with or into any one or more wholly-owned Subsidiaries of the Company (provided that a wholly-owned Subsidiary shall be the continuing or surviving corporation and that any such corporation be organized under a state of the United States);

          (y) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary of the Company and the proceeds of such sale, lease, transfer or other disposition will be ignored for purposes of this subsection 6.4; and

          (z) the Company may sell accounts receivable and interests therein as otherwise provided in this Agreement.

          6.5 DISTRIBUTIONS. Pay dividends or make any distribution of any kind on the Company's outstanding stock, except that the Company may pay any dividend payable solely in shares of its common stock and may pay dividends up to the lesser of: (i) Twenty ($.20) cents per share of outstanding common stock; and (ii) Four Million ($4,000,000) Dollars, in each case during any calendar year, subject to the other provisions of this Agreement.

          6.6 LIMITATION ON DIVIDEND RESTRICTIONS REGARDING SUBSIDIARIES. Except for any limitation or restriction pursuant to any applicable law, permit any limitation or restriction to exist upon the ability of any Subsidiary to declare or pay dividends in respect of the capital stock of such Subsidiary, whether such limitation or restriction is imposed through a covenant limiting dividends, through financial covenants or otherwise.

          6.7 PROHIBITION ON INVESTMENTS, ACQUISITIONS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, or purchase any assets constituting a going concern business from, any Persons (all of the foregoing being herein called "investments"), except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment, relocation and similar expenses or otherwise, in the ordinary course of business;

          (d) investments by the Company in its Subsidiaries and investments by such Subsidiaries in the Company and in other Subsidiaries; provided, that there shall not be outstanding at any time Special Subsidiary Loans in an aggregate principal amount in excess of $15,000,000 (as used herein, "Special Subsidiary Loans" means loans made by the Company and/or its wholly-owned Subsidiaries to Subsidiaries which are not wholly-owned; "wholly-owned" means wholly owned, directly or indirectly, by the Company);

          (e) investments not to exceed (i) $40,000,000 in the aggregate during any calendar year and (ii) $90,000,000 in the aggregate during the term of this Agreement (the amount of any such investment to be determined at cost, which cost shall include the aggregate amount of any Indebtedness assumed or given in connection therewith) in connection with the acquisition of the stock of any corporation, which thereupon shall be deemed to be a Material Operating Subsidiary, or of the assets of any Person, provided that (i) such acquisition shall have been approved or otherwise endorsed by the board of directors of such Person or not contested (if no board approval is required) and (ii) such corporation or assets are, prior to such acquisition, engaged or used, as the case may be, in a business of the type described in subsection 5.5;





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          (f)  investments made with capital stock of the Company in connection with the acquisition of the stock of any corporation which becomes a Subsidiary, which thereupon shall be deemed to be a Material Operating Subsidiary, or of the assets of any Person, provided that (i) such acquisition shall have been approved or otherwise endorsed by the board of directors of such Person or not contested (if no board approval is required) and (ii) such corporation or assets are, prior to such acquisition, engaged or used, as the case may be, in a business of the type described in subsection 5.5;

          (g) investments made with common stock of the Company in connection with the acquisition of the stock of any corporation which does not become a Subsidiary as a result of such acquisition, provided, that the aggregate amount of such investments shall not exceed $10,000,000 during the term of this Agreement (the amount of the investment, in the case of each such acquisition, being the market value, on the date of such acquisition, of the common stock of the Company delivered as consideration in such acquisition); and

          (h) other investments (but not a Special Subsidiary Loan) not to exceed $20,000,000 in the aggregate (valued at cost) at any one time outstanding and (except in the case of United States government securities) not to exceed $4,000,000 in the securities of any one issuer.

          6.8 PROHIBITION ON OPTIONAL PREPAYMENTS. Prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of any of its Subordinated Indebtedness, except that nothing in this subsection 6.8 shall be deemed to prevent the Company from:

          (a) making a commitment to prepay, redeem or otherwise acquire or pay any Subordinated Indebtedness which by its terms is convertible into common stock of the Company for the purpose of inducing the holders of such Indebtedness to so convert such Indebtedness; and

          (b) in connection with any induced conversions of convertible subordinated Indebtedness, acquiring or paying any such Indebtedness which is not converted into common stock of the Company as a result of such inducement, provided that the aggregate amount of money expended by the Company and its Subsidiaries in connection with such acquisition and payment does not exceed the sum of (i) the net cash proceeds to the Company of any substantially contemporaneous sale of its common stock, (ii) an amount equal to 2% of the aggregate principal amount of the issue of convertible subordinated Indebtedness being so acquired or paid outstanding immediately prior to the public announcement by





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the Company of such acquisition or payment and (iii) the fees and expenses incurred in connection with such acquisition or payment.

          6.9 TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth plus Subordinated Indebtedness created pursuant to the Indenture to be less than the following amounts at all times during the specified time periods: (a) for the final three fiscal quarters of 1994, $90,000,000, (b) during the final three fiscal quarters of 1995, $90,000,000 plus 75% of positive Consolidated Net Income of the Company and its consolidated Subsidiaries for the fiscal year ending on December 31, 1994 and (c) during the final three fiscal quarters of each fiscal year thereafter, an amount equal to the sum of (x) the required minimum amount for the immediately preceding fiscal year pursuant to this subsection 6.9 plus (y) 75% of positive Consolidated Net Income for such immediately preceding fiscal year.

          6.10 LEVERAGE RATIO. Permit the ratio of (i) the difference between Indebtedness of the Company and its Subsidiaries for borrowed money less Subordinated Indebtedness created pursuant to the Indenture to (ii) the sum of Consolidated Tangible Net Worth plus Subordinated Indebtedness created pursuant to the Indenture (the "LEVERAGE RATIO") at any time to exceed 1.5:1.0; provided, however, that in determining such ratio the Consolidated Tangible Net Worth during each fiscal quarter shall be the amount determined on the basis of the consolidated financial statements of the Company and its Subsidiaries as at the end of the preceding fiscal quarter, except that during the second fiscal quarter of each fiscal year the Consolidated Tangible Net Worth shall be the amount determined on the basis of the consolidated financial statements as of the end of the Company's most recently completed fiscal year.

          6.11 FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio to be less than 1.1 to 1.0; provided, however, that if the Fixed Charge Coverage Ratio shall be less than 1.1:1.0 at any time during the term of this Agreement then, notwithstanding the occurrence of an Event of Default as a result thereof, during the continuance of such Event of Default:

          (a) The Applicable Margin and the Issuance Fee each shall be increased by .25% in excess of the highest Applicable Margins and Issuance Fees otherwise provided in the definition of each such term; and

          (b) The Facility Fee shall be increased by .0625% in excess of the highest Facility Fee otherwise provided in the definition thereof.

          6.12 CURRENT RATIO. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 2.0 to 1.0; provided, that for the purposes of calculating this ratio, borrowings under this Agreement shall be





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
excluded from the computation of Consolidated Current Liabilities.

          6.13 WORKING CAPITAL. Permit Consolidated Working Capital at any time to be less than $80,000,000; provided, that for the purposes of calculating this ratio, borrowings under this Agreement shall be excluded from the computation of Consolidated Current Liabilities.

          6.14 NO AMENDMENT WITHOUT CONSENT. Amend, waive or modify any provision of the Indenture or amend, waive, or modify any provision of the Security Indenture and Trust Agreement in any manner which would affect the security interest granted to the Banks thereunder without the prior written consent of the Agent and the Required Banks.

          6.15 FISCAL YEAR. Change its fiscal year except with the consent of the Agent which will not be unreasonably withheld.

          6.16 TRANSACTIONS WITH AFFILIATES. Except as otherwise permitted by this Agreement, directly or indirectly: (a) make any Investment in an Affiliate except any Investments permitted under subsection 6.7 shall be permitted hereunder; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with any Affiliate; provided, however, that: (i) payments on Investments permitted by subsection 6.7 shall be permitted hereunder, (ii) any Affiliate who is a natural person may serve as an employee or director of the Company or any Subsidiary and receive such compensation and benefits for his services in such capacity as the Board of Directors of the Company or such Subsidiary shall in good faith determine, and (iii) the Company or any Subsidiary may enter into any transaction with an Affiliate if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company or a Subsidiary as the monetary or business consideration that would reasonably be expected by the Company or such Subsidiary to be obtained in a comparable arm's length transaction with a Person not an Affiliate.

          6.17 OWNERSHIP OF DESIGNATED SUBSIDIARIES. Cease to own all of the issued and outstanding capital stock of any Designated Subsidiary so long as any such Subsidiary continues to be a Designated Subsidiary.





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
          6.18 LIMITATION ON CAPITAL EXPENDITURES.  Make Capital Expenditures
(i) in excess of $125,000,000 during the five-year period ending with the Termination Date, (ii) in excess of $37,500,000 during any fiscal year which follows the 1993 fiscal year, or (iii) in excess of $56,250,000 during any period of two consecutive fiscal years following the 1993 fiscal year.





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     SECTION 7. EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following events:

          (a) The Company or any Designated Subsidiary shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof, or the Company or any Designated Subsidiary shall fail to pay any interest on any Note or to pay any fee, the amount of which is provided for herein or in the Fee Letter, within five (5) Business Days after any such amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any of its Subsidiaries in this Agreement, the Security Documents, the Guaranties or in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company or any of its Subsidiaries shall default in the observance or performance of any covenant or agreement contained in Section 6 of this Agreement; or

          (d) The Company or any of its Subsidiaries shall default in the observance or performance of any other covenant or agreement contained in this Agreement, or contained in the Security Documents or its Guaranty (other than as set forth in clauses (a) through (c) of this Section 7) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Company; or

          (e) The Company or any of its Subsidiaries shall (i) default in the payment of principal of or interest on any Indebtedness (other than the Notes) which Indebtedness is in an aggregate principal amount equal to or greater than $10,000,000 or in the payment of any Contingent Obligation (other than any Guaranty) relating to any primary obligation the aggregate principal amount of which is equal to or greater than $10,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than the Notes) or Contingent Obligation (other than any Guaranty) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition described in either clause
(i) or (ii) of this paragraph is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or





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agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

          (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any such case, proceeding or other action referred to in clause (i) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, unstayed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clause
(i), (ii) or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or fully covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or engage in a transaction which could subject such person to liability under Section 502(l) of ERISA, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to





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
have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall, other than in standard termination, terminate for purposes of Title IV of ERISA, or (v) the Company or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Agent, likely to, incur any liability in connection with its failure to meet any obligation arising out of a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, which have occurred or exist could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole; or

          (i) (A) Any Material Operating Subsidiary of the Company which becomes a Subsidiary after the Closing Date shall fail to execute and deliver to the Agent a Guaranty in accordance with subsection 5.4 within 10 days after becoming a Material Operating Subsidiary; or (B) The Company shall fail to pledge all of the capital stock owned by the Company in any Subsidiary referred to in clause (A) (whether or not wholly-owned) pursuant to the Stock Security Agreement or Company Pledge Agreement (whichever is then in effect) within 10 days after such Subsidiary becomes a Material Operating Subsidiary; or

          (j)  A Change of Control shall occur;

then, and in any such event, (x) if such event is an Event of Default specified in paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (y) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. In addition, after the occurrence and during the continuance of an Event of Default, the Company and each Subsidiary shall, promptly upon demand by the Agent, deliver to the Agent cash collateral in such form as reasonably requested





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by the Agent, for deposit in a cash collateral account, in a maximum amount equal to the undrawn amount of all L/Cs then outstanding, to be maintained by the Agent as an interest-bearing deposit account under the sole dominion and control of the Agent as pledgee, and shall execute and deliver such documents and instruments (including a pledge agreement) as the Agent may reasonably request in order to perfect or protect the Agent's lien and security interest in such collateral account to secure payment of the Reimbursement Obligations with respect to L/Cs then outstanding. Such deposit shall be held by the Agent as such security for the ratable benefit of the Banks. Upon cure of the Event of Default, all such cash collateral (and interest accrued thereon) shall promptly be returned to the Company and its Subsidiaries). Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.





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     SECTION 8. THE AGENT

          8.1 APPOINTMENT. Each Bank hereby irrevocably designates and appoints National Westminster Bank USA as the Agent for such Bank under this Agreement, the Notes, the Security Documents and the Guaranties, and each such Bank irrevocably authorizes National Westminster Bank USA, as Agent for such Bank, to take such action on its behalf under the provisions of this Agreement, the Notes, the Security Documents and the Guaranties and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, the Notes, the Security Documents and the Guaranties, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

          8.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement, the Notes, the Security Documents and the Guaranties by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, the Notes, the Security Documents or the Guaranties (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company, or any Subsidiary or any officer thereof contained in this Agreement, the Notes, the Security Documents or the Guaranties or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, the Notes, the Security Documents or the Guaranties or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, the Security Documents or the Guaranties or for any failure of the Company or any Subsidiary to perform its obligations hereunder or thereunder. The Agent shall be under no obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Notes, the Security Documents or the Guaranties, or to inspect the properties, books or records of the Company or any Subsidiary.





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          8.4  RELIANCE BY AGENT.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company and any Subsidiary), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Notes, the Security Documents and the Guaranties unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes, the Security Documents and the Guaranties in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          8.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank, the Company or any Subsidiary referring to this Agreement, describing such Default or Event of Default and stating that the notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          8.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appro-





                                       85
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priate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and each Subsidiary and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, the Security Documents or the Guaranties or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          8.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.





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          8.9  SUCCESSOR AGENT.  The Agent may resign as an Agent upon 20 days'
notice to the Banks. If the Agent shall resign as the Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent which resigned, and the term "Agent", shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes; provided however, that upon the occurrence and during the continuance of an Event of Default the approval of the Company of the successor agent shall not be required hereunder. Upon its resignation hereunder, each Agent shall execute and deliver any documents relating to its actions as Agent which may be necessary to permit the successor agent to act as Agent hereunder. After any retiring Agent's resignation hereunder as the Agent, the provisions of this subsection 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

          8.10 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          8.11 CO-AGENTS. The parties hereto acknowledge that the Co-Agents have been designated as such for purposes of convenience only, and that the Co-Agents shall not have any duties or responsibilities, except those which may be expressly set forth in a written agreement signed by the Co-Agents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Co- Agents or any of them.





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     SECTION 9. MISCELLANEOUS

          9.1 AMENDMENTS AND WAIVERS. With the written consent of the Required Banks, the Agent, the Company and the Designated Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or the Company and the Designated Subsidiaries hereunder, and the Agent may execute and deliver to the Company and the Designated Subsidiaries a written instrument waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Loan, or reduce the principal amount thereof, or change the amount or termination date of any Bank's Commitment, or release, amend or modify any Guaranty or any collateral covered by any of the Security Documents, or reduce the interest rate or Facility Fee, Issuance Fee or Drawing Fee payable hereunder or extend the time of payment of interest and any fees hereunder or the time of reimbursement of any draws under L/Cs or amend the definition of "Required Banks" or increase the L/C Sublimit, or amend, modify or waive any provision of subsection 4.1 or 4.2 or this subsection 9.1, or consent to the assignment or transfer by the Company and each Designated Subsidiary of any of its rights and obligations under this Agreement, in each case without the written consent of all of the Banks, or (b) amend, modify or waive any provision of Section 8 without the written consent of the then Agent (with any such change in any provision of Section 8 to be effective prospectively only). Any such waiver and any such amendment, supplement or modification shall be binding upon the parties to this Agreement and all holders of the Notes. In the case of any waiver, the parties to this Agreement shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2 NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telegraph or telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or four (4) Business Days after deposit in the mail, registered mail, return receipt requested, postage prepaid, or, in the case of telegraphic or telecopy notice, when received, addressed as follows in the case of the Company and the Designated Subsidiaries and the Agent, and as set forth on the signature pages hereto in the case of the other parties hereto, or to such address or other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Notes:

      The Company
      or any
      Designated
      Subsidiary:      Ply Gem Industries, Inc.
                       777 Third Avenue
                       New York, New York  10017

                       Attention: Herbert P. Dooskin
                                  Executive Vice President
                       Telephone: (212) 832-1550
                       Telecopy:  (212) 888-0472

      With copies to:  Elihu Modlin, Esq.
                       EAB Plaza
                       12th Floor
                         West Tower
                       Uniondale, New York  11556-0132
                       Telephone: (516) 794-4600
                       Telecopy:  (516) 794-4604

                       Donald A. Stern, Esq.
                       Cleary, Gottlieb, Steen
                         & Hamilton
                       1 Liberty Plaza
                       New York, New York  10006
                       Telephone: (212) 225-2640
                       Telecopy:  (212) 225-3999

      The Agent:       National Westminster Bank USA, as Agent
                       592 Fifth Avenue
                       New York, New York  10036
                       Attention:  Robert Petersen
                                   Vice President
                       Telephone:  (212) 602-2293
                       Telecopy:   (212) 602-2080

      with a copy to:  Winston & Strawn
                       175 Water Street
                       New York, New York  10038
                       Attention:  Donald L. Laufer, Esq.
                       Telephone:  (212) 858-6718
                       Telecopy:   (212) 952-1474

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsection 2.3, 2.6, 2.7 or 2.8 shall not be effective until received.

          9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of L/Cs.

          9.5 PAYMENT OF EXPENSES, ETC. The Company agrees (a) to pay or reimburse the Agent for all its reasonable out-of- pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement, the Notes, the Security Documents, the Guaranties and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent in connection therewith, all reasonable and customary syndication expenses, including without limitation travel expenses incurred by the Agent in connection with due diligence and syndication member and prospective member meetings and typesetting duplication and binding expenses with respect to materials for syndicate members, (b) to pay or reimburse each Bank and the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights against the Company or any of its Subsidiaries under this Agreement, the Notes, the Security Documents, the Guaranties and any such other documents, (c) to pay, indemnify, and to hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, if legal, which may be payable or reasonably determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Security Documents, the Guaranties and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or arising out of, the execution, delivery, enforcement and performance of this Agreement, the

Notes, the Security Documents or the Guaranties or related to any Environmental Liability or Environmental Proceeding (other than costs, expenses and disbursements incurred by Banks other than the Agent in negotiating and closing the transactions contemplated hereby)(all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), provided that the Company shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Bank, (ii) legal proceedings commenced against the Agent or any such Bank by any security holder or creditor of the Agent or any such Bank arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) any breach of obligations of any Bank (including, without limitation, the Agent in its capacity as such) to any other Bank, and (e) acknowledges that the Agent and the Banks shall, prior to foreclosure of, or exercise by them of proxy rights with respect to, any of the shares of Subsidiaries securing the Loans, have no liability or responsibility for either:

      (i) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of the real property owned, operated or leased by the Company or its Subsidiaries; or

      (ii) abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials located at the real property owned, operated or leased by the Company or its Subsidiaries or used by or in connection with the Company's or any Subsidiary's business.

The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder; provided, however, that nothing herein shall affect the provisions relating to 180-day periods contained in subsections 2.15, 2.16 and 2.22.

           9.6 BINDING EFFECT; NO ASSIGNMENT OR DELEGATION BY COMPANY OR ANY DESIGNATED SUBSIDIARY. This Agreement shall be binding upon and inure to the benefit of the Company and each Designated Subsidiary and their successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Company and each Designated Subsidiary under this Agreement shall not be assigned or delegated without the prior written consent of the Agent, and each Bank, and any purported assignment or delegation without such consent shall be void.

           9.7 ASSIGNMENTS AND PARTICIPATIONS BY BANKS; PLEDGE TO FEDERAL RESERVE BANK. (a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note or Notes held by it); provided, however, that: (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 (except, in each case, in connection with the sale by any Bank of its entire Commitment), and (iii) each such assignment shall be to an Eligible Assignee which, as a result of such assignment, shall hold, Commitments of not less than $10,000,000 in the aggregate subject to pro rata reduction in the event of the reduction of the Commitments pursuant hereto. Upon the execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto); provided, however that each assigning Bank shall hold Commitments of not less than $10,000,000 in the aggregate after giving effect to its assignments, subject to pro rata reduction as aforesaid (except in connection with the sale by any Bank of its entire Commitment); and provided, further, that the Company shall not be required to pay any amount under this Agreement that is greater than the amount which it would otherwise have been required to pay had such assignment not been made.

           (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and each Designated Subsidiary or the performance or observance by the Company and each Designated Subsidiary of any of their respective obligations under this Agree-ment or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank. The Company shall not have any liability or obligation under this subsection 9.7(b).

           (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any original Note subject to such assignment, the Agent shall accept such Assignment and Acceptance, and give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, each of the Company and each Designated Subsidiary, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially in the form of Exhibit A-1.

           (d) The Company and each Designated Subsidiary acknowledges that any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time: (i) sell to one or more Eligible Participants participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder (each a "PARTICIPATING INTEREST"), without in any such case the need for any approval by the Company, and (ii) subject to the Company's prior approval in each instance (but only when no Event of Default shall have occurred and is continuing), which approval shall not be unreasonably withheld, sell to one or more banks or other entities that do not, directly or indirectly, engage in business competitive with the business of the Company and its Subsidiaries (each such participant and each Eligible Participant is hereinafter referred to individually as a "PARTICIPANT" and collectively as the "PARTICIPANTS") a Participating Interest provided, that no Participant (other than an Affiliate of such Bank which is a Subsidiary of such Bank or the parent holding company of such Bank or a Subsidiary of such holding company) shall be entitled under the relevant participation agreement or any associated agreement to require such Bank to take or omit to take any action hereunder, except, to the extent that any Participant has any interest directly affected thereby, action that extends the final maturity of any Loan, reduces the rate or extends the time of payment of interest on any Loan, extends the time for payment or reduces any fee payable to such Bank hereunder, or reduces the principal amount of any Loan. In the event of any such sale by such Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Company shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company and each Designated Subsidiary also agrees that each Participant shall be entitled to the benefits of subsections 2.13, 2.15, 2.16 and 2.22 with respect to its participation in the Commitments, and the Eurodollar Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

           (e)  The Company and each Designated Subsidiary authorizes each
Bank to disclose to any Eligible Assignee or Participant or potential Eligible Assignee or Participant any and all financial information in its possession concerning the Company and each Designated Subsidiary which has been delivered to it by the Company and each Designated Subsidiary pursuant to this Agreement or which has been delivered to it by the Company and each Designated Subsidiary in connection with its credit evaluation of the Company prior to entering into this Agreement; provided, that the intended recipient first delivers confidentiality undertakings for the benefit of the Company to the effect of subsection 9.11 with respect to non-public information.

           (f) If, pursuant to subsection 9.7(a) or (b), any interest in this Agreement, a participation agreement or any Note is transferred to any Participant or Eligible Assignee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Participant or Eligible Assignee concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank for the benefit of the Company and its

Subsidiaries that under applicable law and treaties no taxes will be required to be withheld by the transferor Bank or the Company or each Designated Subsidiary with respect to any Loans, (ii) to furnish to the Bank and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Participant claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree to provide the transferor Bank a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Participant, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

           (g) No person to whom a participation has been granted or who has received an assignment hereunder may grant any participation or make any assignment unless such participation or assignment would be permitted under this subsection 9.7 if made by a Bank.

           (h) Notwithstanding anything to the contrary herein, no assignment or participation will be permitted if, after giving effect thereto, the aggregate Commitment of the transferee, together with such transferee's participating interest in the Commitments, would exceed 25% of the aggregate Commitments.

           (i) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. No such assignment shall release the transferor Bank from its obligations hereunder.

           9.8 FURTHER ASSURANCES. At any time and from time to time, upon the request of the Agent, the Company and each Designated Subsidiary shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the Guaranties and the Security Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

           9.9 ADJUSTMENTS; SET-OFF. (a) If any Bank (a "BENEFITED BANK") shall at any time receive any payment of all or part of any of its Loans or interest thereon, or receive any collateral in respect thereof or any payment under any Guaranty (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Section 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest on any of the foregoing, such Benefited Bank shall purchase for cash from each other Bank such portion of each such other Bank's Loans, or shall provide each such other Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with the other Banks; provided, however, that if all or any portion of such excess payment or benefits is hereafter recovered from such Benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company and each Designated Subsidiary agrees that each Bank so purchasing a portion of any other Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion. Any payments received after the Banks have taken action pursuant to this subsection 9.9 shall be allocated ratably among the Credit Loans, the Competitive Bid Loans, the Swing Line Loans and participations in L/Cs of all the Banks.

           (b) In addition to any rights and remedies of each Bank provided by law, upon the occurrence and during the continuation of an Event of Default, each Bank shall have the right, without prior notice to the Company or any Designated Subsidiary, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Company or any of its Subsidiaries to such Bank under this Agreement, the Notes or the Security Documents, any amount owing from such Bank to the Company or any such Subsidiary at, or at any time after, the happening of any of the above-mentioned events, and such right of set-off may be exercised by such Bank against the Company or any such Subsidiary or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Company or any such Subsidiary or against anyone else claiming through or against the Company or any such Subsidiary or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the Company, any such Subsidiary, the Agent and each other Bank after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

           9.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           9.11 CONFIDENTIALITY. Each Bank agrees to maintain the confidentiality of information designated as confidential and provided to it by the Company, or any Subsidiary in connection with this Agreement or the Guaranties; provided, however, that any Bank may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Bank by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) as required by any other Governmental Authority, (e) to such Bank's independent auditors, attorneys or other professional advisors upon receipt of a confidentiality undertaking for the benefit of the Company in conformity with this subsection 9.11 as to non-public information or (f) to any Eligible Assignee or Participant or potential Eligible Assignee or Participant; provided that such Eligible Assignee or Participant, as the case may be, agrees in writing to maintain the confidentiality of such information in conformity with this subsection 9.11.

           9.12 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, the Designated Subsidiaries and the Agent.

           9.13 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

           (a) THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS, THE GUARANTIES AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

           (b) EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND THE GUARANTIES MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY AND EACH DESIGNATED SUBSIDIARY, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY

AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL NON-EXCLUSIVE JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF IN ACCORDANCE WITH APPLICABLE LAW. EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SUBSECTION SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY DESIGNATED SUBSIDIARY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

           (c) EACH OF THE COMPANY, THE DESIGNATED SUBSIDIARIES, THE BANKS AND THE AGENT WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS, THE GUARANTIES

OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                  PLY GEM INDUSTRIES, INC.


                                  By
                                     ------------------------


ACKNOWLEDGED AND AGREED AS TO
  EACH PROVISION RELATING TO
    ANY DESIGNATED SUBSIDIARY:

SAGEBRUSH SALES, INC.

By
  ----------------------------



SNE ENTERPRISES, INC.

By
  ----------------------------



VARIFORM, INC.

By
  ----------------------------



GREAT LAKES WINDOW, INC.

By
  ----------------------------



STUDLEY PRODUCTS, INC.

By
  ----------------------------



GOLDENBERG GROUP, INC.

By
  ----------------------------

COMMITMENT:                       NATIONAL WESTMINSTER BANK USA,
                                    AS AGENT AND AS A BANK
$29,000,000

                                  BY
                                     ---------------------------
                                                           TITLE

COMMITMENT PERCENTAGE:

14.5000%
                                  Lending Office for NWUSA Rate
                                  Loans, Eurodollar Loans and
                                  Competitive Bid Loans and Address
                                  for Notices:

                                  592 Fifth Avenue
                                  New York, New York  10036

                                  Attention: Robert Petersen

                                  Telecopier: (212) 602-2080

COMMITMENT:                       EUROPEAN AMERICAN BANK

$20,000,000
                                  BY
                                    -------------------------------
                                                              TITLE


COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
10.0000%                          Competitive Bid Loans and Address
                                  for Notices:

                                  335 Madison Avenue
                                  New York, New York  10017

                                  Attention: Gilbert Torres

                                  Telecopier: (212) 503-2667

COMMITMENT:                       LTCB TRUST COMPANY

$20,000,000
                                  BY
                                    -------------------------------
                                                              TITLE


COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
10.0000%                          Competitive Bid Loans and Address
                                  for Notices:

                                  165 Broadway
                                  New York, New York  10006

                                  Attention:  Laura Buckley

                                  Telecopier: (212) 608-2371

                                  Copy to Winston Brown:

                                  Telecopier: (212) 608-3081

COMMITMENT:                       NATIONSBANK OF NORTH CAROLINA,
                                    NATIONAL ASSOCIATION
$20,000,000
                                  BY
                                    -------------------------------
                                                              TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
10.0000%                          Competitive Bid Loans:

                                  One NationsBank Plaza
                                  NC1-002-06-19
                                  Charlotte, North Carolina 28255

                                  Attention:  Michelle Kirby


                                  Address for Notices:

                                  767 Fifth Avenue
                                  New York, New York  10153

                                  Attention: Christopher C. Bowder

                                  Telecopier: (212) 593-1083

COMMITMENT:                       CONTINENTAL BANK N.A.

$20,000,000
                                  BY
                                    -------------------------------
                                                              TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
10.0000%                          Competitive Bid Loans and Address
                                  for Notices:

                                  231 South LaSalle Street
                                  Mail Code #949
                                  Chicago, Illinois  60697

                                  Attention:  David Stang

                                  Telecopier: (312) 828-5140

COMMITMENT:                       BANK OF MONTREAL

$13,500,000
                                  BY
                                    -----------------------------
                                                            TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
6.7500%                           Competitive Bid Loans and Address
                                  for Notices:

                                  430 Park Avenue
                                  New York, New York  10022

                                  Attention:  Kanu Modi

                                  Telecopier: (212) 605-1455

COMMITMENT:                       FLEET BANK

$13,500,000
                                  BY
                                    -------------------------------
                                                              TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
6.7500%                           Competitive Bid Loans and Address
                                  for Notices:

                                  56 East 42nd Street
                                  New York, New York  10017

                                  Attention:  Peter C. Hall

                                  Telecopier: (212) 907-5614

COMMITMENT:                       IBJ SCHRODER BANK & TRUST COMPANY

$13,500,000
                                  BY
                                    -------------------------------
                                                              TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
6.7500%                           Competitive Bid Loans and Address
                                  for Notices:

                                  1 State Street
                                  New York, New York  10004

                                  Attention:  John Duncan

                                  Telecopier:  (212) 858-2768

COMMITMENT:                       THE FIRST NATIONAL BANK OF BOSTON

$13,500,000
                                  BY
                                    -------------------------------
                                                              TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
6.7500%                           Competitive Bid Loans and Address
                                  for Notices:

                                  100 Federal Street (01-22-05)
                                  Boston, Massachusetts  02110

                                  Attention:  Brent E. Shay

                                  Telecopier: (617) 434-8964

COMMITMENT:                       MELLON BANK, N.A.

$13,500,000
                                  BY
                                    -------------------------------
                                                              TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
6.7500%                           Competitive Bid Loans:

                                  Three Mellon Bank Center
                                  23rd Floor
                                  Pittsburgh, Pennsylvania 15259

                                  Attention:  Tracy Stevens



                                  Address for Notices:

                                  65 55th Street
                                  15th Floor
                                  New York, New York 10022-3219

                                  Attention:  David N. Smith

                                  Telecopier: (212) 702-5269

COMMITMENT:                       THE YASUDA TRUST AND BANKING
                                    COMPANY, LIMITED NEW YORK BRANCH

$13,500,000
                                  BY
                                    -------------------------------
                                                              TITLE


COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
6.7500%                           Competitive Bid Loans and Address
                                  for Notices:

                                  666 Fifth Avenue
                                  Suite 801
                                  New York, New York  10103

                                  Attention: Rohn M. Laudenschlager

                                  Telecopier: (212) 373-5796

COMMITMENT:                       THE DAIWA BANK, LIMITED

$10,000,000
                                  BY
                                    -------------------------------
                                                              TITLE

                                  BY
                                    -------------------------------
                                                              TITLE

COMMITMENT PERCENTAGE:            Lending Office for NWUSA Rate
                                  Loans, Eurodollar Rate Loans and
5.0000%                           Competitive Bid Loans:

                                  233 South Wacker Drive
                                  Suite #5400
                                  Chicago, Illinois  60606

                                  Address for Notices:

                                  450 Lexington Avenue
                                  Suite 1700
                                  New York, New York 10017

                                  Attention:  James H. Broadley
                                              Vice President

                                  Telecopier: (212) 818-0865

                                    EXHIBITS

                 A-1      Form of Credit Note
                 A-2      Form of Designated Subsidiary Acquisition Note

                 B        Form of Swing Line Note

                 C-1      Form of Competitive Bid Note
                 C-2      Competitive Bid Request
                 C-3      Invitation for Competitive Bids
                 C-4      Competitive Bid
                 C-5      Competitive Bid Accept/Reject Letter

                 D-1      Borrowing Certificate
                 D-2      Borrowing Certificate for Designated
                          Subsidiaries

                 E        Labor Disputes; Collective Bargaining Agreements;
                          Employee Grievances

                 F-1      Legal Opinion of Elihu H. Modlin
                 F-2      Legal Opinion of Winston & Strawn

                 G        Name Changes, Mergers, Acquisitions

                 H        Contingent Liability relating to Post-Retirement
                          Benefit

                 I        Form of Assignment and Acceptance

                 J        Form of Solvency Certificate

             SCHEDULES

                 I        Existing Letters of Credit
                 II       Liens and Contingent Obligations
                 III      Indebtedness, etc.
                 IV       Subsidiaries
                 V        Secured Creditors

                                                                      SCHEDULE I


                           Existing Letters of Credit

                Expiration
   Amount          Date                 Issuer          Beneficiary
   ------       -----------             ------          -----------
$  830,565       2/20/94                Chemical        Far East American

     6,912       2/15/94                Chemical        Iris Ceramica

    14,712       2/15/94                Chemical        Industrial Marmi Adici

   239,788       Various to 3/30/94     Chemical        BPB Plywood Indonesia

    90,200       3/30/94                Chemical        BPB Sumatra Pioneer Wood

    29,203       3/31/94                Chemical        IBL S.P.A.

    66,638       4/10/94                Chemical        Stabilimento Ceramica
                                                          Laguglia

   352,176       Various to 5/15/94     Chemical        Eucatex Madeira

 2,500,000       7/31/94                Daiwa           Wausau Insurance Company

   500,000       7/31/94                Chase           Wausau Insurance Company

 7,239,167       2/15/95                NatWest USA     First Tennessee Bank
                                                          National Association

 1,797,611       1/17/95                NatWest USA     Union Bank of Switzerland

 4,323,900       6/15/94                Fifth Third     PNC Bank, Ohio

 3,068,629       12/31/94               Fifth Third     PNC Bank, Ohio

                                                                     SCHEDULE II

                                 Existing Liens

                                                         AS OF FEBRUARY 24, 1994
LOCATION OF PROPERTY      DESCRIPTION OF INDEBTEDNESS    PRINCIPAL OUTSTANDING
- --------------------      ----------------------------  -----------------------
Real and Personal         Industrial Development Revenue        $7,513,000
Property, Wood County,    Bonds, (Mortgage) County of
Ohio (Great Lakes         Wood, Ohio Series 1984, 1989,
Window, Inc.)             1992.



FINANCING LEASES:
- ----------------
        Real and personal property leased from
        Marion County Industrial and Environmental
        Development Board, Inc.                                  $7,000,000

        Injection molding machine leased from
        MC Machinery Systems, Inc.                                  147,958

        Other                                                        49,292



PLEDGE OF STOCK OF SUBSIDIARIES PURSUANT TO THE
"SECURITY INDENTURE AND TRUST AGREEMENT":
- -----------------------------------------------

                 10 Shares - Goldenberg Group, Inc.
                 10 Shares - Allied Plywood, Inc.
                100 Shares - Great Lakes Window, Inc.
                100 Shares - SNE Enterprises, Inc.




                               EXISTING CONTINGENT OBLIGATIONS
                               -------------------------------

Guaranties of Martin Realty Co. Obligations
to NatWest USA in connection with the mortgage
on a building in Newton, N.J.                                    $  403,000

                                                                    SCHEDULE III



     A)  EXISTING INDEBTEDNESS TO BE REPAID                                  UNDRAWN
         ON OR BEFORE FEBRUARY 25, 1994:                                     COMMITTED
         ----------------------------------
                                                                             FACILITIES
                                                                             ----------
         European American Bank                                 $10,000,000

         National Westminster Bank USA                           18,855,000     $20,000

         Long Term Credit Bank                                   15,000,000

         Yasuda Bank & Trust Co.                                 10,000,000

         Daiwa Bank                                               7,500,000

         IBJ Schroder Bank & Trust Co.                           10,000,000

         Chemical Bank and National
         Westminster Bank USA as Agent for
         Chemical Bank, National Westminster
         Bank USA, The Chase Manhattan Bank
         and European American Bank                              18,875,000      35,500,000

*        The Chase Manhattan Bank, N.A.                             400,000

      B) EXISTING INDEBTEDNESS WHICH MAY
         REMAIN AFTER FEBRUARY 25, 1994:
         -------------------------------

         County of Wood, Ohio Economic
         Development Revenue Bonds, (Mortgage)
         Series 1984, 1989, 1992                                  7,513,000

         Missouri Industrial Development
         Revenue Bonds, Series C 1990                             1,760,000

         Notes due to former owner of
         Currier Lumber Company                                      67,890

         Senior Subordinated
           Debentures due 2008                                   50,000,000

                                                                  (cont.)




__________________________________

     * Notwithstanding subsection 6.1(d), may be refinanced through the Credit Agreement at any time prior to maturity.

         FINANCING LEASES:
         ----------------
         Real and personal property leases
         from Marion County Industrial and
         Environmental Development Board, Inc.                7,000,000

         Injection molding machine leased from
         an affiliate of Mitsubishi Corporation                 147,958

         Other                                                   49,292

BANKERS ACCEPTANCES:
- -------------------

         Acceptance                  Maturity
              #                       Date
         -----------                 --------
            1069                      2/28/94                  $  896,033
            1072                      3/01/94                     140,640
            1075                      3/14/94                      81,285
            1076                      3/23/94                      89,510
            1078                      4/06/94                      89,442
            1079                      4/07/94                   1,401,066
            1084                      5/02/94                     179,290
            1085                      5/02/94                     144,000
            1086                      5/04/94                     700,242
                                                               $3,721,508

C. OPERATING LEASES REFERRED TO IN
   SECTION 6.1(D) ARE AS FOLLOWS:



         Lessor                                             Description
         ------                                             -----------
         General Electric                                   Certain extrusion and related
         Capital Corporation                                equipment of Variform, Inc.

         General Electric                                   Certain production equipment of
         Capital Corporation                                Studley Products, Inc.

                                                                                    (cont.)

         General Electric                                   Certain production equipment of
         Capital Corporation                                Richwood Building Products, Inc.

         Barclays Leasing Inc.                              Certain machinery and equipment
                                                            of SNE Enterprises, Inc.

         DeMatteo Construction Co.                          Real property of SNE Enterprises
                                                            Inc. located in Mosinee, WI

         Albert Carlotti                                    Real Property of Allied Plywood
                                                            Corporation, located in Providence,
                                                            Rhode Island

         Trammel Crow Co.                                   Real property of Allied Plywood
                                                            Corporation located in Dallas, Texas

         Georgia Moulding Corp.                             Real Property of Allied Plywood
                                                            Corporation located in Swanee, Georgia

         Penske, Inc., Ryder, Inc.,                         Various tractor and trailer leases
         Ruan Leasing Company and                           of SNE Enterprises, Inc.
         LeRoy Holding, Inc.

         West Virginia Industrial and                       Real property of Variform, Inc.
         Trade Jobs Development                             located in Martinsburg, West Virginia
         Corporation

                                                                     SCHEDULE IV
                              List of Subsidiaries

Name                              State of Incorporation                     Shares owned by
- ----                              ----------------------                     ---------------
Allied Plywood                    Delaware                                   Ply Gem Industries,
  Corporation                                                                  Inc. ("Ply Gem")

Goldenberg Group, Inc.            California                                 Ply Gem

Great Lakes Window, Inc.          Ohio                                       Ply Gem

Hoover Treated Wood               Delaware                                   Ply Gem
Products, Inc.

PGI Investments, Inc.             Delaware                                   Ply Gem

Richwood Building                 Delaware                                   Ply Gem
Products, Inc.

Sagebrush Sales, Inc.             New Mexico                                 Ply Gem

SNE Enterprises, Inc.             Delaware                                   Ply Gem

Studley Products,                 New York                                   Ply Gem
Inc.

Variform, Inc.                    Missouri                                   Ply Gem

OTHER SUBSIDIARIES
- ------------------

APC International, Inc.           D.C.                                       Allied

Central New York Window, Co.      Delaware                                   SNE

Continental Wood
  Preservers, Inc.                Michigan                                   Currier

Currier Lumber Company            Michigan                                   Ply Gem

F.P. Technologies, Inc.           Delaware                                   Hoover

The Garden Gro Corporation        Delaware                                   Ply Gem

GLW of Illinois, Inc.             Delaware                                   Great Lakes

GLW of Indiana, Inc.              Delaware                                   Great Lakes

GLW of Iowa, Inc.                 Delaware                                   Great Lakes

GLW of Michigan, Inc.             Delaware                                   Great Lakes

GLW of Minnesota, Inc.            Delaware                                   Great Lakes

GLW of Missouri, Inc.             Delaware                                   Great Lakes

GLW of Wisconsin, Inc.            Delaware                                   Great Lakes

J&D Laminating, Incorporated      California                                 Goldenberg
 (d/b/a Creative Laminating)

Modern Filters, Inc.              Texas                                      Studley

PG Worldwide, Inc.                Delaware                                   Ply Gem

Ply-Gem Connecticut, Inc.         Connecticut                                Ply Gem

Ply-Gem Forest Products, Inc.     New York                                   Ply Gem

Ply-Gem of Laurel, Inc.           Maryland                                   Ply Gem

Ply-Gem New Jersey, Inc.          New Jersey                                 Ply Gem

Ply-Gem New York, Inc.            New York                                   Ply Gem

Scafitex, Inc.                    New Jersey                                 Ply Gem

SNE Enterprises - Texas,          Delaware                                   SNE
  Inc.

SNE Special Services, Inc.        Delaware                                   SNE

SNE Transportation Company        Wisconsin                                  SNE
  Inc.

Studley Canada Limited            Ontario                                    Studley

                                                                      SCHEDULE V


                               Secured Creditors



A) EXISTING INDEBTEDNESS TO BE REPAID                                                UNDRAWN
   ON OR BEFORE FEBRUARY 25, 1994:                                                   COMMITTED
   ----------------------------------
                                                                                     FACILITIES
                                                                                     ----------
         European American Bank                                     $10,000,000

         National Westminster Bank USA                               18,855,000         $20,000

         Long Term Credit Bank                                       15,000,000

         Yasuda Bank & Trust Co.                                     10,000,000

         Daiwa Bank                                                   7,500,000

         IBJ Schroder Bank & Trust Co.                               10,000,000

         Chemical Bank and National
         Westminster Bank USA as Agent for
         Chemical Bank, National Westminster
         Bank USA, The Chase Manhattan Bank
         and European American Bank                                  18,875,000      35,500,000

         The Chase Manhattan Bank, N.A.                                 400,000

      B) EXISTING INDEBTEDNESS WHICH MAY
         REMAIN AFTER FEBRUARY 25, 1994:
         -------------------------------

         County of Wood, Ohio Economic
         Development Revenue Bonds, (Mortgage)
         Series 1984, 1989, 1992                                      7,513,000

         Missouri Industrial Development
         Revenue Bonds, Series C 1990                                 1,760,000

         Notes due to former owner of
         Currier Lumber Company                                          67,890




                                                                      (cont.)

         FINANCING LEASES:
         ----------------
         Real and personal property leases
         from Marion County Industrial and
         Environmental Development Board, Inc.       7,000,000

         Injection molding machine leased from
         an affiliate of Mitsubishi Corporation        147,958

         Other                                          49,292


BANKERS ACCEPTANCES:


         Acceptance                  Maturity
              #                       Date
         -----------                 --------
            1069                         2/28/94                      $ 896,033
            1072                         3/01/94                        140,640
            1075                         3/14/94                         81,285
            1076                         3/23/94                         89,510
            1078                         4/06/94                         89,442
            1079                         4/07/94                      1,401,066
            1084                         5/02/94                        179,290
            1085                         5/02/94                        144,000
            1086                         5/04/94                        700,242
                                                                     $3,721,508



C. OPERATING LEASES REFERRED TO IN
   SECTION 6.1(D) ARE AS FOLLOWS:

         Lessor                                             Description
         ------                                             -----------
         General Electric                                   Certain extrusion and related
         Capital Corporation                                equipment of Variform, Inc.

         General Electric                                   Certain production equipment of
         Capital Corporation                                Studley Products, Inc.

                                                                         (cont.)

         General Electric                                   Certain production equipment of
         Capital Corporation                                Richwood Building Products, Inc.

         Barclays Leasing Inc.                              Certain machinery and equipment
                                                            of SNE Enterprises, Inc.

         DeMatteo Construction Co.                          Real property of SNE Enterprises
                                                            Inc. located in Mosinee, WI

         Albert Carlotti                                    Real Property of Allied Plywood
                                                            Corporation, located in Providence,
                                                            Rhode Island

         Trammel Crow Co.                                   Real property of Allied Plywood
                                                            Corporation located in Dallas, Texas

         Georgia Moulding Corp.                             Real Property of Allied Plywood
                                                            Corporation located in Swanee, Georgia

         Penske, Inc., Ryder, Inc.,                         Various tractor and trailer leases
         Ruan Leasing Company and                           of SNE Enterprises, Inc.
         LeRoy Holding, Inc.

         West Virginia Industrial and                       Real property of Variform, Inc.
         Trade Jobs Development                             located in Martinsburg, West Virginia
         Corporation

                                                                     EXHIBIT A-1


                              FORM OF CREDIT NOTE



$______________________
New York, New York
February ___, 1994


                 FOR VALUE RECEIVED, the undersigned, _________________, a ________ corporation (the "COMPANY") hereby unconditionally promises to pay to the order of ____________________ (the "BANK"), in lawful money of the United States of America and in immediately available funds, the principal amount of
________________________________ DOLLARS ($       ) or, if less, the aggregate
principal amount of all Credit Loans made by the Bank to the Company pursuant to subsection 2.1 of the Credit Agreement hereinafter referred to, on the dates and in the amount provided in such Credit Agreement. Such payment shall be made for the account of the Bank at the office of National Westminster Bank USA located at 592 Fifth Avenue, New York, New York 10036. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the applicable rates per annum and on the dates specified in subsections 2.10 and 2.11 of such Credit Agreement, until paid in full (both before and after judgment).

                 All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after maturity, whether at stated maturity, by acceleration or otherwise, at the post-default rate set forth in the Credit Agreement and all such interest shall be payable on demand.

                 Anything herein to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Company to the Agent for the account of the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

                 The holder of this Note is authorized to endorse the date, Type and amount of all Credit Loans made by the Bank to the undersigned pursuant to subsection 2.1 of the Credit Agreement, the maturity date therefor (which shall in no event be later than the Termination Date), the date and amount of each repayment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the interest rate with respect thereto, on the schedules annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, and any such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed, provided, however, that the failure of the Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

                 This Note is one of the Notes referred to in the Credit Agreement dated the date hereof (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ply Gem Industries, Inc., the Bank, the other banks parties thereto, and National Westminster Bank USA, as Agent, and is entitled to the benefits thereof. All capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                 All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notice of any kind.

                 The Company shall pay costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAW.


                                        [                            ]



                                        By____________________________
                                                                 Title

                                                                     Page One of
                                                                     Schedule to
                                                                            Note


                           NWUSA RATE LOANS, PAYMENTS
                       AND REPAYMENTS OF NWUSA RATE LOANS





                                                Amount of NWUSA   Unpaid Principal
                 Amount of NWUSA    Maturity    Rate Loans        Balance of NWUSA   Notation
  Date           Rate Loan          Date        Repaid            Rate Loans         Made by
  ----           ----------         -----       ---------         ----------         --------

                                                                     Page Two of
                                                                     Schedule to
                                                                            Note




                           EURODOLLAR LOANS, PAYMENTS
                       AND REPAYMENTS OF EURODOLLAR LOANS




                                                        Unpaid
             Amount       Maturity      Amount of       Principal
             of Euro      Date/         Eurodollar      Balance of
             dollar       Interest      Loans           Eurodollar       Interest      Notation
  Date       Loan         Period        Repaid          Loans            Rate          Made by
  ----       ------       -------       -----------     ----------       --------      --------

                                                                     EXHIBIT A-2


                 FORM OF DESIGNATED SUBSIDIARY ACQUISITION NOTE



$__________________
New York, New York
February ___, 1994


                 FOR VALUE RECEIVED, the undersigned, _________________, a ________ corporation (the "COMPANY") hereby unconditionally promises to pay to the order of ____________________ (the "BANK"), in lawful money of the United States of America and in immediately available funds, the principal amount of
__________________________ DOLLARS ($       ) or, if less, the aggregate
principal amount of all Loans for acquisitions made by the Bank to the Company pursuant to subsection 2.1(a)(ii) of the Credit Agreement hereinafter referred to, on the dates and in the amount provided in such Credit Agreement. Such payment shall be made for the account of the Bank at the office of National Westminster Bank USA located at 592 Fifth Avenue, New York, New York 10036. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the applicable rates per annum and on the dates specified in subsections 2.10 and 2.11 of such Credit Agreement, until paid in full (both before and after judgment).

                 All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after maturity, whether at stated maturity, by acceleration or otherwise, at the post-default rate set forth in the Credit Agreement and all such interest shall be payable on demand.

                 Anything herein to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Company to the Agent for the account of the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

                 The holder of this Note is authorized to endorse the date, Type and amount of all Credit Loans made by the Bank to the undersigned pursuant to subsection 2.1 of the Credit Agreement, the maturity date therefor (which shall in no event be later than the Termination
Date), the date and amount of each repayment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the interest rate with respect thereto, on the schedules annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, and any such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed, provided, however, that the failure of the Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

                 This Note is one of the Notes referred to in the Credit Agreement dated the date hereof (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Ply Gem Industries, Inc., the Bank, the other banks parties thereto, and National Westminster Bank USA, as Agent, and is entitled to the benefits thereof. All capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                 All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notice of any kind.

                 The Company shall pay costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAW.


                                        [                            ]


                                        By____________________________
                                                                 Title

                                                                     Page One of
                                                                     Schedule to
                                                                            Note


                           NWUSA RATE LOANS, PAYMENTS
                       AND REPAYMENTS OF NWUSA RATE LOANS





                                               Amount of NWUSA    Unpaid Principal
              Amount of NWUSA    Maturity      Rate Loans         Balance of NWUSA     Notation
  Date        Rate Loan          Date          Repaid             Rate Loans           Made by
  ----        ----------         --------      ---------          ----------           --------

                                                                     Page Two of
                                                                     Schedule to
                                                                            Note




                           EURODOLLAR LOANS, PAYMENTS
                       AND REPAYMENTS OF EURODOLLAR LOANS




                                                      Unpaid
             Amount       Maturity    Amount of       Principal
             of Euro      Date/       Eurodollar      Balance of
             Dollar       Interest    Loans           Eurodollar      Interest      Notation
  Date       Loan         Period      Repaid          Loans           Rate          Made by
  ----       ------       -------     -----------     ----------      --------      --------

                                                                       EXHIBIT B

                            FORM OF SWING LINE NOTE


$7,500,000
New York, New York
____________, 1994


                 FOR VALUE RECEIVED, the undersigned, __________________, a ___________ corporation (the "Company"), unconditionally promises to pay to the order of _____________________________ (the "Swing Line Lender"), at the office of the Swing Line Lender, 592 Fifth Avenue, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), or, if less, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the undersigned pursuant to subsection 2.4 of the Credit Agreement hereinafter referred to. The principal amount of each Swing Line Loan evidenced hereby shall be payable as set forth in the Credit Agreement hereinafter referred to, on the dates and in the amounts provided in such Credit Agreement. The Company further agrees to pay interest on the unpaid principal amount hereof in like money from time to time from the date hereof at the rates and on the dates specified in subsections 2.10 and 2.11 of the Credit Agreement.

                 All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after maturity, whether at stated maturity, by acceleration or otherwise, at the post-default rate set forth in the Credit Agreement and all such interest shall be payable on demand.

                 Anything herein to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Swing Line Lender to the extent that the Swing Line Lender's receipt thereof would not be permissible under the law or laws applicable to the Swing Line Lender limiting rates of interest which may be charged or collected by the Swing Line Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Company to the Swing Line Lender on the earliest interest payment date or dates on which the receipt thereby would be permissible under the laws applicable to the Swing Line Lender limiting rates of interest which may be charged or collected by the Swing Line Lender.

                 The Swing Line Lender is authorized to record the information set forth in subsection 2.4(b) of the Credit Agreement on the schedule annexed hereto and made a part hereof (or on a continuation thereof which shall be attached hereto and made a part hereof) or otherwise on the records of the Swing Line Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

                 This Note is the Swing Line Note referred to in the Credit Agreement dated the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Ply Gem Industries, Inc., National Westminster Bank USA, as Agent, and the Banks named therein. Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

                 Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

                 All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 The Company shall pay costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.



                                        [                       ]



                                        By_______________________
                                                            Title

                        SCHEDULE TO THE SWING LINE NOTE

                                   SWING LINE
                         LOANS AND PAYMENT OF PRINCIPAL

                                    AMOUNT OF       UNPAID
                AMOUNT OF SWING     PRINCIPAL       PRINCIPAL       NOTATION
DATE            LINE LOANS          REPAID          BALANCE         MADE BY
- ----            ---------------     ---------       ---------       --------
______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

______          ____________        __________      _________       __________

                                                                     EXHIBIT C-1

                          FORM OF COMPETITIVE BID NOTE


$__________________                                     _________________, 199_

                 FOR VALUE RECEIVED, the undersigned, ________________, a __________ corporation (the "Company"), hereby promises to pay to the order of
________________ (the "Bank") the principal sum of each Competitive Bid Loan made by the Bank to the Company pursuant to the Credit Agreement dated as of February __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Ply Gem Industries, Inc., National Westminster Bank USA, as Agent (the "Agent"), and the Banks named therein, on the last day of the Interest Period for such Competitive Bid Loan. The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement and the Competitive Bid made by the Bank and accepted by the Company.

                 All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after maturity, whether at stated maturity, by acceleration or otherwise at the post-default rate set forth in the Credit Agreement and such interest shall be payable on demand.

                 Anything herein to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Company to the Agent for the account of the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

                 This Note is one of the Company's Competitive Bid Notes issued pursuant to and is entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Competitive Loans evidenced hereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 All payments of principal and interest in respect of this Note shall be made in same day funds at the office of the Agent at 592 Fifth Avenue, New York, New York 10036 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                 The Bank is authorized to record all principal and interest payments made on the schedule annexed hereto and made a part hereof (or on a continuation thereof which shall be attached hereto and made a part hereof) or otherwise on the records of the Bank, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

                 Upon the occurrence of any one or more by the Event of Default specified in the Credit Agreement, all amount then remaining unpaid on this Note may become, or may be declared to be immediately due and payable as provided in the Credit Agreement.

                 All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 The Company shall pay costs and expenses of collection, including, without limitation, attorney's fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

                 THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

                                        [                             ]



                                        By_____________________________
                                                                  Title

                      SCHEDULE TO THE COMPETITIVE BID NOTE

                  COMPETITIVE LOANS AND PAYMENTS OF PRINCIPAL



                                       Interest
                   Amount of           Rate on
                  Competitive        Competitive         Interest          Maturity           Notation
     Date          Bid Loan            Bid Loan           Period             Date             Made By
     ----         ----------         -----------         --------          ----------         --------

                                                                     EXHIBIT C-2


                        FORM OF COMPETITIVE BID REQUEST



National Westminster Bank USA,
as Agent for the Banks
referred to below
[Address]**

Attention:

Dear Sirs:

                 The undersigned, Ply Gem Industries, Inc. (the "Company"), refers to the Credit Agreement dated February __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, National Westminster Bank USA, as Agent (the "Agent"), and the Banks named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to subsection 2.5(b) of the Credit Agreement that it requests a Competitive Bid Loan under the Agreement, and in that connection sets forth below the terms on which such Competitive Bid Loan is requested to be made:

         A.      Date of Competitive Bid Loan
                 (which is a Business Day)***      ____________________

         B.      Principal Amount of
                 Competitive Bid Loan****          ____________________





__________________________________

     ** 592 Fifth Avenue, New York, New York 10036, Attention:   Robert
Petersen, telecopy: (212) 602-2080; or __________, Attention: __________,
telecopy:  __________.

     *** Which shall be the fourth Business Day after the date this notice is received by the Agent.

     **** Not less than an amount which is $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) and not greater than the excess, if any, of the aggregate Commitments over the aggregate principal amount of all Loans and Bank L/C Obligations outstanding immediately prior to the making of such requested Competitive Bid Loan.

         C.      Interest Period and the
                 last day thereof*****         ____________________

         D.      Borrower                      ____________________

                 Upon acceptance of any or all of the Loans offered by the Banks in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in subsection 4.2 of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        PLY GEM INDUSTRIES, INC.



                                        By ____________________
                                           Name
                                           Title





__________________________________

     ***** Which shall be subject to the definition of "Interest Period" set forth in the Credit Agreement and shall end on or before the Termination Date.

                                                                     EXHIBIT C-3

                     FORM OF INVITATION FOR COMPETITIVE BID

[Name of Bank]
[Address]

Attention:

Dear Sirs:

                 Reference is made to the Credit Agreement dated February __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Ply Gem Industries, Inc., National Westminster Bank USA, as Agent (the "Agent"), and the Banks named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company made a Competitive Bid Request on __________, 199_, pursuant to subsection 2.5(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].* Your Competitive Bid must comply with subsection 2.5(d) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

         (A)     Date of Competitive
                 Bid Loan               ____________________

         (B)     Principal Amount of
                 Competitive Bid Loan   ____________________

         (C)     Interest Period and
                 the last day thereof** ____________________

                                        Very truly yours,

                                        NATIONAL WESTMINSTER BANK USA, as Agent


                                        By__________________________
                                          Name
                                          Title





__________________________________

     * The Competitive Bid must be received by the Agent not later than 9:30 A.M. (New York City time) the third Business Day prior to the proposed borrowing date, and made by 9:15 A.M. (New York City time) in the case of the Agent.

     ** Which shall be subject to the definition of "Interest Period" set forth in the Credit Agreement and shall end on or before the Termination Date.

                                                                     EXHIBIT C-4


                            FORM OF COMPETITIVE BID



National Westminster Bank USA,
as Agent for the Banks
referred to below
[Address]*

Attention:

Dear Sirs:

                 The undersigned, [Name of Bank], refers to the Credit Agreement dated February __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Ply Gem Industries, Inc. (the "Company"), National Westminster Bank USA, as Agent (the "Agent"), and the Banks named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to subsection 2.5(d) of the Credit Agreement, in response to the Invitation for Competitive Bids made by Agent dated __________, 199_, and in that connection sets forth below the terms on which such Competitive Bid is made:

         A.      Date of Competitive
                 Bid Loan**                  ____________________

         B.      Principal Amount
                 Offered***                       ____________________

         C.      Name of Borrower                 ____________________





__________________________________

     *  592 Fifth Avenue, New York, New York 10036, Attention:   Robert
Petersen, telecopy: (212) 602-2080; or __________, Attention: __________,
telecopy:  __________.

     ** Which shall be identical to that set forth in the related Competitive Bid Request.

     *** The offered principal amount may not be less than an amount which is $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) and not greater than the amount requested in the Competitive Bid Request, but if more than one offer is made, may be subject to limitation as to the maximum aggregate principal amount of Competitive Bid Loans for which offers made by such quoting may be accepted. A Competitive Bid may set forth up to two separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

    D.      Competitive Bid Rate                       ____________________

    E.      Interest Period and the
            last day thereof                           ____________________

                 The undersigned hereby confirms that it is prepared, subject to the terms and conditions set forth in the Credit Agreement, to extend credit to the Company upon acceptance by the Company of this bid in accordance with subsection 2.5(f) of the Credit Agreement.

                                        Very truly yours,

                                        [NAME OF BANK]



                                        By____________________
                                          Name
                                          Title

                                                                     EXHIBIT C-5

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                __________, 199_


National Westminster Bank USA,
as Agent for the Banks
referred to below
[Address]*

Attention:

Dear Sirs:

                 The undersigned, Ply Gem Industries, Inc. (the "Company"), refers to the Credit Agreement dated February __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, National Westminster Bank USA, as Agent (the "Agent"), and the Banks named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                 In accordance with subsection 2.5(e) of the Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated __________, 199_ (the "Competitive Bid Summary") and in accordance with subsection 2.5(f) of the Credit Agreement, on behalf of ourself and/or any Designated Subsidiary we hereby accept the following bids:

                            Principal                                        Maturity
Bank                         Amount                  Rate                      Date
- ----                        ---------              -----------               --------
________                    __________             ___________               ___________

________                    __________             ___________               ___________

________                    __________             ___________               ___________


                 We hereby reject all other bids identified in the Competitive Bid Summary on behalf of ourself and/or any Designated Subsidiary.

__________________________________

     * 592 Fifth Avenue, New York, New York 10036 or __________, Note: This notice must be received by the Agent at the applicable office not later than 10:00 A.M. New York City time, as the case may be, on the second Business Day prior to the requested date of borrowing.

                 Proceeds of the Competitive Bid Loans to be made pursuant to this Competitive Bid Accept/Reject Letter should be deposited in National Westminster Bank USA account number [__________] on the date of borrowing requested.

                                        Very truly yours,

                                        PLY GEM INDUSTRIES, INC.



                                        By____________________
                                          Name:
                                          Title:

                                                                     EXHIBIT D-1


                             BORROWING CERTIFICATE


          Pursuant to subsection 4.1 of the Credit Agreement dated as of February __, 1994, (the "AGREEMENT"; the terms defined therein being used herein as therein defined) among Ply Gem Industries, Inc. (the "COMPANY"), the several banks parties to the Agreement (collectively, the "BANKS"), and National Westminster Bank USA, as agent for the Banks thereunder (in such capacity, the "AGENT"), the undersigned, in his capacity as Executive Vice President of the Company, hereby certifies as follows:

         1. The representations and warranties of the Company set forth in the Agreement or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Agreement after the date of the Agreement, are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof;

         2. The conditions precedent set forth in subsections 4.1 and 4.2 of the Agreement have been or will be satisfied prior to or concurrently with the making of the initial Loans under the Agreement;

         3. Immediately prior to and immediately after the making of the Loans requested to be made on the date hereof, no Default or Event of Default has occurred or is continuing under the Agreement;

         4.      _____________________ is and at all times since 19__, has been the duly elected and qualified Secretary of the Company;

and the undersigned, in his capacity as Secretary of the Company, hereby certifies as follows:

         5. Attached hereto as Exhibit I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on February __, 1994; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein; attached hereto as
Exhibit IIA is a true and complete copy of the By-laws of the Company as in effect at all times since __________, 199_ to and including the date hereof; and attached hereto as Exhibit IIB is a true and complete copy of the Certificate of Incorporation of the Company as in effect at all times since _________ __, 19__, to and including the date hereof; and

         6. The following persons are now duly elected and qualified officers of the Company, holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since ____________ ___, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Agreement and the Notes of the Company to be issued pursuant thereto and any certificate or other document to be delivered by the Company pursuant to the Agreement:

Name             Office              Signature

                 Executive
                 Vice President

                 Secretary


          IN WITNESS WHEREOF, the undersigned have hereunto set our names in the capacities indicated.





________________________________  ______________________________
Title:  Executive Vice President  Title:  Secretary



Date:  February __, 1994

                                                                     EXHIBIT D-2




                             BORROWING CERTIFICATE


          Pursuant to subsection 4.1 of the Credit Agreement dated as of February ___, 1994, (the "AGREEMENT"; the terms defined therein being used herein as therein defined) among Ply Gem Industries, Inc. (the "COMPANY"), the several banks parties to the Agreement (collectively, the "Banks"), and National Westminster Bank USA, as agent for the Banks thereunder (in such capacity, the "AGENT"), the undersigned, in his capacity as Executive Vice President of ________________________ (the "DESIGNATED SUBSIDIARY"), hereby certifies as follows:

         1. The representations and warranties of the Designated Subsidiary set forth in the Guaranty and the Agreement or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Guaranty or the Agreement after the date of the Guaranty and the Agreement, are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof;

         2. The conditions precedent set forth in subsections 4.1 and 4.2 of the Agreement have been or will be satisfied prior to or concurrently with the making of the initial Loans under the Agreement;

         3. Immediately prior to and immediately after the making of the Loans requested to be made on the date hereof, no Default or Event of Default has occurred or is continuing under the Agreement;

         4.      [_______________] is and at all times since ____________, has been the duly elected and qualified Secretary of the Designated Subsidiary; and the undersigned, in his capacity as Secretary of the Designated Subsidiary, hereby certifies as follows:

         5. Attached hereto as Exhibit I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Designated Subsidiary on February __, 1994; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full in effect at all times since including the date hereof; and force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Designated Subsidiary now in force relating to or affecting the matters referred to therein; attached hereto as Exhibit IIA is a true and complete copy of the By-laws of the Designated Subsidiary as in effect at all times since _______ ___, 199_ to and including the date hereof; and attached hereto as Exhibit IIB is a true and complete copy of the Certificate of Incorporation of the Designated Subsidiary as in effect at all times since __________ __, 19__, to and including the date hereof; and

         6. The following persons are now duly elected and qualified officers of the Designated Subsidiary, holding the offices indicated next to their respective names below, and such officers have held such offices with the Designated Subsidiary at all times since ________, 19__, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Designated Subsidiary the Guaranty and any certificate or other document to be delivered by the Designated Subsidiary pursuant to the Agreement and the Guaranty:

     Name                  Office                      Signature

[_______________]          Executive
                                                ______________________________
                           Vice President

[_______________]          Secretary            ______________________________


          IN WITNESS WHEREOF, the undersigned have hereunto set our names in the capacities indicated.





________________________________  ______________________________
Title:  Executive Vice President  Title:  Secretary


Date:  February __, 1994

                                                                       EXHIBIT E

                LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENTS;
                                EMPLOYEE GRIEVANCES



                                      None

                                                                     EXHIBIT F-1

                     LEGAL OPINION OF ELIHU H. MODLIN, ESQ.

                                  See Attached

                                                               February 24, 1994

     [Letterhead]

     To the Banks
     on the Attached Schedule

     Ladies and Gentlemen:

               We have acted as general counsel for Ply Gem Industries, Inc., a Delaware corporation (the "Company"), and each of the Designated Subsidiaries in connection with the execution and delivery of (i) the Credit Agreement, dated February __, 1994 (the "Credit Agreement"), among the Company, the Designated Subsidiaries, the banks parties to the Credit Agreement (collectively, the "Banks"), and National Westminster Bank USA, as agent (in such capacity, the "Agent"), (ii) the Credit Notes, (iii) the Swing Line Notes, (iv) the Designated Subsidiary Acquisition Notes, (v) the Guaranties, (vi) the Stock Security Agreement, and (vii) the Company Pledge Agreement.

               The Credit Notes, the Swing Line Notes, and the Designated Subsidiary Acquisition Notes are herein collectively called the "Notes". The Security Indenture and Trust Agreement (the "Security Indenture"), the Stock Security Agreement and the Company Pledge Agreement are herein collectively called the "Security Documents". All other terms used herein which are defined in the Credit Agreement shall have their respective meanings set forth in the Credit Agreement unless otherwise defined herein. This opinion is delivered to you pursuant to subsection 4.1(f) of the Credit Agreement.

               In connection with this opinion, We have examined (i) executed copies of each of the Credit Agreement, the Notes, the Guaranties, the Security Documents, the Indenture dated as of October 1, 1988, as amended, between the Company and the Bank of Montreal Trust Company as trustee (the "Indenture"), (ii) the form of Competitive Bid Note, and (iii) such corporate documents and records of the Company and each of the Subsidiaries, certificates of public officials and officers of the Company and each of the Subsidiaries and such other documents as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness

     Page 2                                                  February  24,  1994

     of the signature of, and the authority of, the person signing the Credit Agreement on behalf of each of the Banks and the Agent, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

               Based upon the foregoing, we are of the opinion that:

               1. The Company and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where qualification is required by the nature of its business or the character and location of its property or business and in which the failure to so qualify could have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

               2. The Company (i) has the corporate power and authority (a) to execute and deliver the Credit Note to be executed and delivered by it (the "Parent Note"), (b) to execute, deliver and perform the Credit Agreement and the Guaranty to be executed and delivered by it (the "Parent Guaranty"), and each of the Security Documents and each document contemplated thereby, and (c) to borrow under the Credit Agreement, (ii) has taken all necessary corporate action to authorize (a) the borrowing under the Credit Agreement, (b) the execution and delivery of the Parent Note, and (c) the execution, delivery and performance of the Credit Agreement, the Parent Guaranty, each of the Security Documents and each document contemplated thereby. No consent or approval of any Person (including without limitation the stockholders of the Company), no consent or approval of any landlord or mortgagee, no waiver of consent, license, approval, authorization or declaration of any Governmental Authority or filing with any Governmental Authority is or will be required in connection with the execution, delivery, performance, validity or enforceability of the Credit Agreement, the Parent Note, the Parent Guaranty, any of the Security Documents or any document contemplated thereby.


               3. Each of the Designated Subsidiaries (i) has the corporate power and authority (a) to execute and deliver each of the Notes (each such Note, a "Subsidiary Note") and the Competitive Bid Note, if any, to be executed and delivered by it, (b) to execute, deliver and perform the Credit Agreement and (c)

     Page 3                                                  February  24,  1994


     to borrow under the Credit Agreement, and (ii) has taken all necessary corporate action to authorize (a) the borrowing under the Credit Agreement, (b) the execution and delivery of each Subsidiary Note and the Competitive Bid Note, if any, to be executed and delivered by it, and (c) the execution, delivery and performance of the Credit Agreement. Each Subsidiary which has executed a Guaranty (collectively, the "Subsidiary Guaranties") has the corporate power and authority to execute, deliver and perform such Guaranty, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Guaranty. No consent or approval of any Person (including without limitation the Company), no consent or approval of any landlord or mortgagee, no waiver of consent, license, approval, authorization or declaration of any Governmental Authority or filing with any Governmental Authority is or will be required in connection with the execution delivery, performance, validity or enforceability of the Credit Agreement, the Subsidiary Notes, any Competitive Bid Notes or the Subsidiary Guaranties.

               4. The Credit Agreement, the Parent Note, the Parent Guaranty, each of the Security Documents and each document contemplated to be delivered thereby has been duly executed and delivered, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               5. The Credit Agreement, each of the Subsidiary Notes, and each of the Subsidiary Guaranties has been duly executed and delivered, and constitutes the legal, valid and binding obligation of the Subsidiary party thereto enforceable against such Subsidiary in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               6. Assuming due execution and delivery, each of the Competitive Bid Notes, will be the legal, valid and binding obligation of the Subsidiary party thereto enforceable against such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general

     Page 4                                                  February  24,  1994


     principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               7. The execution and delivery of the Parent Note and each Subsidiary Note, and each Competitive Bid Note, if any, and the execution, delivery and performance of the Credit Agreement, the Guaranties, each of the Security Documents, and each document contemplated thereby, the borrowings under the Credit Agreement and the use of the proceeds thereof as provided in the Credit Agreement, as of the date hereof, will not violate any Requirement of Law, including without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, violate any Contractual Obligation or create (with or without the giving of notice or passing of time or both) a default under any material agreement, bond, note, or indenture to which the Company or any Subsidiary is a party or by which it is bound or any of its properties or assets is affected, or result win the imposition of any lien, charge, encumbrance of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Company or any subsidiary except for the liens and security interests created and granted to the Agent pursuant to the Security Documents.

               8. To the best of our knowledge after due inquiry, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Company or any of its Subsidiaries, or against any of its or their respective properties or revenues (i) with respect to the Credit Agreement, the Notes, the Guaranties, the Security Documents, any document contemplated to be delivered thereby, or any of the transactions contemplated by any such documents, or (ii) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Company and any of its Subsidiaries taken,as a whole.

               9. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               10. At the date hereof the Company has no Subsidiaries except those listed on Schedule IV to the Credit Agreement, and the Company or the Subsidiary therein specified owns directly 100% of the outstanding capital stock of each such Subsidiary, free and clear of any Lien other than the Lien created by the Security Documents. All of the shares of capital stock of the Subsidiaries have been duly authorized and issued, and are fully paid, non-assessable and free of preemptive rights.

     Page 5                                        February  24,  1994



               11. Each of the Security Indenture, the Stock Security Agreement and the Company Pledge Agreement creates a legal, valid and enforceable security interest in all of the issued and outstanding shares of capital stock of, with respect to (i) The Security Indenture, the Existing Pledged Subsidiaries, (ii) The Stock Security Agreement, the Newly Pledged Subsidiaries, and (iii) the Company Pledge Agreement, the Existing Pledged Subsidiaries and the Newly Pledged Subsidiaries (such shares of capital stock being herein collectively called the "Pledged Securities"). Pursuant to the Security Documents, the Pledged Securities are pledged by the Company in favor of the Agent as security for the payment, observance and performance by the Company of the Obligations including, without limitation, the Guaranteed Obligations as defined and provided for in the Parent Guarantee. Assuming possession by the Agent of the Pledged Securities, the security interests created by the Security Indenture and the Stock Security Agreement are first priority security interests in the Pledged Securities subject to no prior or equal lien and based upon our knowledge at this time, the security interests created by the Company Pledge Agreement are subject only to the aforementioned security interests. Based upon my knowledge at this time, upon termination of the Stock Security Agreement and the Security Indenture, the security interest created by the Company Pledge Agreement will be a first priority security interest in the Pledged Securities, subject to no prior or equal Lien.

               12. The Agent has been duly appointed "successor trustee" under the Security Indenture which appointment is effective not later than the date hereof.

               13. The obligations of the Company under the Credit Agreement constitute "Senior Indebtedness" as defined in the Indenture and the Security Indenture.

               We are members of the Bar of the State of New York and do not purport to be an expert in, or to express any opinion concerning the laws of, any jurisdiction other than the State of New York, the Federal laws of the United States and General Corporation Law of the State of Delaware.

                                                        Very truly yours,


                                                        /s/ Elihu Modlin

                              SCHEDULE TO OPINION




                               NATIONAL WESTMINSTER BANK USA


                               EUROPEAN AMERICAN BANK


                               LTCB TRUST COMPANY


                               NATIONSBANK OF NORTH CAROLINA,
                                 NATIONAL ASSOCIATION


                               CONTINENTAL BANK N.A.


                               BANK OF MONTREAL


                               FLEET BANK


                               IBJ SCHRODER BANK & TRUST COMPANY


                               THE FIRST NATIONAL BANK OF BOSTON


                               MELLON BANK, N.A.


                               THE YASUDA TRUST AND BANKING COMPANY,
                                 LIMITED NEW YORK BRANCH


                               THE DAIWA BANK, LIMITED

                                                                     EXHIBIT F-2

                       LEGAL OPINION OF WINSTON & STRAWN


                                  See Attached

                                  Exhibit F-2

                        [Winson & Strawn Opinion Letter]





                               February __, 1994


     To the Banks
     on the Attached Schedule

     Ladies and Gentlemen:

               We have acted as counsel to National Westminster Bank USA in its capacity as Agent and as a Bank under the Credit Agreement hereinafter referred to. You have asked for this opinion in connection with the execution and delivery of (i) the Credit Agreement, dated February __, 1994 (the "Credit Agreement"), among Ply Gem Industries, Inc., the Designated Subsidiaries, the banks parties to the Credit Agreement (collectively, the "Banks"), and National Westminster Bank USA, as agent (in such capacity, the "Agent"), (ii) the Credit Notes, (iii) the Swing Line Notes, (iv) the Designated Subsidiary Acquisition Notes, (v) the Guaranties, (vi) the Stock Security Agreement, and (vii) the Company Pledge Agreement.

               The Company and each of the Designated Subsidiaries are herein collectively called the "Borrowers". The Credit Notes, the Swing Line Notes, and the Designated Subsidiary Acquisition Notes are herein collectively called the "Notes". The Security Indenture and Trust Agreement is hereinafter called the "Security Indenture". The Stock Security Agreement and the Company Pledge Agreement are herein collectively called the "Security Documents". The Credit Agreement, the Notes, the Guaranties, and the Security Documents are herein collectively called the "Loan Documents". All other terms used herein which are defined in the Credit Agreement shall have their respective meanings set forth in the Credit Agreement unless otherwise defined herein.

               As counsel to the Agent, we have prepared certain of the Loan Documents, including, without limitation, (a) the Credit Agreement, (b) the Notes, including the form of Competitive Bid Note, (c) the Guaranties, and (d) the Security Documents. We have also reviewed (i) a certified copy of the articles of incorporation and all amendments thereto for the Borrowers and each of the Guarantors, (ii) a certified copy of the resolutions of each of the Borrowers and each of the Guarantors authorizing such party to execute and deliver the documents and instruments referred to therein, (iii) an incumbency certificate for the officers of each of the Borrowers and each of the Guarantors, (iv) certificates of good standing for each of the Borrowers and each of the Guarantors,

     To the Banks on the
       Attached Schedule
     February __, 1992



     (v) by-laws for each of the Borrowers and each of the Guarantors, (vi) a fully executed counterpart of the Credit Agreement, (vii) the executed Notes, (viii) a fully executed copy of each Security Document, (ix) a copy of the Security Indenture, (x) a fully executed copy of each Guaranty, and
     (xi) the opinion of counsel for the Borrowers and each of the Guarantors. We have also reviewed such other documents and such matters of law as we have deemed necessary and appropriate in order to render this opinion.

               In making such review, we have assumed the authenticity of all documents; delivered to us as certified copies of the original, the genuineness of all signatures, the authority of each officer executing the Credit Agreement on behalf of each Bank and the Agent and the conformity of all photocopies of documents to the originals thereof.

               For purposes of this opinion, we have assumed, with your approval, and without independent investigation, the following:

               A. Each of the Loan Documents and the Security Indenture has been duly authorized, executed, and delivered by the party or parties thereto;

               B. All statements of fact in all representations and warranties set forth in each of the Loan Documents, the Security Indenture and in all certificates delivered by or on behalf of any Borrower or Guarantor at the Closing, and the opinion of Elihu H. Modlin, Esq. delivered at the Closing, are correct and complete;

               C. The proceeds of the initial Loans (none of which shall have been advanced at the Closing) will be applied for the purposes set forth in, and not in violation of the provisions of, the Credit Agreement, and the Loans will be valid and binding obligations of the Borrowers with respect thereto; and

               D. The Company has good, sufficient and marketable title to the collateral covered by the Security Documents and the Security Indenture, free and clear of all charges, liens, security interests, encumbrances or adverse claims of any kind, except for the Liens granted to the Agent and Liens permitted to exist under the Credit Agreement.

               On the basis of the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

     To the Banks on the
       Attached Schedule
     February __, 1992



               1. The Agent, acting on behalf of itself and the Banks, is in receipt of all documents the delivery of which (unless waived by the Agent) was a condition precedent to the obligations of the Banks to make the Loans, and of National Westminster Bank USA to issue the L/Cs, under and pursuant to the Credit Agreement.

               2. The Credit Agreement, the Notes, including the Competitive Bid Notes, if any, the Guaranties and the Security Documents, when duly executed and delivered in accordance with the terms of the Credit Agreement, will be the valid and binding obligations of each Borrower and/or Guarantor party thereto, under New York Law, enforceable in accordance with their respective terms, except that we express no opinion as to:

                   (a) the effect of the law of any jurisdiction (other than the State of New York) in which any Bank may be located which limits rates of interest and other fees which may be charged or collected by such Bank;

                   (b) the right, title or interest of the Company or any other Person in or to any collateral in which any security interests, liens or pledges are or are purported to be granted by or under any of the Security Documents or the Security Indenture;

                   (c) the perfection or priority of any such security interest referred to in clause (b) above;

                   (d) the availability of the remedy of specific performance to the extent it is subject to judicial discretion;

                   (e) the validity, binding effect or enforceability under certain circumstances, of contractual provisions in the Loan Documents and the Security Indenture (i) waiving defenses to obligations where such waivers are against public policy, and
              (ii) waiving broadly or vaguely stated rights or unknown future rights;

                   (f) the penultimate sentence of Section 9.9 of the Credit Agreement;

                   (g) the application of judicial decisions invoking statutes or principles of equity which have held that certain covenants and other provisions or agreements, including those providing for the acceleration of indebtedness due under debt

     To the Banks on the
       Attached Schedule
     February __, 1992



              instruments upon the occurrence of events therein described, are unenforceable in circumstances where it cannot be demonstrated that the enforcement of such provisions is reasonably necessary for the protection of the lender;

                   (h) the enforceability, under certain circumstances, of provisions imposing penalties or forfeitures or providing for late payment charges or increases in applicable interest rates upon default;

                   (i) the enforceability, under certain circumstances, of provisions relating to self-help or summary remedies without notice or opportunity for hearing or correction;

                   (j) whether the proceeds of the collateral covered by the Security Documents and the Security Indenture will be subject to the limitations on the enforceability of a security interest in proceeds set forth in Section 9-306 of the UCC;

                   (k) the validity, binding effect, or enforceability, under certain circumstances, of provisions that rights or remedies are not exclusive, that "reasonable" attorneys' fees are collectible without court approval, that every right or remedy is cumulative and may be exercised, in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others, including, without limitation, the right to obtain a deficiency judgment against the Borrowers or the Guarantors;

                      (1)       the negotiability of any of the Notes;

                      (m) the effect, if any, of any Federal or state bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar law now or hereafter in effect, affecting the rights of creditors generally;

                      (n)       the effect on enforceability of the
              application of general principles of equity, or laws and judicial decisions affecting the remedies provided in the Security Documents and the Security Indenture for the enforcement of the security interest in the collateral provided for therein;

                      (o) whether or not any of the Borrowers or any of the Guarantors is "insolvent" or will be rendered "insolvent" by the execution and delivery of the Credit Agreement or any of

     To the Banks on the
       Attached Schedule
     February __, 1992



              the Guaranties, or the creation of the liens and security interests provided for in the Security Documents, as the term "insolvent" is used in Section 547 of the Bankruptcy Code or in the Uniform Fraudulent Conveyance Act as enacted in New York; and

                   (p) the validity of any collateral security obtained at security for any obligations hereafter incurred by the Borrowers to you which obligations are not incurred under and pursuant to the Credit Agreement.

               In addition, we wish to point out that: (i) provisions of the Credit Agreement and of the Security Documents and the Security Indenture which permit the Agent or a Bank to make determinations or take actions may be subject to requirements that such determinations or actions be reasonable and be taken in good faith; and (ii) as holder of a Note, each Bank may, under certain circumstances, be required to prove the outstanding amount of the Loans evidenced thereby.

               We are members of the bar of the State of New York and we do not herein express any opinion as to any matters governed by any laws other than the internal laws of the State of New York and any applicable Federal laws.

               This opinion is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein. This opinion has been furnished to you at your request in connection with the transactions described herein, and it may not be relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.


                                        Very truly yours,

                              SCHEDULE TO OPINION




                         NATIONAL WESTMINSTER BANK USA


                             EUROPEAN AMERICAN BANK


                               LTCB TRUST COMPANY


                         NATIONSBANK OF NORTH CAROLINA,
                              NATIONAL ASSOCIATION


                             CONTINENTAL BANK N.A.


                                BANK OF MONTREAL


                                   FLEET BANK


                       IBJ SCHRODER BANK & TRUST COMPANY


              THE FIRST NATIONAL BANK OF BOSTON MELLON BANK, N.A.


                     THE YASUDA TRUST AND BANKING COMPANY,
                            LIMITED NEW YORK BRANCH


                            THE DAIWA BANK, LIMITED

                                                                       EXHIBIT G

                      NAME CHANGES, MERGERS, ACQUISITIONS


         1. Richwood Building Products, Inc. incorporated as The PGVA Corporation, name changed to Vagedes Industries, Inc. on 11/23/92, name changed to Richwood Building Products, Inc. on 2/16/93.

         2. Goldenberg Group, Inc. formerly known as Goldenberg Plywood & Lumber Co., Inc. (Goldenhill Wood Products, Inc. and Continental Wood Products, Corp., now merged into Goldenberg Group, Inc.)

         3. Studley Products, Inc. formerly known as Studley Paper Co., Inc. Reams, Inc., Vacuum Cleaner Bags, Inc., and Studley Paper Co., Inc. merged into Air Filters, Inc. on 1/30/91. Air Filters, Inc. changed name to Studley Products, Inc. on 1/31/91.

                                                                       EXHIBIT H

            CONTINGENT LIABILITY RELATING TO POST-RETIREMENT BENEFIT


                                      None

                                                                       EXHIBIT I


                       FORM OF ASSIGNMENT AND ACCEPTANCE



                               Dated ___________

                 Reference is hereby made to the Credit Agreement dated February __, 1994 (the "CREDIT AGREEMENT") by and among Ply Gem Industries, Inc., a Delaware corporation (the "BORROWER"), the Banks signatory thereto (collectively, the "BANKS") and National Westminster Bank USA in its capacity as agent for the Banks (in such capacity, the "AGENT"). Capitalized terms used herein that are defined in the Credit Agreement that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                 _______________________________, a __________________ (the
"ASSIGNOR") and _______________________________________, a ________________,
(the "ASSIGNEE") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a __ % interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date, and the Loans owing to the Assignor on the Effective Date, and the Note(s) held by the Assignor).

                 2. The Assignor: (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof that have not yet become effective) is $__________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof that have not yet become effective) is $__________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches the Note(s) referred to in paragraph 1 above and requests that the Agent exchange such Note(s) for new Note(s) as follows: [a Credit Note dated the Effective Date (as such term is defined below) in the principal amount of $ __________ payable to the order of the Assignee, a Credit Note dated the Effective Date in the principal amount of $ __________ payable to the order of the Assignor, a Competitive Bid Note dated the Effective Date in the principal amount of $________ payable to the order of the Assignee and a Competitive Bid Note dated the Effective Date in the principal amount of $________ payable to the order of the Assignor.]

                 3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as its agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its addresses for NWUSA Rate Loans and Eurodollar Loans and Competitive Bid Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

                 4. The effective date for this Assignment and Acceptance shall be ________________ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by the Agent.

                 5. Upon such acceptance, as of the Effective Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Note(s) in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Note(s) for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                   [NAME OF ASSIGNOR]


                                             By_________________________________
Title

                                                   [NAME OF ASSIGNEE]


                                             By_________________________________
                                                            Title

                                             Lending Office for NWUSA Rate
                                             Loans, Eurodollar Loans and
                                             Competitive Bid Loans:



                                             Address for Notices:


                                             Attention:


                                             Telephone No.:


                                             Telex No.:

Accepted this ___ day

of ______________, 199_


NATIONAL WESTMINSTER BANK USA,
   as Agent


By____________________________
                         Title

                                                                       EXHIBIT J


                          FORM OF SOLVENCY CERTIFICATE

                                  See Attached

                             OFFICER'S CERTIFICATE

                                 Re:  Solvency


         To:  National Westminster Bank USA, as Agent

               In connection with your execution and delivery of the Credit Agreement dated as of the date hereof (the "Credit Agreement"), by and among Ply Gem Industries, Inc., a Delaware corporation (the "Company"), the banks signatory thereto (the "Banks") and National Westminster Bank USA, as Agent, I hereby certify as follows:

         1. I am the duly qualified and acting Executive Vice President of the Company.

         2. I have carefully reviewed the contents of this Certificate and conferred with counsel for the Company for the purpose of discussing the meaning of any provisions hereof which I desired to have clarified.

         3. In connection with my preparation for the consummation of the transactions contemplated by the Credit Agreement, I have reviewed such financial information as I have deemed appropriate.

         4. I have carefully reviewed the definition of "Solvent" in the Credit Agreement.

         5. Based upon the foregoing, to the best of my knowledge, the Company is Solvent (as such term is defined in the Credit Agreement) and, in connection therewith, that

               (i) the fair market value of its assets is greater than its probable liability on its existing debts as such debts (including contingent debts) become absolute and matured;

               (ii) it is able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

               In Witness Whereof, I have executed this Certificate this 24th day of February, 1994.



                                        --------------------------------
                                        Name:  Herbert P. Dooskin
                                               Executive Vice President
                                               Ply Gem Industries, Inc.

                             OFFICER'S CERTIFICATE

                                 Re:  Solvency


         To:  National Westminster Bank USA, as Agent

               In connection with your execution and delivery of the Credit Agreement dated as of the date hereof (the "Credit Agreement"), by and among Ply Gem Industries, Inc., a Delaware corporation (the "Company"), the banks signatory thereto (the "Banks") and National Westminster Bank USA, as Agent, I hereby certify as follows:

         1. I am the duly qualified and acting Executive Vice President of the Company.

         2. I have carefully reviewed the contents of this Certificate and conferred with counsel for the Company for the purpose of discussing the meaning of any provisions hereof which I desired to have clarified.

         3. In connection with my preparation for the consummation of the transactions contemplated by the Credit Agreement, I have reviewed such financial information as I have deemed appropriate.

         4. I have carefully reviewed the definition of "Solvent" in the Credit Agreement.

         5.    __________________ is a wholly-owned subsidiary of the Company.

         6. Based upon the foregoing, to the best of my knowledge, ________________ is Solvent (as such term is defined in the Credit Agreement) and, in connection therewith, that

               (i) the fair market value of its assets is greater than its probable liability on its existing debts as such debts (including contingent debts) become absolute and matured;

               (ii) it is able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

               In Witness Whereof, I have executed this Certificate this 24th day of February, 1994.




                                        --------------------------------
                                        Name:  Herbert P. Dooskin
                                               Executive Vice President
                                               Ply Gem Industries, Inc.